Private & Confidential	Execution Version: 12 June 2009

Dated 12 June 2009

ANOORAQ RESOURCES CORPORATION
and
PLATEAU RESOURCES (PROPRIETARY) LIMITED
and others
as Parent, Borrower and Obligors

MICAWBER 634 (PROPRIETARY) LIMITED
and
MICAWBER 603 (PROPRIETARY) LIMITED
as Security SPVs

RUSTENBURG PLATINUM MINES LIMITED
as co-shareholder of Holdco

STANDARD CHARTERED BANK
as Senior Agent

STANDARD CHARTERED BANK
as original Security Agent

TUMELO MOATLHODI MOTSISI and
ASNA CHRIS HAROLD MOTAUNG
as trustees on behalf of the Pelawan Dividend Trust

GLOBAL INTERCREDITOR AGREEMENT

THIS AGREEMENT is dated 12 June 2009 and made BETWEEN:

(1)	ANOORAQ RESOURCES CORPORATION (the “Parent”);

(2)	N1C RESOURCES INC., a limited liability company incorporated under the laws of the Cayman Islands with registration no. CR-94610 (“N1C Resources”);

(3)	N2C RESOURCES INC., a limited liability company incorporated under the laws of the Cayman Islands with registration no. CR-94611 (“N2C Resources”);

(4)	PLATEAU RESOURCES (PROPRIETARY) LIMITED (the “Borrower”);

(5)	RICHTRAU NO. 179 (PROPRIETARY) LIMITED (“Holdco”);

(6)	RICHTRAU NO. 177 (PROPRIETARY) LIMITED (“Opco”);

(7)	MICAWBER 634 (PROPRIETARY) LIMITED (the “Plateau Security SPV”);

(8)	MICAWBER 603 (PROPRIETARY) LIMITED (the “Opco Security SPV”);

(9)	RUSTENBURG PLATINUM MINES LIMITED (“RPM”);

(10)	STANDARD CHARTERED BANK as agent for the Senior Lenders, the Security SPVs and the Plateau Hedge Counterparties (the “Senior Agent”);

(11)	STANDARD CHARTERED BANK as original security agent for the Secured Parties (the “Security Agent”); and

(12)

THE PELAWAN DIVIDEND TRUST an inter vivos trust established under the laws of South Africa with Master's Reference No. IT8410/2004, represented by TUMELO MOATLHODI MOTSISI and ASNA CHRIS HAROLD MOTAUNG in their respective capacities as trustees, for the time being, for and on behalf of the Pelawan Dividend Trust.

IT IS AGREED as follows:

SECTION 1: INTERPRETATION

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement, unless the context otherwise requires:

“A Preference Share Equity Claims” means all of the Liabilities of the Borrower to RPM in connection with the RPM Plateau A Preference Share Subscription Agreement and the Plateau A Preference Shares.

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“Accession Agreement” means a supplemental agreement to this Agreement substantially in the form set out in Schedule 2 (Accession Agreement), with such amendments as the Security Agent and Instructing Creditor may approve or reasonably require.

“Accounts Agreement” means “Accounts Agreement” as defined in the Senior Facilities Agreement.

“Acquisition Documents” means “Acquisition Documents” as defined in the Senior Facilities Agreement.

“Affiliate” means “Affiliate” as defined in the Senior Facilities Agreement.

“B Preference Share Documents” means “B Preference Share Documents” as defined in the Senior Facilities Agreement.

“Borrower Business Account” means “Borrower Business Account” as defined in the Senior Facilities Agreement.

“Borrower Proceeds Account” means “Borrower Proceeds Account” as defined in the Senior Facilities Agreement.

“Borrower Cash Waterfall” means the application of proceeds credited to the Borrower Proceeds Account, (other than proceeds representing a utilisation by the Borrower of the RPM Operating Cash Flow Shortfall Facility Agreement, which shall be immediately advanced by the Borrower to Holdco under the Plateau Funding Loan Agreement) towards satisfaction of the Liabilities of the Borrower and, to the extent of any shortfall, in the following order:

(a)

first, (x) credit into the Borrower Business Account for application in or towards payment of administrative, operating and capital expenditure together with taxes or provision for taxes which will become payable prior to the next Payment Date and/or (y) from 1 January 2012 only, credit to an account of the Parent in connection with the administrative, operating and capital expenditure requirements of the Parent and up to an amount of ZAR17,500,000 (Indexed) in any Financial Year (provided no amount may be so credited to an account of the Parent at any time prior to 31 December 2011), provided such credit and expenditure in relation to (x) and (y):

(i)	does not give rise to an Event of Default; and

(ii)

is funded out of the payments received by it under the Umbrella Services Agreement and/or the Service(s) Agreements, provided that the relevant expenditure financed from the proceeds of these agreements does not exceed the maximum aggregate amount of the Plateau Limit in any Financial Year; or

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(b)	second, in or towards payment of any unpaid fees, costs, expenses and disbursements due by the Borrower to the Senior Finance Parties;

(c)	third, in or towards payment of any sum due but unpaid under the Plateau Hedging Documents;

(d)

fourth, in or towards payment of accrued but unpaid interest in relation to current or prior interest periods (including capitalised interest) under the Senior Facilities Agreement such that the Borrower is able to service any such interest on the Interest Payment Date for each Loan;

(e)

fifth, in or towards payment of current or prior years scheduled but unpaid capital under the Senior Facilities Agreement such that the Borrower is able to service (i) all Repayment Instalments due under the Senior Facilities Agreement on the Repayment Date for each Loan and (ii) any mandatory prepayment obligation on its due date of prepayment;

(f)	sixth, in or towards payment of any unpaid fees, costs, expenses and disbursements due by the Borrower to RPM under the RPM Finance Documents;

(g)

seventh, in or towards payment of accrued but unpaid interest in relation to current or prior interest periods in respect of the RPM Standby Facility Agreement such that the Borrower is able to service any such interest on the RPM Interest Payment Date for each loan thereunder;

(h)	eighth, in or towards payment of unpaid capital under the RPM Standby Facility Agreement on the relevant RPM Repayment Date;

(i)

ninth, in or towards the payment of accrued but unpaid interest in relation to current or prior interest periods in respect of the RPM Operating Cash Flow Shortfall Facility Agreement such that the Borrower is able to service any such interest on the RPM Interest Payment Date for each loan thereunder;

(j)	tenth, in or towards the payment of any unpaid capital under the RPM Operating Cash Flow Shortfall Facility Agreement on the relevant RPM Repayment Date;

(k)

eleventh, in or towards the payment of a dividend on a RPM Dividend Payment Date in relation to the Plateau A Preference Shares in relation to current or prior dividend periods in respect of the RPM Plateau A Preference Share Subscription Agreement (up to the extent permitted by law);

(l)	twelfth, in or towards the payment on a RPM Dividend Payment Date of a redemption amount or provision for redemption of the whole or any part of the Plateau A Preference

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Shares in accordance with the provisions of the RPM Plateau A Preference Share Subscription Agreement and any amount of such provision may be paid by the Borrower into a separate bank account which shall not form part of the Transaction Security;

(m)	thirteenth, in or towards the payment of any unpaid fees, costs and expenses due by the Borrower to N2C Resources under the N2C Resources Shareholder Loan Agreement;

(n)

fourteenth, in or towards the payment of accrued but unpaid interest in relation to current or prior interest periods in respect of Shareholder Liabilities under the N2C Resources Shareholder Loan Agreement such that the Borrower is able to service any such interest on the N2C Resources Interest Payment Date for each loan thereunder;

(o)

fifteenth, in or towards the payment of current or prior years scheduled but unpaid capital under the N2C Resources Shareholder Loan Agreement such that the Borrower is able to service all repayment instalments due under the N2C Resources Shareholder Loan Agreement on the N2C Resources Repayment Date for each loan thereunder;

(p)	sixteenth, in or towards the payment of a dividend by the Borrower to N2C Resources provided such payment does not give rise to an Event of Default,

and provided, in each case, to the extent the payment relates to the RPM Liabilities, the Shareholders Liabilities or Intra-Group Liabilities, the relevant payment is a Permitted Payment under this Agreement.

“Borrower Group” means the Borrower, Holdco, Opco and each of their respective direct or indirect subsidiaries for the time being (and which will include with effect from the Closing Date the Holdco Group).

“Cash Waterfalls” means the Borrower Cash Waterfall, the Holdco Cash Waterfall and the Opco Cash Waterfall.

“Closing Date” means “Closing Date” as defined in the Senior Facilities Agreement.

“Completion Date” has the meaning given to it in paragraph 2.3 (Legal Documentation and Completion) of Part A of Schedule 1 (Auction Process).

“Consent” means any consent, release, approval, waiver, amendment or other similar action.

“Constitutional Documents” means “Constitutional Documents” as defined in the Senior Facilities Agreement.

“Controlled Creditor” means:

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(a)

on or before the Senior Discharge Date, RPM as Creditor in respect of the RPM Restricted Liabilities, the Shareholders in respect of the Shareholder Liabilities and the Intra-Group Creditors as Creditors in respect of the Intra-Group Restricted Liabilities;

(b)	after the Senior Discharge Date and on or before the RPM Discharge Date, the Shareholders and the Intra-Group Creditors.

“Controlled Liabilities” means:

(a)	on or before the Senior Discharge Date, the RPM Restricted Liabilities, the Shareholders Liabilities and the Intra-Group Restricted Liabilities;

(b)	after the Senior Discharge Date but on or before the RPM Discharge Date, the Shareholder Liabilities and the Intra-Group Liabilities.

“Creditors” means the Senior Finance Parties, RPM, Pelawan SPV, the Shareholders and the Intra-Group Creditors.

“Debt Option Expiry Date” means the last day on which RPM is entitled to exercise its Tag Along Rights as determined in accordance with the auction process procedure set out in Schedule 1 (Disposal Procedure) and without prejudice to the provisions of paragraph 1.10 of Schedule 1 (Auction Process) of this Agreement;

“Default” means a Senior Default or a RPM Default (as applicable).

“Distribution” means any payment (whether directly or by way of set-off or otherwise) by or, distribution of assets of, any member of the Borrower Group, whether in cash, property, securities or otherwise.

“DM” means “DM” as defined in the Senior Facilities Agreement.

“Enforcement Action” means, in relation to any Liabilities, any lawful action whatsoever to:

(a)

demand early payment (payment prior to a scheduled payment date), demand early redemption (redemption prior to a scheduled redemption date), declare prematurely due and payable or otherwise seek to accelerate payment of or redemption of or place on demand all or any part of such Liabilities, provided that a demand for or the receipt or recovery by a Creditor of amounts representing Relevant Liabilities in accordance with the priorities reflected in the Cash Waterfalls and which are Permitted Payments, shall not of itself, constitute Enforcement Action;

(b)

recover all or any part of such Liabilities (including by set-off (whether by operation of law or otherwise), combination of accounts provided that a demand for or the receipt or recovery by a Creditor of amounts representing Relevant Liabilities in accordance with the

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priorities reflected in the Cash Waterfalls and which are Permitted Payments, shall not of itself, constitute Enforcement Action;

(c)	exercise or enforce any rights under any guarantee, indemnity, put option, or other assurance in relation to (or given in support of) all or any part of such Liabilities;

(d)

exercise or enforce any rights under any Security whatsoever (including, without limitation, the taking of proceedings for the perfection of Security or attachment of assets) which secures or purports to secure such Liabilities (including, without limitation, any Transaction Security);

(e)

apply, petition or vote for (or take any other steps which may lead to) an Insolvency Event in relation to any Obligor or member of the Borrower Group or any suspension of payments or moratorium of any Financial Indebtedness of any Obligor or member of the Borrower Group or any analogous procedure or step in any jurisdiction; or

(f)	commence legal proceedings against any Obligor or member of the Borrower Group.

“Enforcement Date” means the date on which any Shareholder, RPM, the Borrower, Holdco, any Security SPV, the Security Agent, the Senior Agent or any other Senior Finance Party first takes Enforcement Action in relation to any of the Relevant Liabilities.

“Event of Default” means a Senior Event of Default or a RPM Event of Default (as applicable).

“Final Discharge Date” means the later of the Senior Discharge Date and the RPM Discharge Date.

“Finance Documents” means the Senior Finance Documents and the RPM Finance Documents and any other documents designated as such by the Security Agent.

“First Ranking Opco Counter Indemnity Agreement” means “First Ranking Opco Counter Indemnity Agreement”, as defined in the Senior Facilities Agreement.

“First Ranking Opco Debt Guarantee” means “First Ranking Opco Debt Guarantee” as defined in the Senior Facilities Agreement.

“First Ranking Plateau Debt Guarantee” means “First Ranking Plateau Debt Guarantee” as defined in the Senior Facilities Agreement.

“Fourth Ranking Plateau Debt Guarantee” means “Fourth Ranking Plateau Debt Guarantee” as defined in the Senior Facilities Agreement.

“Fundamental Event of Default” means the occurrence of any one of the events set out in Schedule 3 (Fundamental Event of Default).

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“Funding Loan Agreements” means “Funding Loan Agreements” as defined in the Senior Facilities Agreement.

“Holdco A Preference Shares” means the cumulative redeemable “A” preference shares to be issued by Holdco to RPM and the Borrower pursuant to the RPM Holdco A Preference Share Subscription Agreement and the Plateau Holdco A Preference Share Subscription Agreement respectively.

“Holdco A Preference Share Subscription Agreement” means the “Holdco A Preference Share Subscription Agreement” as defined in the Senior Facilities Agreement.

“Holdco A Preference Share Equity Claims” means the Plateau Holdco A Preference Share Equity Claims and the RPM Holdco A Preference Share Equity Claims.

“Holdco Business Account” means “Holdco Business Account” as defined in the Senior Facilities Agreement.

“Holdco Cash Waterfall” means the application of proceeds credited to the Holdco Business Account (other than proceeds representing advances received by Holdco from the Borrower and RPM under the Holdco Funding Loan Agreements, which shall be immediately advanced by Holdco to Opco under the Opco Funding Loan Agreement) towards satisfaction of Liabilities of Holdco and, to the extent of any shortfall, in the following order:

(a)

first, in or towards payment of administrative, operating and capital expenditure together with taxes or provision for taxes which will become payable prior to the next Payment Date, provided such expenditure:

	(i)	does not give rise to an Event of Default; and

(ii)

is funded out of the payments received by it under the Umbrella Services Agreement and/or the Service(s) Agreements, provided that the relevant expenditure financed from the proceeds of these agreements does not exceed the maximum aggregate amount of the Holdco Limit in any Financial Year;

(b)

second, in or towards payment of any unpaid fees, costs, expenses and disbursements or other additional amounts (other than interest or capital) due by Holdco to (x) the Borrower under the Plateau Funding Loan Agreement (including, without limitation, all costs, charges, expenses and disbursements of the Senior Finance Parties passed on by the Borrower to Holdco under the Plateau Funding Loan Agreement) and (y) RPM under the RPM Funding Loan Agreement, pro rata and pari passu as between (x) and (y);

(c)	third, service of accrued but unpaid current or prior years’ accumulated interest under the Holdco Funding Loan Agreements pro rata to the proportion that the Plateau Holdco

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Capital Liabilities and RPM Holdco Capital Liabilities bear to Total Holdco Capital Liabilities such that Holdco is able to service any such interest on the Holdco Payment Date for each loan thereunder;

(d)

fourth, service of current or prior years’ scheduled but unpaid capital under the Holdco Funding Loan Agreements pro rata to the proportion that the Plateau Holdco Capital Liabilities and RPM Holdco Capital Liabilities bear to Total Holdco Capital Liabilities such that Holdco is able to service all repayment instalments due under the Holdco Funding Loan Agreements on the Holdco Payment Date for each loan thereunder;

(e)

fifth, towards the payment of a dividend on a Holdco Dividend Payment Date by Holdco to the Borrower and RPM in respect of the Holdco A Preference Shares, pro rata and pari passu, between themselves (up to the extent permitted by law);

(f)

sixth, towards the payment on a Holdco Dividend Payment Date of a redemption amount or provision for a redemption by Holdco to the Borrower and RPM in respect of the Holdco A Preference Shares, pro rata and pari passu, between themselves and any amount of such provision may be paid by Holdco into a separate bank account which shall not form part of the Transaction Security;

(g)	seventh, towards the payment of a dividend by Holdco to the Borrower, provided that:

	(i)	there are no prior ranking claims under the Holdco Cash Waterfall;

	(ii)	simultaneously with that dividend payment, a dividend payment is also made by Holdco to RPM pro rata to the proportion of total shares owned by the Borrower and RPM in the capital of Holdco; and

	(iii)	if such payment is made prior to the Senior Discharge Date, such dividend is not paid from the proceeds of disposal of any assets of or shares in any of the Project Companies,

and provided, in each case, to the extent the payment relates to the RPM Liabilities, the Shareholders Liabilities or Intra-Group Liabilities, the relevant payment is a Permitted Payment under this Agreement.

“Holdco Cession in Security Agreement” means the cession in security agreement dated on or about the date of this Agreement and entered into by Holdco in favour of the Borrower and RPM.

“Holdco Dividend Payment Date” means the dates upon which dividends are expressed to be payable under the RPM Holdco A Preference Share Subscription Agreement and the Plateau

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Holdco A Preference Share Subscription Agreement, it being agreed that such dates shall coincide with the Interest Payment Dates.

“Holdco Funding Loan Agreements” means “Holdco Funding Loan Agreements” as defined in the Senior Facilities Agreement.

“Holdco Funding Loans Discharge Date” means the date on which the Instructing Creditor and RPM are satisfied that all Holdco Funding Loan Liabilities have been fully discharged and all commitments of the Borrower and RPM to Holdco have expired in accordance with the Holdco Funding Loan Agreements.

“Holdco Funding Loan Liabilities” means collectively the Plateau Funding Loan Liabilities and the RPM Funding Loan Liabilities.

“Holdco Group” means “Holdco Group” as defined in the Senior Facilities Agreement.

“Holdco Limit’ means ZAR1,000,000 (Indexed).

“Holdco Payment Date” means each date upon which interest and/or capital is expressed to be payable by Holdco under the Holdco Funding Loan Agreements, it being agreed that such dates shall coincide with the Interest Payment Dates.

“Holdco Opco A Preference Share Subscription Agreement” means the “Holdco Opco A Preference Share Subscription Agreement” as defined in the Senior Facilities Agreement.

“Holdco Reversionary Cession in Security Agreement” means the reversionary cession in security agreement dated on or about the date of this Agreement and entered into by Holdco in favour of RPM.

“Holdco Security Documents” means the “Holdco Security Documents” as defined in the Senior Facilities Agreement.

“Holdco Shareholder Loan Agreement” means the “Holdco Shareholder Loan Agreement” as defined in the Senior Facilities Agreement.

“Holdco Shareholders Agreement” means “Holdco Shareholders Agreement” as defined in the Senior Facilities Agreement.

“Indexed” means “Indexed” as defined in the Senior Facilities Agreement.

“Indicative Offer” has the meaning given to it in paragraph 1.6 (Indicative Offer Letter) of Part A of Schedule 1 (Auction Process).

“Information Memorandum” means “Information Memorandum” as defined in the Senior Facilities Agreement.

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“Information Package” means “Information Package” as defined in the Senior Facilities Agreement.

“Insolvency Event” means, in relation to an Obligor, any event or circumstance specified as such in clauses 28.6 (Insolvency) to 28.8 (Creditors’ process) of the Senior Facilities Agreement.

“Instructing Creditor” means:

(a)	on or before the Senior Discharge Date, the Senior Agent (acting on the instructions of the relevant Senior Finance Parties under the Plateau Intercreditor Agreement);

(b)	after the Senior Discharge Date and on or before the RPM Discharge Date, RPM; and

(c)	after the Senior Discharge Date and the RPM Discharge Date, N2C Resources.

“Interest Payment Date” means “Interest Payment Date” as defined in the Senior Facilities Agreement.

“Intra-Group Agreements” means this Agreement and any document or agreement, including book entries, (written or otherwise) evidencing any Intra-Group Liabilities payable or owing by a member of the Borrower Group to any other member of the Borrower Group.

“Intra-Group Creditors” means the Borrower, Holdco and Opco and those members of the Borrower Group that enter into an Accession Agreement in accordance with clause 24.4 (Accession of new Intra-Group Creditors) as an Intra-Group Creditor.

“Intra-Group Liabilities” means all Liabilities of a member of the Borrower Group to another member of the Borrower Group.

“Intra-Group Restricted Liabilities” means all Intra-Group Liabilities other than the Intra-Group Unrestricted Liabilities.

“Intra-Group Unrestricted Liabilities” means the Opco Funding Loan Liabilities, the Plateau Funding Loan Liabilities and any Liabilities relating to the Umbrella Services Agreement and the Services Agreement.

“Lebowa” means “Lebowa” as defined in the RPM Operating Cash Flow Shortfall Facility Agreement.

“Liabilities” means, in relation to a person, all obligations or liabilities of any kind of that person from time to time, whether they are to pay money or to perform (or not to perform) any other act; express or implied; present, future or contingent; joint or several; incurred as a principal or

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surety or in any other manner; originally owing to the person claiming performance or acquired by that person from someone else, together with:

(a)	all accruing interest, dividends and all related losses, fees, costs and other expenses;

(b)	any refinancing (including subsequent refinancings), novation or rescheduling of such liabilities or any part thereof;

(c)	any claim for breach of representation, warranty, undertaking or on an event of default or under any indemnity in connection with any relevant document or agreement;

(d)

any further advance or subscription which may be made under any document or agreement supplemental to any such document or agreement together with all related interest, dividends, losses, fees, costs and other expenses;

(e)

any claim for interest accruing or dividends accruing on or after the filing of any petition in bankruptcy or reorganisation whether or not a claim for post filing interest is allowed in such proceeding;

(f)	any claim for damages or restitution in the event of rescission of any such liabilities or otherwise in connection with any such document or agreement;

(g)	any claim flowing from any recovery of a payment or discharge in respect of such liabilities on the grounds of preference or otherwise; and

(h)

any amounts (such as post-insolvency interest) which would otherwise be included in any of the above but for their discharge, non-provability, unenforceability or non-allowability of the same in any insolvency or other proceedings.

“Loan” means “Loan” as defined in the Senior Facilities Agreement.

“Mining Rights” means each or any of the Mining Rights (as defined in the Senior Facilities Agreement) from time to time of Opco.

“MPRD Act” means “MPRD Act” as defined in the Senior Facilities Agreement.

“N2C Resources Counter Indemnity Agreement” means “N2C Resources Counter Indemnity Agreement” as defined in the Senior Facilities Agreement.

“N2C Resources Interest Payment Date” means each date upon which interest is expressed to be payable under the Shareholder Loan Documents, it being agreed that such dates shall coincide with the Interest Payment Dates.

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“N2C Resources Repayment Date” means each date upon which capital is expressed to be repayable under the Shareholder Loan Documents, it being agreed that such dates shall coincide with the Repayment Dates.

“N2C Resources Security Documents” means “N2C Resources Security Documents” as defined in the Senior Facilities Agreement.

“N2C Resources Shareholder Loan Agreement” means “N2C Resources Shareholder Loan Agreement” as defined in the Senior Facilities Agreement.

“Obligor” means each “Obligor” as defined in the Senior Facilities Agreement, together with Holdco and Opco.

“Opco A Preference Shares” means the cumulative redeemable “A” preference shares to be issued by Opco to Holdco pursuant to the Holdco Opco A Preference Share Subscription Agreement.

“Opco A Preference Share Equity Claims” means all of the Liabilities of Opco to Holdco in connection with the Holdco A Preference Share Subscription Agreement and the Opco A Preference Shares.

“Opco Business Account” means the “Opco Business Account” as defined in the Senior Facilities Agreement.

“Opco Cash Waterfall” means the application of proceeds credited to the Opco Business Account in or towards satisfaction of the Liabilities of Opco and, to the extent of any shortfall, in the following order:

(a)	first, in or towards payment of government royalties and taxes;

(b)	second, in or towards:

(x) payment of administrative, operating and capital expenditure of Opco provided such payment does not give rise to an Event of Default; and

(y)

in or towards settlement of any counter-indemnity claim constituting “Permitted Financial Indebtedness” pursuant to (j) of the Senior Facilities Agreement provided that settlement does not give rise to an Event of Default, in each case, pari passu between (x) and (y);

(c)	third, in or towards repayment by Opco to RPM of any funds made available by RPM pursuant to clause 18.14(a) (RPM Cure Rights);

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(d)

fourth, in or towards payment of, or providing towards payment of, service fees payable by Opco to Holdco under the Umbrella Services Agreement and/or the Service(s) Agreements and Holdco to RPM and the Borrower under the Umbrella Services Agreement and/or the Service(s) Agreements provided such payments do not exceed in aggregate ZAR85,000,000 (Indexed) (or its equivalent) in any Financial Year of Opco;

(e)

fifth, amounts sufficient to cover working capital requirements of Opco (which includes provisions for the items in (a) to (d) above for the immediately succeeding period up to the next Opco Payment Date not projected to be covered by net cash receipts projected for that period);

(f)

sixth, service of accrued but unpaid current or prior years’ accumulated interest under the Opco Funding Loan Agreement such that Opco is able to service any such interest on the Opco Payment Date for each loan thereunder;

(g)

seventh, service of current but unpaid current or prior years’ scheduled but unpaid capital under the Opco Funding Loan Agreement such that Opco is able to service all repayment instalments due under the Opco Funding Loan Agreement on the Opco Payment Date for each loan thereunder;

(h)

eighth, the payment of accrued dividends by Opco to Holdco on an Opco Dividend Payment Date in respect of the Opco A Preference Shares under the Holdco Opco A Preference Share Subscription Agreement (to the extent permitted by law);

(i)

ninth, the payment of any redemption amount or provision for a redemption amount by Opco to Holdco on an Opco Dividend Payment Date in respect of the Opco A Preference Shares under the Holdco Opco A Preference Share Subscription Agreement and any amount of such provision may be paid by Opco into a separate bank account which shall not form part of the Transaction Security;

(i)	tenth, to the extent that there are no prior ranking claims under the Opco Cash Waterfall, the payment of a dividend by Opco to Holdco provided such payment does not give rise to an Event of Default, and provided, in each case, to the extent the payment relates to the RPM Liabilities, the Shareholder Liabilities or Intra-Group Liabilities, the relevant payment is a Permitted Payment under this Agreement.

“Opco Counter Indemnity Agreements” means “Opco Counter Indemnity Agreements” as defined in the Senior Facilities Agreement.

“Opco Debt Guarantees” means “Opco Debt Guarantees” as defined in the Senior Facilities Agreement.

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“Opco Dividend Payment Date” means the dates upon which dividends are expressed to be payable under the Holdco Opco A Preference Share Subscription, it being agreed that such dates shall coincide with the Interest Payment Dates.

“Opco Funding Loan Agreement” means “Opco Funding Loan Agreement” as defined in the Senior Facilities Agreement.

“Opco Funding Loan Discharge Date” means the date on which the Instructing Creditor and RPM are satisfied that all Opco Funding Loan Liabilities have been fully discharged and all commitments of Holdco to Opco have expired in accordance with the Opco Funding Loan Agreement.

“Opco Funding Loan Liabilities” means all the Liabilities of Opco to Holdco under the Opco Funding Loan Agreement.

“Opco Payment Date” means each date upon which interest and/or capital is expressed to be payable by Opco under the Opco Funding Loan Agreement, it being agreed that such dates shall coincide with the Interest Payment Dates.

“Opco Security Documents” means the “Opco Security Documents” as defined in the Senior Facilities Agreement.

“Opco Shareholder Loan Agreement” means the “Opco Shareholder Loan Agreement” as defined in the Senior Facilities Agreement.

“Operating Agreements” means “Operating Agreements” as defined in the Senior Facilities Agreement.

“Operating Cash Shortfall” means “Operating Cash Shortfall” as defined in the RPM Operating Cash Shortfall Facility Agreement.

“Party” means a party to this Agreement.

“Payment Date” means any Interest Payment Date, Holdco Payment Date, Holdco Dividend Payment Date, N2C Resources Payment Date, N2C Resources Repayment Date, Opco Dividend Payment Date, Opco Payment Date, RPM Dividend Payment Date, RPM Interest Payment Date, or RPM Repayment Date.

“Pelawan Dividend Trust” means the Pelawan Dividend Trust, an inter vivos trust established under the laws of South Africa with Master’s Reference No. IT8410/2004.

“Pelawan Dividend Trust Account” means the bank account notified by the Pelawan Dividend Trust to the Borrower, RPM and the Senior Agent.

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“Pelawan SPV” means “Pelawan SPV” as defined in the Senior Facilities Agreement.

“Pelawan Trust Deed” means “Pelawan Trust Deed” as defined in the Senior Facilities Agreement.

“Permitted Guarantee” means “Permitted Guarantee” as defined in the Senior Facility Agreement.

“Permitted Payments” means:

(a)	in relation to the RPM Liabilities, the payments as permitted by clause 5.2 (Permitted Payments: RPM Liabilities);

(b)	in relation to the Shareholder Liabilities, the payments as permitted by clause 6.2 (Permitted Payments: Shareholder Liabilities); and

(c)	in relation to the Intra-Group Liabilities, the payments as permitted by clause 7.2 (Permitted Payments: Intra-Group Liabilities).

“Permitted Refinancing” means in relation to the A Preference Share Equity Claims, the RPM Standby Facility Liabilities or the RPM Operating Cash Flow Facility Liabilities, as the case may be, a refinancing by a Permitted Transferee of the whole or any portion thereof in accordance with the requirements for the mandatory refinancing thereof as provided for in the relevant RPM Finance Documents in circumstances where the Senior Agent has provided written notification to RPM that it is satisfied that such refinancing shall not be prejudicial to the commercial interests of any Senior Lender under the Senior Finance Documents and in this regard it is confirmed that the fact that a Permitted Transferee which provides such refinancing is not a shareholder of Holdco shall not in itself be regarded as prejudicial to the commercial interests of any Senior Lender under the Senior Finance Documents. For the avoidance of doubt, a Permitted Refinancing will not result in RPM transferring any of its commitments to advance funding under the RPM Standby Facility Agreement or the RPM Operating Cash Shortfall Facility Agreement.

“Permitted RPM Funding Loan Transfer” means in relation to the RPM Funding Loan Liabilities, a cession and assignment by RPM of its rights and obligations under the RPM Funding Loan Agreement to any person and provided that (x) to the extent RPM still has any commitments under the RPM Funding Loan Agreement at the time of such transfer (commitments relating to the funding by RPM of its share of the Operating Cash Shortfalls), RPM shall, notwithstanding such transfer, remain liable for the full amount of its original commitment under the RPM Funding Loan Agreement, or if it does in fact transfer such commitment, it shall guarantee the obligations of the transferee in relation to the acquired commitment of the transferee under the RPM Funding Loan Agreement and (y) notwithstanding any such cession and assignment, RPM shall, unless it has also ceded and assigned its rights

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and obligations under the RPM Standby Facility Agreement as a Permitted RPM Transfer, be deemed, for the purposes of the RPM Standby Facility Agreement and the determination of its funding commitment thereunder, from time to time, to receive the full amount of payments and repayments under the RPM Funding Loan Agreement, from time to time.

“Permitted RPM Transfer” means, in each case subject to compliance with the provisions of " "  and the provisions of clause 24 (Changes to Parties) and provided in each case that no Event of Default has occurred and is continuing at the time of such proposed transfer which has resulted in Enforcement Action being taken:

(a)	" "

(b)	" "

(c)	" "

provided in each case, to the extent the relevant transfer would result in more than one Creditor having claims in relation to any of the Relevant Liabilities contemplated above, RPM or such other person acceptable to the Senior Agent shall be appointed to act as agent on behalf of the other Creditor(s) in respect of such Relevant Liabilities and the other Parties to this Agreement (including, but not limited to the Senior Agent and the Security Agent) shall be entitled to assume that RPM is duly authorised to act on behalf of such other Creditors without the need to make any further enquiries.

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“Permitted Transferee” means “Permitted Transferee” as defined in the Senior Facilities Agreement.

“Plateau A Preference Shares” means the cumulative redeemable “A” preference shares to be issued by the Borrower to RPM pursuant to the RPM Plateau A Preference Share Subscription Agreement.

“Plateau Counter Indemnity Agreement” means “Plateau Counter Indemnity Agreement” as defined in the Senior Facilities Agreement.

“Plateau Debt Guarantees” means “Plateau Debt Guarantees” as defined in the Senior Facilities Agreement.

“Plateau Facilities” means collectively the RPM Standby Facility Agreement, the RPM Operating Cash flow Shortfall Facility Agreement and the RPM Plateau Holdco A Preference Share Subscription Agreement.

“Plateau Funding Loan Agreement” means “Plateau Funding Loan Agreement” as defined in the Senior Facilities Agreement.

“Plateau Funding Loan Liabilities” means all the Liabilities of Holdco to the Borrower under the Plateau Funding Loan Agreement.

“Plateau Hedge Counterparty” means “Plateau Hedge Counterparty” as defined in the Senior Facilities Agreement.

“Plateau Hedging Documents” means “Plateau Hedging Documents” as defined in the Senior Facilities Agreement.

“Plateau Holdco A Preference Share Equity Claims” means all of the Liabilities of Holdco to the Borrower in connection with the Plateau Holdco A Preference Share Subscription Agreement.

“Plateau Holdco A Preference Share Subscription Agreement” means the “Plateau Holdco A Preference Shareholders Agreement” as defined in the Senior Facilities Agreement.

“Plateau Holdco Capital Liabilities” means, at any time, the aggregate amount of capital outstanding under the Plateau Funding Loan Agreement.

“Plateau Limit” means ZAR27,000,000 (Indexed) or such other amount as agreed to between the Borrower and RPM from time to time, provided the aggregate of the Plateau Limit, the Holdco Limit and the RPM Limit shall never exceed ZAR85,000,000 (Indexed).

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“Plateau Security Documents” means “Plateau Security Documents” as defined in the Senior Facilities Agreement.

“Prohibited Distribution” means, in relation to the Controlled Liabilities:

(a)	any payment or repayment, purchase or acquisition, reduction or redemption (in whole or in part), of any of the Controlled Liabilities (whether in cash or in kind);

(b)	any Distribution in satisfaction (in whole or in part), of any of the Controlled Liabilities;

(c)

(save only to the extent it may be required to do so, or the same occurs automatically by operation of law, under any applicable law (not including, for the avoidance of doubt, under any contract)) any set-off against any of the Controlled Liabilities;

(d)

(without prejudice to the generality of (a) to (c) above) any dividend, or any money in redemption, reduction, repayment, purchase, cancellation or other extinguishment of any share capital or any other Distribution in respect of such share capital to any person (including, without limitation, to the Shareholders, an Intra-Group Creditor or RPM) or interest in respect of, or the repayment, redemption or purchase of, any loan stock and loan notes or similar instrument issued by any Obligor, in each case, other than in relation to any payment contemplated in paragraph (a) to (d) above to the extent that it is made in connection with a Permitted Refinancing or pursuant to a “Permitted Distribution” as defined in the Senior Facilities Agreement.

“Project Company” means “Project Company” as defined in the Senior Facilities Agreement.

“Project Finance Lender” means any creditor (other than a Controlled Creditor) in relation to Project Finance Borrowings (as defined in the Senior Facilities Agreement).

“Project Finance Lender Liabilities” means, in relation to any Project Company, all Liabilities of that Project Company to a Project Finance Lender if and to the extent permitted under the Senior Facilities Agreement.

“Relevant Borrower Liabilities” means the Senior Liabilities, the RPM Standby Facility Liabilities, the RPM Operating Cash Flow Facility Liabilities, the A Preference Share Equity Claims and the Shareholder Borrower Liabilities (as applicable).

“Relevant Holdco Liabilities t” means the Holdco Funding Loan Liabilities and the Holdco A Preference Share Equity Claims.

“Relevant Liabilities” meanshe Relevant Borrower Liabilities, the Relevant Holdco Liabilities and the Relevant Opco Liabilities (as applicable).

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“Relevant Opco Liabilities” means the Opco Funding Loan Liabilities and the Opco A Preference Share Equity Claims.

“Relevant Percentage” means the percentage which is required to ensure compliance with the Authorisations provided by the Exchange Control Department of the South African Reserve Bank when remitting funds to N2C Resources.

“Repayment Date” means “Repayment Date” as defined in the Senior Facilities Agreement.

“Repayment Instalment” means “Repayment Instalment” as defined in the Senior Facilities Agreement.

“Reports” means “Reports” as defined in the Senior Facilities Agreement.

“RPM Acquisition Documents” means the Acquisition Documents to which RPM is a party and any other document which is designated as a “RPM Acquisition Document” by RPM, N2C Resources, the Borrower and the Senior Agent.

“RPM Default” means a “Default” as defined in the RPM Funding Common Terms Agreement.

“RPM Declared Default” means an RPM Event of Default or other early redemption event under the RPM Finance Documents which has resulted in RPM exercising any of its rights to accelerate payment or require early redemption under the RPM Finance Documents.

“RPM Documents” means:

(a)	the RPM Finance Documents;

(b)	the RPM Operating Agreements;

(c)	the RPM Acquisition Documents;

(d)	the Holdco Shareholders Agreement;

any other document or agreement (including Constitutional Documents) providing for the payment of any amount by any member of the Borrower Group to RPM (or any of its Affiliates, other than members of the Borrower Group).

“RPM Discharge Date” means the date on which RPM is satisfied that all RPM Funding Loan Liabilities, RPM Standby Facility Liabilities, RPM Operating Cash Flow Facility Liabilities, RPM Holdco A Preference Share Equity Claims and A Preference Share Equity Claims have been fully discharged and all commitments of RPM to the Borrower, Holdco and Opco have expired in accordance with the RPM Finance Documents.

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“RPM Dividend Payment Dates” means each date upon which dividends are expressed to be payable under the RPM Plateau A Preference Share Subscription Agreement, it being agreed that such dates shall coincide with the Interest Payment Dates.

“RPM Event of Default” means an “Event of Default” as defined in the RPM Funding Common Terms Agreement.

“RPM Finance Documents” means “RPM Finance Documents” as defined in the Senior Facilities Agreement and any other document which is designated as a “RPM Finance Document” by RPM, N2C Resources, the Borrower and the Senior Agent.

“RPM Finance Liabilities” means the RPM Funding Loan Liabilities, the RPM Standby Facility Liabilities, the RPM Operating Cash Flow Facility Liabilities, the RPM Holdco A Preference Share Equity Claims and the A Preference Share Equity Claims.

“RPM Funding Common Terms Agreement” means “RPM Funding Common Terms Agreement” as defined in the Senior Facilities Agreement.

“RPM Funding Loan Agreement” means “RPM Funding Loan Agreement” as defined in the Senior Facilities Agreement.

“RPM Funding Loan Liabilities” means all the Liabilities of Holdco to RPM under the RPM Funding Loan Agreement.

“RPM Holdco A Preference Share Equity Claims” means all of the Liabilities of Holdco to RPM in connection with the RPM Holdco A Preference Share Subscription Agreement.

“RPM Holdco Capital Liabilities” means, at any time, the aggregate amount of capital outstanding under the RPM Funding Loan Agreement.

“RPM Interest Payment Date” means each date upon which interest is expressed to be payable under the RPM Standby Facility Agreement and the RPM Operating Cash Flow Shortfall Facility Agreement, it being agreed that such dates shall coincide with the Interest Payment Dates.

“RPM Liabilities” means the RPM Finance Liabilities and all other Liabilities of each member of the Borrower Group to RPM (or any of its respective Affiliates) in connection with any of the RPM Documents, but excluding the RPM Trade Liabilities and including any dividends or other Distributions and any amount payable to RPM on a liquidation or other insolvency of any member of the Borrower Group or in respect of any advisory, monitoring, management or other fees or expenses.

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“RPM Limit” means ZAR57,000,000 (Indexed) or such other amount as agreed to between the Borrower and RPM from time to time, provided that the aggregate of the Plateau Limit, the Holdco Limit and the RPM Limit shall never exceed ZAR85,000,000 (Indexed).

“RPM Operating Agreements” means the Operating Agreements to which RPM is a party and any other document which is designated as a “RPM Operating Agreement” by RPM, N2C Resources, the Borrower and the Senior Agent.

“RPM Operating Cash Flow Facility Discharge Date” means the date on which RPM is satisfied that all RPM Operating Cash Flow Facility Liabilities have been fully discharged and all commitments of RPM to the Borrower have expired in accordance with the RPM Operating Cash Flow Shortfall Facility Agreement.

“RPM Operating Cash Flow Facility Liabilities” means all of the Liabilities of the Borrower to RPM in connection with the RPM Operating Cash Flow Shortfall Facility Agreement.

“RPM Operating Cash Flow Shortfall Facility Agreement” means the “RPM Operating Cash Flow Shortfall Facility Agreement” as defined in the Senior Facilities Agreement.

“RPM Operating Cash Flow Shortfall Facility Availability Period” means “Availability Period” as defined in the RPM Operating Cash Flow Shortfall Facility Agreement.

“RPM Plateau A Preference Share Subscription Agreement” means the “RPM Plateau A Preference Share Subscription Agreement” as defined in the Senior Facilities Agreement.

“RPM Plateau Restricted Liabilities” means collectively the RPM Standby Facility Liabilities, the RPM Operating Cash Flow Facility Liabilities and the A Preference Share Equity Claims.

“RPM Repayment Date” means each date upon which capital is expressed to be repayable under the RPM Standby Facility Agreement and the RPM Operating Cash Flow Shortfall Facility Agreement, it being agreed that such dates shall coincide with the Repayment Dates.

“RPM Restricted Liabilities” means all RPM Liabilities other than the RPM Unrestricted Liabilities.

“RPM Standby Facility Agreement” means the “RPM Standby Facility Agreement” a defined in the Senior Facilities Agreement.

“RPM Standby Facility Discharge Date” means the date on which RPM is satisfied that all RPM Standby Facility Liabilities have been fully discharged and all commitments of RPM to the Borrower have expired in accordance with the RPM Standby Facility Agreement.

“RPM Standby Facility Liabilities” means all the Liabilities of the Borrower to RPM under the RPM Standby Facility Agreement.

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“RPM Trade Liabilities” means all Liabilities of any member of the Holdco Group towards RPM as trade creditor, which relate to the procurement and supply of goods and services by RPM on an arms length basis to such member of the Holdco Group, including pursuant to the Operating Agreements, the Umbrella Services Agreement and the Services Agreements.

“RPM Unrestricted Liabilities” means the RPM Funding Loan Liabilities and any Liabilities relating to the Umbrella Services Agreement and the Services Agreement.

“Sale of Concentrate Agreement” means the “Sale of Concentrate Agreement” as defined in Senior Facilities Agreement.

“Second Ranking Opco Counter Indemnity Agreement” means “Second Ranking Opco Counter Indemnity Agreement”, as defined in the Senior Facility Agreement.

“Second Ranking Opco Debt Guarantee” means “Second Ranking Opco Debt Guarantee” as defined in the Senior Facilities Agreement.

“Second Ranking Plateau Debt Guarantee” means the “Second Ranking Plateau Debt Guarantee” as defined in the Senior Facilities Agreement.

“Secured Assets” means “Secured Assets” as defined in the Senior Facilities Agreement.

“Secured Party” means each Senior Finance Party, RPM, the Borrower and Holdco.

“Security SPV” means any of the Plateau Security SPV and the Opco Security SPV.

“Senior Declared Default” means a Senior Event of Default which has resulted in the Senior Agent exercising any of its rights under clause 28.20 (Acceleration) of the Senior Facilities Agreement.

“Senior Default” means a “Default” as defined in the Senior Facilities Agreement.

“Senior Discharge Date” means the date on which the Senior Agent is satisfied that all Senior Liabilities have been fully discharged and all commitments of the Senior Finance Parties to the Obligors have expired in accordance with the Senior Finance Documents.

“Senior Enforcement Action” means, in relation to any Senior Liabilities, any action whatsoever to:

(1)

direct the Security Agent and/or either Security SPV to sell any assets under the terms of the Transaction Security to any person (including, without limitation, the sale of shares in the capital of Holdco or Opco or the sale of any claims under any Funding Loan Agreements);

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(2)

apply, petition or vote for (or take any other steps which may lead to) an Insolvency Event in relation to any member of the Holdco Group or any suspension of payments or moratorium of any Financial Indebtedness of any member of the Holdco Group or any analogous procedure or step in any jurisdiction; or

(3)	commence legal proceedings against any member of the Holdco Group.

“Senior Event of Default” means “Event of Default” as defined in the Senior Facilities Agreement.

“Senior Facilities Agreement” means the ZAR750,000,000 (inclusive of capitalised interest) term facility agreement dated on or about the date of this Agreement and made between, amongst others, (1) the Parent, (2) N1C Resources, (3) N2C Resources, (4) the Borrower, (5) the Senior Lenders, (6) the Senior Agent and (7) the Security Agent.

“Senior Finance Documents” means the “Finance Documents” as defined in the Senior Facilities Agreement.

“Senior Finance Party” means “Finance Party” as defined in the Senior Facilities Agreement and “Senior Finance Parties” means each or any of them (as the context may require).

“Senior Lenders” means the “Lenders” as defined in the Senior Facilities Agreement.

“Senior Liabilities” means all the Liabilities of any Obligor to any Senior Finance Party in connection with any of the Senior Finance Documents.

“Senior Recovery” means the aggregate of all moneys or other assets received or recovered (whether by set-off or otherwise) from time to time by a Senior Finance Party in respect, or on account, of any Senior Liabilities.

“Service Agreement(s)” means “Service Agreement(s)” as defined in the Senior Facilities Agreement.

“Shareholder Borrower Liabilities” means all the Liabilities of the Borrower under the Shareholders Documents.

“Shareholder Loan Documents” means “Shareholder Loan Documents” as defined in the Senior Facilities Agreement.

“Shareholders” means the Parent, N1C Resources and N2C Resources.

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“Shareholders Documents” means this Agreement, the Shareholder Loan Documents, the Services Agreements, the Acquisition Documents and any other document or agreement (including Constitutional Documents) providing for the payment of any amount by any member of the Borrower Group to a Shareholder (or any of its Affiliates, other than members of the Borrower Group).

“Shareholders Liabilities” means all Liabilities of each member of the Borrower Group to any Shareholder (or any of its Affiliates, other than members of the Borrower Group) in connection with any of the Shareholders Documents and including any dividends or other Distributions and any amount payable to any Shareholder on a liquidation or other insolvency of any member of the Borrower Group or in respect of any advisory, monitoring, management or other fees or expenses.

“Standard Chartered Bank” means Standard Chartered Bank, Johannesburg Branch (Registration No: 2003/020177/10), a company incorporated in England with limited liability by Royal Charter 1853, under reference ZC18 and registered as an external company in South Africa.

“Subordinated Documents” means the Shareholders Documents, the Holdco Shareholder Loan Agreement, the Opco Shareholder Loan Agreement, or any other document (other than a Finance Document) or agreement (written or otherwise) providing for, or giving rise to, the payment of any amount by any member of the Borrower Group to any Shareholder (or any of its Affiliates) or any Intra-Group Creditor.

“Subordinated Parties” means any of the Shareholders and the Intra-Group Creditors.

“Tag Along Rights means the tag along rights of RPM as contained in clause 8 (Tag Along) of Schedule 2 (BEE Principles and Pre-emptive Rights) of the Holdco Shareholders Agreement.

“Third Ranking Opco Debt Guarantee” means “Third Ranking Opco Debt Guarantee”, as defined in the Senior Facilities Agreement.

“Third Ranking Plateau Debt Guarantee” means “Third Ranking Plateau Debt Guarantee” as defined in the Senior Facilities Agreement.

“Total Holdco A Preference Share Equity Claims” means, at any time, the aggregate amount of the Plateau Holdco A Preference Share Equity Claims and the RPM Holdco A Preference Share Equity Claims.

“Total Holdco Capital Liabilities” means, at any time, the aggregate amount of capital outstanding under the Holdco Funding Loan Agreements.

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“Transaction Documents” means “Transaction Documents” as defined in the Senior Facilities Agreement.

“Transaction Security” means the Security created or purported to be created under or pursuant to the Transaction Security Documents.

“Transaction Security Documents” means each of the “Transaction Security Documents” as defined in the Senior Facilities Agreement.

“Transferee” has the meaning given to it in clause 24.2(a) (Assignments and transfers by Parties).

“Treasury Transaction” means “Treasury Transaction” as defined in the Senior Facilities Agreement.

“Turnover Receipts” means, in relation to the Controlled Liabilities (other than the RPM Liabilities at any time after the Senior Discharge Date but on or before the Final Discharge Date), (but in relation to the Controlled Liabilities of RPM, only insofar as they relate to the RPM Finance Liabilities):

(a)

any receipt or recovery of a payment or other Distribution of any kind whatsoever in respect, or on account, of any Controlled Liabilities which is not permitted by, or which is in breach of, or contrary to the terms of, this Agreement;

(b)	any receipt or recovery of proceeds pursuant to any Enforcement Action;

(c)

any payment or other Distribution of any kind whatsoever in relation to the purchase or other acquisition of any Controlled Liabilities other than pursuant to the implementation of a Permitted Refinancing or Permitted RPM Transfer;

(d)

any Controlled Liabilities are discharged by set-off (whether by operation of law or otherwise), combination of accounts, conversion of preference shares into ordinary shares or otherwise and which is not otherwise permitted by the provisions of this Agreement;

(e)	any receipt or recovery of a payment or other Distribution as a result of the occurrence of an Insolvency Event in respect of any Obligor;

(f)

any Permitted Payment being made on the basis of financial information contained in any management accounts and following which the audited financial statements or report delivered pursuant to clauses 25.1 (Financial Statements) or 25.2 (Provision and contents of Compliance Certificate) of the Senior Facilities Agreement show that such financial information was incorrect and that had such audited financial statements and report been taken into account rather than such management accounts then such payment should not

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(taking account of the position subsequently shown) have been payable in accordance with this Agreement.

1.2	Construction

(a)	Unless a contrary indication appears, a reference in this Agreement to:

(i)

the “Borrower”, “Holdco”, “N1C Resources”, “N2C Resources”, any “Obligor”, “Opco”, any “Security Provider”, the “Parent”, any “”Plateau Hedge Counterparty, any “Project Company”, “RPM”, the “Security Agent”, the “Senior Agent”, the “Senior Finance Parties”, any “Senior Lender”, any “Shareholder”, any other person which accedes to this Agreement in accordance with clause 24 (Changes to Parties) or any other person shall be construed to include its successors in title, permitted assigns and permitted transferees and, in the case of the Senior Agent and the Security Agent, any person for the time being appointed as Senior Agent or Security Agent in accordance with the Senior Finance Documents;

(ii)

(or to any provision of) a “Finance Document” or “Subordinated Document” or any other agreement or instrument is a reference to the Finance Document or the Subordinated Document (as applicable), that provision or other agreement or instrument as in force for the time being and as from time to time amended, restated, supplemented or novated (however fundamentally including by any increase in amounts owing or available to be utilised under such document or any change to the parties thereto) and (where such consent is, by the terms of this Agreement or the relevant document, required to be obtained as a condition to such amendment being permitted) with the prior written consent of RPM, the Senior Agent and/or any other relevant Senior Finance Parties;

	(iii)	any preference share subscription agreement, shall be construed to include the relevant terms of issue referred to in or contemplated by any such preference share subscription agreement;

(b)	a provision of law is a reference to that provision as amended or re-enacted;

	(i)	a time of the day is a reference to London time;

	(ii)	“including” means including without limitation; and

	(iii)	words importing the plural shall include the singular and vice versa.

(c)	Section, clause and Schedule headings are for ease of reference only.

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(d)	Unless a contrary indication appears, words and expressions defined and construction in the Senior Facilities Agreement shall have the same meaning when used in this Agreement.

(e)	Except as expressly provided for in this Agreement, no provision of this Agreement constitutes a stipulation for the benefit of any person who is not a Party to this Agreement.

1.3	Inconsistencies with other Documents

If there is an inconsistency between the provisions of this Agreement (regarding subordination, permitted payments, turnover, ranking, application of proceeds and amendments only) and any other Senior Finance Document, RPM Document, Shareholders Document or any agreement constituting the Intra-Group Liabilities, this Agreement will prevail.

1.4	Financial assistance

For the avoidance of doubt, notwithstanding any other provision of this Agreement but without prejudice to the Transaction Security Documents, in the case of Obligors that are members of the Holdco Group, this Agreement shall not operate to impose any obligation on any such Obligor which would constitute the giving of financial assistance directly or indirectly for the purpose of the acquisition by any person of shares in the Holdco Group or the reduction or discharge of any existing liability incurred for the purpose of such acquisition if and for so long as it would not be lawful for such financial assistance to be given by any such Obligor.

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SECTION 2: THE RELEVANT LIABILITIES

2.	RANKING OF RELEVANT LIABILITIES

2.1	Ranking of Relevant Borrower Liabilities

Except as provided in this Agreement, the Relevant Borrower Liabilities will rank for all purposes and at all times in the following order:

	(a)	first, the Senior Liabilities;

	(b)	second, the RPM Standby Facility Liabilities;

	(c)	third, the RPM Operating Cash Flow Facility Liabilities;

	(d)	fourth, the A Preference Share Equity Claims (to the extent permitted by law); and

	(e)	sixth, the Shareholder Liabilities.

2.2	Ranking of Relevant Holdco Liabilities

	(a)	The Relevant Holdco Liabilities will rank for all purposes and at all times in the following order:

(i)

first, the Holdco Funding Loan Liabilities and as between the Borrower and RPM (as the case may be) on a pari passu basis and for all purposes and at all times pro rata to the proportion that the Plateau Holdco Capital Liabilities and RPM Holdco Capital Liabilities bear to the Total Holdco Capital Liabilities; and

(ii)

second, the Holdco A Preference Share Equity Claims (to the extent permitted by law) and as between the Borrower and RPM (as the case may be) on a pari passu basis and for all purposes and at all times pro rata to the proportion that the Plateau Holdco A Preference Share Equity Claims and the RPM Holdco A Preference Share Equity Claims bear to the Total Holdco A Preference Share Equity Claims.

	(b)	The Parties expressly acknowledge and agree to the ranking of the Holdco Funding Loan Liabilities and the Holdco A Preference Share Equity Claims as referred to in (a) above and agree that:

(i) for each and every payment made by Holdco to the Borrower in relation to the Holdco Funding Loan Liabilities, a pro rata payment shall be required to be made to RPM;

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(ii)	for each and every payment made by Holdco to the Borrower in relation to the Holdco A Preference Share Equity Claims, a pro rata payment shall be required to be made to RPM; and

(iii)

these ranking provisions shall apply notwithstanding anything to the contrary contained in this Agreement or any other Finance Document and thus RPM, the Borrower and Holdco each agree to make whatever sharing payments between themselves so as to give effect to their intention regarding such ranking.

2.3	Ranking of Relevant Opco Liabilities

Except as provided in this Agreement, the Relevant Opco Liabilities will rank for all purposes and at all times in the following order:

	(a)	first, the Opco Funding Loan Liabilities; and

	(b)	second, the Opco A Preference Share Equity Claims (to the extent permitted by law).

2.4	Ranking of Relevant Liabilities unaffected

The ranking and order of priority of Relevant Liabilities listed in clauses 2.1, 2.2 and 2.3 (Ranking of Relevant Liabilities) shall apply notwithstanding:

	(a)	the order of registration, notice or execution of any Transaction Security Document or other document;

	(b)	when any Relevant Liability is incurred;

	(c)	whether or when any person is obliged to advance any Relevant Liability;

	(d)	any fluctuation in the outstanding amount of, or any intermediate discharge of, any Relevant Liability;

	(e)	the creation in favour of any person, in accordance with this Agreement, of any additional Security over the undertaking, properties or assets of the Obligors (or any of them).

	(f)	any contrary provisions in any other Finance Document or any other Transaction Document.

2.5	Classes of certain Relevant Liabilities inter se:

	(a)	This Agreement does not purport to rank the Senior Liabilities in each case as between themselves.

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(b)	The Senior Liabilities, the RPM Liabilities, the Shareholder Liabilities and the Intra-Group Liabilities shall not be secured, except:

	(i)	to the extent secured by the Transaction Security Documents; and

	(ii)	Intra-Group Liabilities constituted between the Project Companies to the extent permitted by the Senior Facilities Agreement; or

	(iii)	as otherwise provided for in this Agreement.

3.	SENIOR LIABILITIES

3.1	Payments in relation to Senior Liabilities

The Obligors may pay, repay, redeem or acquire the Senior Liabilities at any time in accordance with the terms of the Senior Finance Documents.

3.2	Security

The Security SPVs may take, accept or receive the benefit of any Security, guarantee, indemnity or other assurance against loss in respect of the Relevant Liabilities in addition to the Transaction Security granted at or about the date of this Agreement or contemplated to be granted as provided for in the Senior Facilities Agreement (but which may not have been granted already at or about the date of this Agreement) provided at the time the benefit of such Security, guarantee, indemnity or other assurance is passed (directly or indirectly) to the Senior Finance Parties, RPM and the Intra-Group Creditors (to the extent they are Secured Parties) under the Security SPV Documents and ranking in the same order of priority as their respective Relevant Liabilities under this Agreement.

3.3	Restrictions on Enforcement Action: Senior Liabilities

Subject to clause 3.4 (Permitted Enforcement Action: Senior event of Default) and clause 3.5 (Permitted Enforcement Action: Fundamental Event of Default), until the RPM Discharge Date, no Senior Finance Party may take Senior Enforcement Action referred to in (1) and (2) of the definition of “Senior Enforcement Action” without the prior written consent of RPM except where failure to commence such Senior Enforcement Action would result in the expiry of any statutory limitation period, but only to the extent necessary to prevent loss of the right to commence such Senior Enforcement Action.

3.4	Permitted Enforcement Action: Senior Event of Default

The restriction in clause 3.3 (Restrictions on Enforcement Action: Senior Liabilities) will not apply to the Senior Finance Parties if:

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(a)	a Senior Event of Default has occurred and is continuing; and

(b)	the relevant Senior Enforcement Action taken or to be taken is limited to:

(i) the sale of shares in the capital of Holdco (subject to the procedure set out in Schedule 1 (Disposal Procedure)); and

(ii) the sale of claims arising under the Plateau Funding Loan Agreement (subject to the procedure set out in Schedule 1 (Disposal Procedure)); and

(c)	the auction process contemplated by Schedule 1 (Disposal Procedure) is adhered to.

3.5	Permitted Enforcement Action: Fundamental Event of Default

The restrictions in clause 3.3 (Restrictions on Enforcement Action: Senior Liabilities) and 3.4 (Permitted Enforcement Action: Senior Event of Default) will not apply to the Senior Finance Parties if:

	(a)	a Fundamental Event of Default has occurred; and

	(b)	(if applicable) RPM has not remedied that Fundamental Event of Default in accordance with clause 18.14 (RPM Cure Rights) within any applicable cure period.

3.6	Amendments: Funding Documents

No Obligor, nor any Senior Finance Party will, on or before the RPM Discharge Date, without the prior written consent of RPM, agree to or take any action which would:

	(a)	amend any Senior Finance Document, except to the extent such amendment arises out of:

(i) any provision of the Mandate Letter relating to the syndication process;

(ii) any typographical error or other consequential amendment required which does not prejudice the commercial interest of RPM; or

(iii)

any provision of the Funding Loan Agreements (other than the RPM Funding Loan Agreement) to the extent required to give effect to an amendment required to the relevant Funding Loan Agreement(s) as a result of an amendment to any other Senior Finance Document which has been made or is to be made in accordance with the provisions of this Agreement;

	(b)	prohibit, or create a default or event of default thereunder with respect to, any action or event that is expressly permitted under this Agreement.

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The Senior Agent shall notify RPM of any proposed amendment to the terms of the Senior Finance Documents not less than 5 (Five) Business Days prior to the making of any such amendment.

3.7	Plateau Intercreditor Agreement

The Senior Finance Parties acknowledge and agree that RPM and any Obligor that is not a party to the Plateau Intercreditor Agreement shall have no rights or obligations under the Plateau Intercreditor Agreement and insofar as there may be a conflict between the provisions of this Agreement and the Plateau Intercreditor Agreement, the provisions of this Agreement shall, to the extent of inconsistency, prevail.

4.	[Intentionally left blank.]

5.	RPM LIABILITIES

5.1	Prohibited actions: RPM Liabilities

Subject to clauses 5.2 (Permitted Payments: RPM Liabilities), 5.6 (Permitted Enforcement Action: RPM Liabilities) and 11.2 (Exercise of rights), until after the Senior Discharge Date:

(a)

no Obligor will, and each Obligor will procure that none of its Subsidiaries will, make, and RPM and will not, and RPM will procure that none of its Affiliates will, receive, any Prohibited Distribution in respect, or on account, of the RPM Liabilities;

(b)

no Obligor will, and each Obligor will procure that none of its Subsidiaries will, permit to subsist, and RPM will not, and RPM will procure that none of its Affiliates will, permit to subsist, any Liabilities between the Obligors and RPM (and its Affiliates) other than the Liabilities contemplated by the Transaction Documents or pursuant to the RPM Trade Liabilities;

(c)

no Obligor will, and each Obligor will procure that none of its Subsidiaries will, create or permit to subsist, and RPM will not, and RPM will procure that none of its Affiliates will, receive from any Obligor or any of its Subsidiaries, any Security over any asset of any Obligor or any of its Subsidiaries or give or permit to subsist any guarantee in respect, or on account, of any part of the RPM Liabilities other than under the Transaction Security Documents as at the date of this Agreement, or as permitted by the definition of “Permitted Security” in the Senior Facilities Agreement.

(d)

no Obligor will, and each Obligor will procure that none of its Subsidiaries will, take or omit to take, and RPM will not, and RPM will procure that none of its Affiliates will, take or omit to take, any action whereby the ranking and/or subordination contemplated by this Agreement may be impaired;

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(e)

no Obligor will, and each Obligor will procure that none of its Subsidiaries will, and RPM will not, and RPM will procure that none of its Affiliates will, take any action whereby any RPM Liabilities are evidenced by a negotiable instrument;

(f)	RPM will not convert any RPM Liabilities into shares of an Obligor;

(g)

no Obligor will, and each Obligor will procure that none of its Subsidiaries will, and RPM will not, charge, assign or otherwise transfer rights and/or obligations under any RPM Finance Documents except pursuant to a Permitted RPM Transfer, a Permitted RPM Funding Loan Transfer or a transfer by RPM of its rights in respect of the RPM Holdco A Preference Share Equity Claims, in each case, without the prior written consent of the Instructing Creditor and, in the case of clause 5.1(g), provided that simultaneously with any charge, assignment or transfer contemplated in that clause, the relevant chargee/transferee agrees to be bound by the provisions of this Agreement by entering into an Accession Agreement.

5.2	Permitted Payments: RPM Liabilities

(a)

Prior to the Senior Discharge Date members of the Borrower Group may make, and RPM may receive, in respect, or on account, of the RPM Unrestricted Liabilities any of the payments set out below and in each case, subject only to the conditions referred to below in respect of a payment:

		(i)	any payment of fees by Opco to RPM under the Umbrella Services Agreement and/or the Service(s) Agreements provided that:

			(A)	all payments ranking ahead of it under the Holdco Cash Waterfall on the relevant date of payment have been discharged in full prior to any such payment; and

			(B)	the relevant payments do not exceed the maximum aggregate amount of the RPM Limit in any Financial Year;

		(ii)	any payment by Holdco to RPM under the RPM Funding Loan Agreement provided that:

			(A)	all payments ranking ahead of it under the Holdco Cash Waterfall on the relevant date of payment have been discharged in full prior to any such payment; and

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(B)

simultaneously with that payment, the pro rata and pari passu payment required to be made by Holdco to the Borrower under the Plateau Funding Loan Agreement as referred to in the Holdco Cash Waterfall has been made;

(iii)	the repayment by Opco to RPM of any amount paid by RPM to Opco in accordance with clause 18.14(a) (RPM Cure Rights), provided that:

	(A)	the original proceeds paid by RPM to Opco were duly credited to the Opco Business Account;

	(B)	the original amount paid by RPM to Opco did not exceed any restriction set out in clause 18.14 (RPM Cure Rights);

	(C)	all payments ranking ahead of it under the Opco Cash Waterfall on the relevant date of repayment have been discharged in full prior to any such repayment; and

	(D)	the relevant repayment does not give rise to an Event of Default;

(iv)	the payment of any consideration due by Holdco to RPM on or about the Closing Date as contemplated by paragraph (a) of the definition of “Permitted Distribution” of the Senior Facilities Agreement.

(b)

Prior to the Senior Discharge Date and subject to clause 5.3 (Suspension of Permitted Payments – RPM Liabilities) members of the Borrower Group may make, and RPM may receive in respect, or on account of the RPM Restricted Liabilities:

(i)

cash interest payments due by the Borrower to RPM under the RPM Standby Facility Agreement paid from the Borrower Proceeds Account and provided that all payments ranking ahead of it under the Borrower Cash Waterfall on the relevant date of payment have been discharged in full prior to any such payment;

(ii)

other payments by the Borrower to RPM under the RPM Standby Facility Agreement provided that all payments ranking ahead of it under the Borrower Cash Waterfall on the relevant date of payment have been discharged in full prior to any such payment;

(iii)

cash interest payments due by the Borrower to RPM under the RPM Operating Cash Flow Shortfall Facility Agreement paid from the Borrower Proceeds Account and provided that all payments ranking ahead of it under the Borrower Cash Waterfall on the relevant date of payment have been discharged in full prior to any such payment;

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(iv)

other payments by the Borrower to RPM under the RPM Operating Cash Flow Shortfall Facility Agreement provided that all payments ranking ahead of it under the Borrower Cash Waterfall on the relevant date of payment have been discharged in full prior to any such payment;

(v)	the payment of any dividend to RPM by the Borrower in respect of the A Preference Share Equity Claims under the RPM Plateau A Preference Share Subscription Agreement, provided that:

	(A)	all payments ranking ahead of it under the Borrower Cash Waterfall on the relevant date of payment have been discharged in full prior to any such payment; and

	(B)	such payment is lawful;

(vi)

other payments by the Borrower to RPM under the RPM Plateau A Preference Share Subscription Agreement provided that all payments ranking ahead of it under the Borrower Cash Waterfall on the relevant date of payment have been discharged in full prior to any such payment;

(vii)	the payment of any dividend to RPM by Holdco in respect of the Holdco A Preference Shares in terms of the RPM Holdco A Preference Share Subscription Agreement, provided that:

	(A)	all payments ranking ahead of it under the Holdco, Cash Waterfall on the relevant date of payment have been discharged in full prior to any such payment;

(B)

simultaneously with that dividend payment, a dividend payment is also made by Holdco to the Borrower in respect of the Holdco A Preference Shares pro rata to the proportion that the Plateau Holdco A Preference Share Equity Claims and RPM Holdco A Preference Share Equity Claims bear to the Total Holdco A Preference Share Equity Claims; and

	(C)	such payment is lawful;

(viii)

other payments by Holdco to RPM under the RPM Holdco A Preference Share Subscription Agreement, provided that all payments ranking ahead of it under the Holdco Cash Waterfall on the relevant date of payment have been discharged in full prior to any such payment; and

(ix)	the payment of any dividend to RPM by Holdco arising from net dividend proceeds received by Holdco from Opco pursuant to clause 7.2(b)(vi) (Permitted Payments: Intra-Group Liabilities) provided that:

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(A)	the net proceeds of that dividend receipt were duly credited to the Holdco Business Account; and

(B)	simultaneously with that dividend payment, a dividend payment is also made by Holdco to the Borrower pro rata to the proportion of total shares owned by the Borrower and RPM in the capital of Holdco.

(c)

After the Senior Discharge Date, all payments and repayments of principal, redemptions, payments of interest, dividends and all other amounts in respect, or on account, of the RPM Liabilities shall be made in accordance with the RPM Documents.

5.3	Suspension of Permitted Payments: RPM Restricted Liabilities

Prior to the Senior Discharge Date, no payment in respect of RPM Restricted Liabilities which would otherwise be permitted under clause 5.2 (Permitted Payments: RPM Liabilities) may be made without the prior written consent of the Instructing Creditor if Enforcement Action has been taken pursuant to the occurrence of a Fundamental Event of Default and RPM has not remedied that Fundamental Event of Default in accordance with clause 18.14 (RPM Cure Rights) within any applicable cure period, provided that after the Enforcement Date, decisions in respect of such payments will be made by the Security Agent acting in accordance with the instructions of the Instructing Creditor determined in accordance with the procedures in clause 10 (Enforcement and other actions under the Transaction Security Documents).

5.4	Payment obligations continue

For the avoidance of doubt, it is agreed that:

(a)

the obligation to make any payment on its due date under the RPM Documents which is not permitted to be paid under clause 5.3 (Suspension of Permitted Payments: RPM Restricted Liabilities) shall continue notwithstanding such payment suspension;

(b)	default interest and arrears interest shall accrue in accordance with the terms of the relevant RPM Documents; and

(c)

clause 5.3 (Suspension of Permitted Payments: RPM Restricted Liabilities) acts as a suspension of payment and not as a waiver of the right to receive such payment when the suspension period has lapsed.

5.5	Restrictions on Enforcement Action: RPM Liabilities

Subject to clause 5.6 (Permitted Enforcement Action: RPM Liabilities), until the Senior Discharge Date has occurred, RPM may not take Enforcement Action in relation to any RPM Finance Liabilities without the prior written consent of the Instructing Creditor except (a) proceedings solely for injunctive relief (or the equivalent) to restrain actual or putative breach of

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the RPM Documents by any Obligor or specific performance against any Obligor where no damages are claimed or (b) where failure to commence proceedings would result in the expiry of any statutory limitation period, but only to the extent necessary to prevent loss of the right to commence proceedings, and in each case where such proceedings are not in conflict with this Agreement.

5.6	Permitted Enforcement Action: RPM Liabilities

The restriction in clause 5.5 (Restrictions on Enforcement Action: RPM Liabilities) will not apply to RPM if:

(a)

prior to the Senior Discharge Date, a Fundamental Event of Default (other than a Fundamental Event of Default arising solely under paragraph 4 (RPM Related Change of Control) of Schedule 3 (Fundamental Event of Default)) has occurred and RPM has not remedied that Fundamental Event of Default in accordance with clause 18.14 (RPM Cure Rights) within the applicable cure period where:

	(i)	the Senior Agent has received written notice of RPM’s intention to take Enforcement Action;

	(ii)	a period of not less than 15 (Fifteen) Business Days has passed from the date of receipt by the Senior Agent of the notice referred to above; and

	(iii)	RPM takes the Enforcement Action subject to the provisions relating to the procedure for Enforcement provided for in this Agreement.

(b)	prior to the Senior Discharge Date, an event has occurred under clause 6.2 (Change of Control: Mandatory Prepayments) of the RPM Funding Common Terms Agreement and is continuing, where:

	(i)	the Senior Agent has received written notice of that event from RPM;

	(ii)	a period of not less than 15 (Fifteen) Business Days has passed from the date of receipt by the Senior Agent of the relevant notice; and

	(iii)	RPM takes the Enforcement Action subject to the provisions relating to the procedure for Enforcement provided for in this Agreement;

(c)

Enforcement Action has been taken in relation to the Plateau Funding Loan Liabilities and provided that RPM shall, without prejudice to its rights to take other Enforcement Action as contemplated by the other provisions of this clause 5.6 in appropriate circumstances, only take the equivalent Enforcement Action under the RPM Funding Loan Liabilities;

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(d)	the Security Agent has enforced or has been instructed by the Instructing Creditor to enforce the Transaction Security or any of it, in accordance with the terms of this Agreement; or

(e)	the Instructing Creditor has consented to the Enforcement Action,

provided that any amounts received by RPM in respect of RPM Restricted Liabilities comprising RPM Finance Liabilities as a result of or pursuant to such action shall be treated in accordance with clause 5.7 (Turnover: RPM Liabilities).

5.7	Turnover: RPM Liabilities

If at any time on or before the Senior Discharge Date, RPM receives or recovers any Turnover Receipts, the recipient or beneficiary of that Turnover Receipt will promptly pay all amounts and other Distributions received or recovered to the Security Agent for application under clause 12 (Application of proceeds) and, pending that payment, will hold those amounts and other Distributions as agent for the Security Agent for application in accordance with the terms of this Agreement.

5.8	No reduction or discharge

As between the Obligors and RPM, RPM will be deemed not to have been reduced or discharged to the extent of any payment or other Distribution to the Security Agent under clause 5.7 (Turnover: RPM Liabilities).

5.9	Indemnity

The Borrower, Holdco and Opco (as the case may be) will fully indemnify RPM upon demand (up to an aggregate amount equal to the RPM Finance Liabilities) for the amount of any properly evidenced payment or other Distribution to the Security Agent under clause 5.7 (Turnover: RPM Liabilities) (a) for any costs, liabilities and expenses incurred by RPM as a result of it having to make that payment (otherwise than by reason of its own gross negligence, wilful misconduct or fraud) and (b) to the extent that clause 5.8 (No reduction or discharge) is held not to be effective to re-instate the amount of that payment or other Distribution as RPM Finance Liabilities.

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5.10	Subrogation: RPM Lenders

(a)

If the Senior Liabilities are wholly or partially paid out of any proceeds received in respect, or on account, of the RPM Finance Liabilities owing to RPM, RPM will to that extent be subrogated to the rights of the Senior Finance Parties in respect of the Senior Liabilities so paid including all Security and guarantees for those Senior Liabilities, but RPM may not enforce those subrogation rights on or before the time that the relevant Senior Liabilities in respect of which RPM is subrogated have been discharged without the prior written consent of the Instructing Creditor.

(b)

After the Senior Discharge Date or, if earlier, the date on which the Security Agent (acting on the instructions of the Instructing Creditor) gives its consent to the exercise of such rights of subrogation to the rights of the Senior Finance Parties, each Senior Finance Party, will give such assistance to RPM as RPM and/or the Security Agent may reasonably require in exercising those rights of subrogation (including a cession of such rights), provided that each such Senior Finance Party is indemnified on demand to its reasonable satisfaction by RPM against any costs, expenses and liabilities that it incurs in relation to giving that assistance.

5.11	Amendments: RPM Documents

Until after the Senior Discharge Date, no Obligor, nor RPM will, without the prior written consent of the Instructing Creditor, agree to or take any action which would:

	(a)	amend any RPM Finance Documents except to the extent such amendment arises out of:

(i) any typographical error or other consequential amendment which does not prejudice the commercial interest of the Senior Finance Parties; or

(ii)

any provision of the RPM Funding Loan Agreement to the extent required to give effect to an amendment required to the RPM Funding Loan Agreement as a result of an amendment which has been made or is to be made to the Plateau Funding Loan Agreement in accordance with the provision of clause 3.6 of this Agreement and in this regard Holdco shall agree to such amendments to the RPM Funding Loan Agreement so long as the amendment serves to reflect the commercial intention that the Holdco Funding Loan Agreements should mirror each other in relation to the commercial terms thereof and shall provide all co-operation in signing such amendment;

	(b)	refinance the RPM Finance Liabilities unless it constitutes a Permitted Refinancing; or

	(c)	prohibit or create a default or event of default thereunder with respect to, any action or event that is expressly permitted under this Agreement.

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5.12	Confirmation: RPM Standby Facility Agreement and RPM Operating Cash Flow Shortfall Facility Agreement

RPM undertakes in favour of the Senior Finance Parties that it will comply with its commitments to advance funding under the RPM Standby Facility Agreement and the RPM Operating Cash Flow Shortfall Facility Agreement in accordance with the provisions of the RPM Standby Facility Agreement and the RPM Operating Cash Flow Shortfall Facility Agreement.

6.	SHAREHOLDER LIABILITIES

6.1	Prohibited actions: Shareholder Liabilities

Subject to clause 11.2 (Exercise of rights), until after the Final Discharge Date:

(a)

no Obligor will, and each Obligor will procure that none of its Subsidiaries will, make and no Shareholder will receive, any Prohibited Distribution in respect, or on account, of the Shareholder Liabilities;

(b)

no Obligor will, and each Obligor will procure that none of its Subsidiaries will, create or permit to subsist and no Shareholder will receive, any Security over any asset of the Borrower or any members of the Borrower Group or give or permit to subsist any guarantee in respect, or on account, of any part of the Shareholder Liabilities other than under the Senior Finance Documents;

(c)

no Shareholder will claim or rank as a creditor in the insolvency, winding-up, bankruptcy or liquidation of any member of the Borrower Group other than in circumstances in which that Shareholder may otherwise permanently lose its rights to file a claim against the relevant member of the Borrower Group if a claim is not filed at that time, provided that any amount received by a Shareholder pursuant to such claim, shall be deposited into a special single purpose proceeds account held in the name of each relevant recovering Shareholder with the Security Agent (each a “Proceeds Account”) and the proceeds standing to the credit of any such Proceeds Account shall be applied by the Security Agent in accordance with the priority of payments referred to in clause 12 (Application of Proceeds);

(d)

no Obligor will, and each Obligor will procure that none of its Subsidiaries will, take or omit to take, and no Shareholder will take or omit to take any action whereby the ranking and/or subordination contemplated by this Agreement may be impaired;

(e)

no Obligor will, and each Obligor will procure that none of its Subsidiaries will, and no Shareholder will charge, assign or otherwise transfer rights and/or obligations under any Shareholders Documents; and

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(f)

no Shareholder will exercise its voting rights as shareholder of any Obligor so as to permit or require any Obligor to make any Prohibited Distribution, other than as permitted by the Senior Finance Documents;

in each case, without the prior written consent of the Instructing Creditor and, in the case of clause 5.1(e), provided that simultaneously with any charge, assignment or transfer contemplated in that clause, the relevant transferee agrees to be bound by the provisions of this Agreement by entering into an Accession Agreement.

6.2	Permitted Payments: Shareholder Liabilities

(a)

Prior to the Final Discharge Date and subject to clause 6.3 (Suspension of Permitted Payments: Shareholder Liabilities), a member of the Borrower Group may make, and a Shareholder may receive, in respect, or on account, of the Shareholder Liabilities:

		(i)	any payment by the Borrower to N2C Resources under the N2C Resources Shareholder Loan Agreement provided that:

			(A)	all payments ranking ahead of it under the Borrower Cash Waterfall on the relevant date of payment have been discharged in full prior to any such payment; and

			(B)	an amount equal to the Relevant Percentage of the net proceeds of that payment are credited (on behalf of N2C Resources) to the Pelawan Dividend Trust Account;

(ii)

the payment of any dividend to N2C Resources by the Borrower in an amount up to or equal to the aggregate net dividend proceeds received by the Borrower from Holdco pursuant to clause 7.2(b)(vi) (Permitted Payments: Intra-Group Liabilities) provided that:

			(A)	all payments ranking ahead of it under the Borrower Cash Waterfall on the relevant date of payment have been discharged in full prior to any such payment;

			(B)	the net proceeds of that dividend receipt were duly credited to the Borrower Proceeds Account immediately upon receipt by the Borrower; and

			(C)	an amount equal to the Relevant Percentage of the proceeds of that dividend payment are duly credited (on behalf of N2C Resources) to the Pelawan Dividend Trust Account.

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(b)

After the Final Discharge Date, all payments and repayments of principal, interest and all other amounts in respect, or on account, of the Shareholders Liabilities shall be made in accordance with the Shareholders Documents.

6.3	Suspension of Permitted Payments: Shareholder Liabilities

Prior to the Final Discharge Date, no payment which would otherwise be permitted under clause 6.2 (Permitted Payments: Shareholder Liabilities) may be made without the prior written consent of the Instructing Creditor if an Event of Default has occurred and is continuing and if the Instructing Creditor has notified the Borrower that it is suspending the right of the Borrower and the other members of the Borrower Group to make payments in respect, or on account, of all or part of the Shareholder Liabilities provided that after the Enforcement Date decisions in respect of such payments will be made by the Security Agent acting in accordance with the instructions of the Instructing Creditor determined in accordance with the procedures in clause 10 (Enforcement and other actions under Transaction Security Documents).

6.4	Restrictions on Enforcement Action: Shareholder Liabilities

Until after the Final Discharge Date, no Shareholder may take Enforcement Action in relation to any Shareholder Liabilities without the prior written consent of the Instructing Creditor, except in the circumstances contemplated by paragraph (c) of clause 6.1 (Prohibited actions: Shareholder Liabilities).

6.5	Turnover: Shareholder Liabilities

If at any time on or before the Final Discharge Date, any Shareholder or the Pelawan Dividend Trust receives or recovers any Turnover Receipts, the recipient or beneficiary of that Turnover Receipt will promptly pay all amounts and other Distributions received or recovered to the Security Agent for application under clause 12 (Application of proceeds) and, pending that payment, will hold those amounts and other Distributions as agent for the Security Agent for application in accordance with the terms of this Agreement.

6.6	No reduction or discharge

As between the Obligors and the Shareholders, the Shareholder Liabilities will be deemed not to have been reduced or discharged to the extent of any payment or other Distribution to the Security Agent under clause 6.5 (Turnover: Shareholder Liabilities).

6.7	Indemnity

The Borrower, Holdco and Opco will fully indemnify each Shareholder upon demand (up to an aggregate amount equal to the Shareholder Liabilities) for the amount of any payment or other Distribution to the Security Agent under clause 6.5 (Turnover: Shareholder Liabilities) (a) for any

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costs, liabilities and expenses incurred and properly evidenced by the relevant Shareholder as a result of it having to make that payment and (b) to the extent that clause 6.6 (No reduction or discharge) is held not to be effective to re-instate the amount of that payment or other Distribution as Shareholder Liabilities.

6.8	Subrogation: Shareholders

(a)

Until after the Final Discharge Date, the Shareholders will not in any circumstances be subrogated to any right of the Senior Finance Parties or RPM, or any Security or guarantee arising under the Finance Documents in respect of the Shareholder Liabilities.

(b)

After the Final Discharge Date, each Senior Finance Party and RPM will give such assistance to the applicable Shareholders as they may reasonably require in exercising those rights of subrogation (including a cession of such rights), provided that each such Senior Finance Party or RPM (as the case may be) is indemnified on demand to its reasonable satisfaction by the Shareholders against any costs, expenses and liabilities that it incurs, and which are properly evidenced in relation to giving that assistance.

6.9	Amendments: Shareholders Documents

Until after the Final Discharge Date, no Obligor nor any Shareholder will agree to or take any action which would:

(a)

amend any Shareholders Documents which would make any principal, interest, or other Distribution or other sum payable under any Shareholders Documents on a date earlier or more frequently than that provided in the relevant Shareholders Document at the date of this Agreement;

(b)

amend any Shareholders Documents which would result in any Obligor being subject to more onerous obligations (including without limitation financial covenants) as a whole than those existing at the date of this Agreement or which would conflict with any provision of this Agreement;

(c) charge, assign or otherwise transfer rights and/or obligations under any Shareholders Document; or

(d) refinance the Liabilities of the Borrower under the N2C Resources Shareholder Loan Agreement,

in each case, without the prior consent of the Instructing Creditor and RPM (if it is not the Instructing Creditor at the relevant time) and, in the case of clause 6.9(c), provided that simultaneously with any charge, assignment or transfer contemplated in that clause, the

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relevant transferee agrees to be bound by the provisions of this Agreement by entering into an Accession Agreement.

7.	INTRA-GROUP LIABILITIES

7.1	Prohibited actions: Intra-Group Liabilities

Subject to clauses 7.2 (Permitted Payments: Intra-Group Liabilities), 7.3 (Permitted Security: Intra-Group) and 11.2 (Exercise of rights), until after the Final Discharge Date:

(a)

no member of the Borrower Group will, and each Obligor will procure that no member of the Borrower Group will, make, and no member of the Borrower Group will receive any Prohibited Distribution in respect, or on account, of the Intra-Group Restricted Liabilities;

(b)

no member of the Borrower Group will, and each Obligor will procure that no member of the Borrower Group will, create or permit to subsist, and no member of the Borrower Group will receive from any other member of the Borrower Group, any Security over any asset of any member of the Borrower Group or give or permit to subsist any guarantee in respect, or on account, of any part of the Intra-Group Liabilities other than under the Finance Documents;

(c)

no member of the Borrower Group will, and each Obligor will procure that no member of the Borrower Group will, take or omit to take, and no member of the Borrower Group will take or omit to take, any action with respect to the applicable Intra-Group Liabilities whereby the ranking and/or subordination contemplated by this Agreement may be impaired,

(d)

no member of the Borrower Group will, and each Obligor will procure that no member of the Borrower Group or any of their Affiliates will, take any action whereby any Intra-Group Liabilities are evidenced by a negotiable instrument;

(e)

no member of the Borrower Group will convert and each Obligor will procure that no member of the Borrower Group or any of their Affiliates will convert, any Intra-Group Liabilities into shares of an Obligor;

(f)

no member of the Borrower Group will, and each Obligor will procure that no member of the Borrower Group or any of its Subsidiaries will, charge, assign or otherwise transfer rights and/or obligations under any Intra-Group Agreement except pursuant to any of the Transaction Security Documents,

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in each case without the prior written consent of the Senior Agent (acting on the instructions of the relevant Senior Finance Parties under the Plateau Intercreditor Agreement), RPM, the Borrower and N2C Resources and, in the case of clause 7.1 (f), provided that simultaneously with any charge, assignment or transfer contemplated in that clause, the relevant chargee/transferee agrees to be bound by the provisions of this Agreement by entering into an Accession Agreement.

7.2	Permitted Payments: Intra-Group Liabilities

(a)

Prior to the Final Discharge Date, a member of the Borrower Group may make, and another member of the Borrower Group may receive, in respect, or on account, of the Intra-Group Unrestricted Liabilities any of the payments set out below and in each case, subject only to the conditions referred to below in respect of a payment:

		(i)	any payment of fees by Opco to Holdco under the Umbrella Services Agreement and/or the Service(s) Agreements provided that:

			(A)	all payments ranking ahead of it under the Opco Cash Waterfall on the relevant date of payment have been discharged in full prior to any such payment; and

			(B)	the relevant payments do not exceed the maximum aggregate amount of the Holdco Limit in any Financial Year;

		(ii)	any payment of fees by Holdco to the Borrower under the Umbrella Services Agreement and/or the Service(s) Agreements provided that:

			(A)	all payments ranking ahead of it under the Holdco Cash Waterfall on the relevant date of payment have been discharged in full prior to any such payment; and

			(B)	the relevant payments do not exceed the maximum aggregate amount of the Plateau Limit in any Financial Year;

(iii)

any payment by Opco to Holdco under the Opco Funding Loan Agreement provided that all payments ranking ahead of it under the Opco Cash Waterfall on the relevant date of payment have been discharged in full prior to any such payment;

		(iv)	any payment by Holdco to the Borrower under the Plateau Funding Loan Agreement provided that:

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(A)	all payments ranking ahead of it under the Holdco Cash Waterfall on the relevant date of payment have been discharged in full prior to any such payment; and

(B)

simultaneously with that payment, an equivalent payment is also made by Holdco to RPM under the RPM Funding Loan Agreement pro rata to the proportion that the Plateau Holdco Capital Liabilities and RPM Holdco Capital Liabilities bear to Total Holdco Capital Liabilities.

(b)

Prior to the Final Discharge Date and subject to clause 7.4 (Suspension of Permitted Payments – Intra-Group Restricted Liabilities) a member of the Borrower Group may make, and another member of the Borrower Group may receive, in respect of, or on account of the Intra-Group Restricted Liabilities:

(i)

any payment of a dividend by Opco to Holdco in respect of the Opco A Preference Shares under the Holdco Opco A Preference Share Subscription Agreement (to the extent lawful) provided that all payments ranking ahead of it under the Opco Cash Waterfall on the relevant date of payment have been discharged in full prior to such payment;

(ii)

other payments by Opco to Holdco under the Holdco Opco A Preference Share Subscription Agreement provided that all payments ranking ahead of it under the Opco Cash Waterfall on the relevant date of payment have been discharged in full prior to any such payment;

	(iii)	any payment of dividend by Holdco to the Borrower in respect of the Holdco A Preference Shares under the Plateau Holdco A Preference Share Subscription Agreement (to the extent lawful) provided that:

		(A)	all payments ranking ahead of it under the Holdco Cash Waterfall on the relevant date of payment have been discharged in full prior to such payment; and

(B)

simultaneously with that payment, a dividend payment is also made by Holdco to RPM under the RPM Holdco A Preference Share Subscription Agreement in respect of the Holdco A Preference Shares pro rata to the proportion that the Plateau Holdco A Preference Share Equity Claims and RPM Holdco A Preference Share Equity Claims bear to the Total Holdco A Preference Share Equity Claims;

	(iv)	other payments by Holdco to the Borrower under the Plateau Holdco A Preference Share Subscription Agreement provided that all payments ranking ahead of it under

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the Holdco Cash Waterfall on the relevant date of payment have been discharged in full prior to any such payment;

(v)	the payment of a dividend to Opco or any of its direct or indirect Subsidiaries;

(vi)

the payment of any other dividend to Holdco by Opco (to the extent lawful) provided that all payments ranking ahead of it under the Opco Cash Waterfall on the relevant date of payment have been discharged in full prior to any such payment;

(vii)	the payment of any dividend to Holdco or to any direct or indirect Subsidiary of Holdco by any other member of the Holdco Group (other than Opco);

(viii)	the payment of any dividend to the Borrower provided that:

	(A)	all payments ranking ahead of it under the Holdco Cash Waterfall on the relevant date of payment have been discharged in full prior to such payment; and

	(B)	the payment of such dividends is made pro rata as between RPM and the Borrower based on their respective shareholding in the capital of Holdco; and

(ix)	any payment by a Project Company to another Project Company provided there is no recourse to any other member of the Borrower Group.

7.3	Permitted Security: Intra-Group

Prior to the Final Discharge Date:

(a)

a Project Company may create or permit to subsist, and any other Project Company may receive from any other Project Company, any Security over any asset of any Project Company or give or permit to subsist any guarantee, on account of any part of any Intra- Group Liabilities constituted between each or any Project Company provided, in each case, there is no recourse to any other member of the Borrower Group and provided such Security constitutes Permitted Security;

(b)

Opco may create or permit to subsist, and the Borrower and Holdco may receive from Opco, a back-to-back counter-indemnity of any Intra-Group Liabilities constituted between Opco and the Borrower or Holdco (as the case may be) in connection with any Permitted Guarantee entered into by the Borrower or Holdco (as the case may be) in favour of a third party for the obligations of Opco pursuant to paragraph (c) of the definition of Permitted Guarantee (as defined in the Senior Facilities Agreement); and

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(c)

each Project Company may create or permit to subsist, and each member of the Borrower Group (other than Opco) may receive from that Project Company, a back-to- back counter-indemnity of any Intra-Group Liabilities constituted between that Project Company and the relevant member of the Borrower Group in connection with any Permitted Guarantee entered into by that member of the Borrower Group in favour of a third party for the obligations of that Project Company pursuant to paragraph (d) of the definition of Permitted Guarantee.

7.4	Suspension of Permitted Payments and Security: Intra-Group Restricted Liabilities

Prior to the Final Discharge Date, no payment in respect of an Intra-Group Restricted Liability, guarantee or security which would otherwise be permitted under clause 7.2 (Permitted Payments: Intra-Group Liabilities) or clause 7.3 (Permitted Security: Intra-Group) may be made or created (as the case may be) without the prior written consent of the Instructing Creditor if an Event of Default has occurred and if the Instructing Creditor has notified the Borrower that it is suspending the right of the members of the Borrower Group to make payments or create guarantees or Security in respect of Intra-Group Liabilities (or certain of them as specified in such notice) provided that after the Enforcement Date decisions in respect of or on account of such payments, guarantees or Security will be made by the Security Agent acting in accordance with the instructions of the Instructing Creditor as determined in accordance with the procedures in clause 10 (Enforcement and other actions under Transaction Security Documents).

7.5	Restriction on Enforcement Action: Intra-Group Liabilities

Until after the Final Discharge Date:

(a)

no member of the Borrower Group may take Enforcement Action in relation to any Intra- Group Liabilities without the prior written consent of the Security Agent (acting on the instructions of the Instructing Creditor); and

(b)

upon the occurrence of a Fundamental Event of Default which is not capable of being remedied or has not been remedied by RPM in accordance with clause 18.14 (RPM Cure Rights) within any applicable cure period, each member of the Borrower Group will, and the Obligors shall ensure that the relevant members of the Borrower Group will, take any Enforcement Action in relation to the Intra-Group Liabilities which the Security Agent directs it to take and, if so required by the Security Agent, shall (to the extent the relevant member of the Holdco Group is able) amend, waive or release the Intra-Group Liabilities owed to it by other members of the Borrower Group and/or terms applicable to it in such manner and to such extent as the Security Agent may direct.

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7.6	Turnover: Intra-Group Liabilities

If at any time on or before the Final Discharge Date, any member of the Borrower Group receives or recovers any Turnover Receipts, the recipient or beneficiary of that Turnover Receipt will (and the Obligors shall procure that the relevant member of the Borrower Group will) promptly pay all amounts received or recovered and other Distributions received to the Security Agent for application under clause 12 (Application of proceeds) and, pending that payment, will hold those amounts and other Distributions as agent for the Security Agent for application in accordance with the terms of this Agreement.

7.7	No subrogation of Intra-Group Creditors

(a)

Until after the Final Discharge Date, the members of the Borrower Group will not (and the Obligors shall procure that the relevant member of the Borrower Group will) in any circumstances be subrogated to any right of the Senior Finance Parties or RPM or any Security or guarantee arising under the Finance Documents;

(b)

After the Final Discharge Date, each Senior Finance Party and RPM will give such assistance to the applicable members of the Borrower Group as they may require in exercising those rights of subrogation (including a cession of such rights) provided that each such Senior Finance Party and RPM (as the case may be) is indemnified on demand to its reasonable satisfaction by the Borrower Group against any costs, expenses and liabilities it incurs, and which are properly evidenced in relation or giving that assistance.

8.	OPTIONS TO PURCHASE

8.1	Purchase option

During the period commencing on the day after the Closing Date and ending on (but including) the Debt Option Expiry Date, the Parent (subject to clause 8.5 (Restriction on Parent prior to RPM Discharge Date)) or RPM (as the case may be) may, on giving written notice to the Senior Agent, at the expense of the Parent or RPM (as the case may be), issue an unconditional and irrevocable offer to purchase all (but not part only) of the rights and obligations of the Senior Finance Parties under the Senior Finance Documents in relation to the Senior Liabilities. The Senior Agent shall accept the first offer received from the Parent or RPM (as the case may be) (the “Relevant Purchaser”) on behalf of the Senior Finance Parties if that offer provides for:

(a) payment in full in cash (as contemplated by clauses 8.2(a) and (b) (Terms of purchase)); and

(b) immediately available funds,

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in each case, in form and substance satisfactory to the Senior Agent.

8.2	Terms of purchase

Any such purchase shall take effect on the following terms:

(a)

payment in full in cash of an amount certified by the Senior Agent to be equal to the aggregate of (x) the Senior Liabilities outstanding as at the date (the “Purchase Date”), that amount is to be paid (being not later than 5 days after the date of the acceptance of the offer by the Senior Agent) and (y) all other amounts which would be payable on a prepayment as at the Purchase Date determined under the Senior Facilities Agreement (such as breakage costs);

(b) the relevant rights and obligations of the Senior Finance Parties under the Senior Finance Documents in relation to the Senior Liabilities shall be transferred by way of transfers under:

(i) clause 29 (Changes to the Lenders) of the Senior Facilities Agreement; and

(ii)

standard ISDA novation agreements pursuant to which (A) the existing Plateau Hedge Counterparties shall be transferors, (B) the Relevant Purchaser or its nominee(s) shall be transferees and (C) the Borrower and/or Holdco (as the case may be) shall continue as remaining parties, in each case, in form and substance satisfactory to the Senior Agent;

(c)

after the transfer, no Senior Finance Party will be under any actual or contingent liability to any Obligor or any other person under this Agreement or any Senior Finance Document in relation to any Senior Liabilities for which it is not holding cash collateral in an amount and established on terms reasonably satisfactory to it;

(d)

an indemnity is provided from each Obligor or the Relevant Purchaser or another third party acceptable to each Senior Finance Party and in a form satisfactory to each Senior Finance Party in respect of all losses which may be sustained or incurred by any Senior Finance Party in consequence of any sum received or recovered by any Senior Finance Party from any Obligor or RPM or other person being required (or it being alleged that it is required) to be paid back by or clawed back from any Senior Finance Party for any reason whatsoever, save for losses arising solely from wilful misconduct, gross negligence or fraud on the part of a Senior Finance Party and provided that where it is demonstrated to the reasonable satisfaction of the Senior Agent that those losses could not have been recovered in full by the relevant Senior Finance Party under the Senior Finance Documents if that transfer had not been made, that indemnity shall not extend to the shortfall; and

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(e)	the relevant transfer shall be without recourse to, or warranty from, the Senior Finance Parties.

8.3	Senior Liabilities transfers

No Senior Finance Party will be under any obligation to maintain its participation in the Senior Liabilities and each Senior Finance Party may, subject only to the provisions of the Senior Finance Documents and this Agreement, transfer all or any of its participation at any time up to the date on which the Relevant Purchaser purchases the then outstanding Senior Liabilities in full.

8.4	Further Assurance

RPM, each Obligor and the Senior Finance Parties agree to enter into any documentation (including any novation agreement contemplated by clause 8.2(b) above) and take any action and/or steps that the Senior Agent may reasonably request in order to give effect to any transfer contemplated above.

8.5	Restriction on Parent prior to RPM Discharge Date

Prior to the RPM Discharge Date, the Parent shall not be entitled to exercise its rights under clause 8.1 (Purchase Option) unless:

(a)

at the time of the exercise of the option, RPM has reduced its ordinary shareholding in Holdco to less than 25.1% of the ordinary issued equity share capital of Holdco and Senior Enforcement Action has been taken as a result; and

(b) the Parent has given RPM not less than 15 (Fifteen) days’ notice of its intention to exercise the option and RPM has not, after the expiry of such notice period, exercised the option.

8.6	Termination of exercise option

(a) Without prejudice to any Enforcement Action being taken in connection with a Senior Event of Default or a Fundamental Event of Default, if:

(i) the option referred to in clause 8.1 above has been exercised by RPM or the Parent (as the case may be) on or before the Debt Option Expiry Date; and

(ii) RPM or the Parent (as the case may be) fails to comply with any of its obligations under clause 8.1 (Purchase option) or clause 8.2 (Terms of purchase),

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then the right of the Party which exercised the option to complete the purchase of the relevant Senior Liabilities shall (upon written notice of the same by the Senior Agent) terminate and RPM or the Parent (as the case may be) shall within three Business Days of demand by the Senior Agent, indemnify each Senior Finance Party against any cost, loss or liability incurred and properly evidenced by it as a result of a failure by RPM or the Parent (as the case may be) to purchase the relevant Senior Liabilities in accordance with the terms set out in this clause 8 (Option to Purchase).

(b)	Upon:

	(i)	the expiry of the option; or

	(ii)	the termination of the option,

as contemplated in each case above, the condition (if any) contemplated by paragraph 1.5(b) (Key terms of the proposed transaction) of Part B of Schedule 1 (Auction Process) in connection with the sale of any shares in the capital of Holdco or any claims under the Plateau Funding Loan Agreement shall be deemed to have been satisfied.

8.7	" "

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(b)	" "

8.8	Call Option in favour of Purchaser of Shares in capital of Holdco

(a)

If pursuant to Senior Enforcement Action the ordinary shares held by the Borrower in the share capital of Holdco are sold to any person (the “Purchaser”) and upon being notified in writing by the Senior Agent that the Purchaser wishes to acquire the RPM Finance Liabilities relating to the Plateau Facilities (the “Target RPM Finance Liabilities”) with effect on or within a specified period after the Completion Date, RPM shall be obliged to sell, cede and assign all of its rights and obligations in respect of the Target RPM Finance Liabilities to the Purchaser on the terms set out in paragraph (b) below.

	(b)	The purchase by the Purchaser of the Target RPM Finance Liabilities shall take effect on the following terms:

(i)

payment in full in cash of an amount certified by RPM to be equal to the Target RPM Finance Liabilities outstanding as at the date (the “Purchase Date”) that amount is to be paid (being the date upon which the Target RPM Finance Liabilities are to be transferred to the Purchaser);

		(ii)	payment in full in cash of the amount which RPM certifies to be necessary to compensate it for any accrued interest, dividends, costs, charges, expenses and break costs on the Purchase Date;

(iii)

the relevant rights and obligations of RPM under the RPM Finance Documents in relation to the Target RPM Finance Liabilities shall be transferred by way of transfers under the applicable transfer provisions under the relevant RPM Finance Documents:

in each case, in form and substance satisfactory to RPM;

(iv)

after the transfer RPM, will not be under any actual or contingent liability to any Obligor or any other person under this Agreement or any other RPM Finance Document in relation to any Target RPM Finance Liabilities for which it is not

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holding cash collateral in an amount and established on terms reasonably satisfactory to it;

(v)

an indemnity is provided by the Purchaser or another third party acceptable to RPM and in a form satisfactory to RPM in respect of all losses which may be sustained or incurred by RPM in consequence of any sum received or recovered by RPM from any Obligor or other person being required (or it being alleged that it is required) to be paid back by or clawed back from RPM for any reason whatsoever, save for losses arising solely from gross negligence, wilful misconduct or fraud on the part of RPM and provided that where it is demonstrated to the reasonable satisfaction of RPM that those losses could not have been recovered in full by RPM under the RPM Finance Documents if that transfer had not been made, that indemnity shall not extend to the shortfall; and

(vi)	the relevant transfer shall be without recourse to, or warranty from RPM; and

(vii)

RPM shall not exercise any right it may otherwise have to take Enforcement Action in relation to the RPM Funding Loan Liabilities or the RPM Holdco A Preference Share Equity Claims solely on account of the change of control of Holdco which takes place pursuant to the acquisition by the Purchaser of the shares in Holdco previously held by the Borrower in the circumstances contemplated by paragraph (a) above.

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SECTION 3: RANKING, ENFORCEMENT AND APPLICATION

9.	RANKING OF SECURITY AND PARALLEL DEBT

9.1	Ranking of Security

(a)

All Transaction Security under the N2C Resources Security Documents is given to the Plateau Security SPV directly or indirectly for the obligations of the Borrower under the guarantee contained in the Senior Facilities Agreement and under the N2C Resources Counter Indemnity Agreement and all proceeds from enforcement by the Plateau Security SPV of its rights under the guarantee referred to in the Senior Facilities Agreements, the N2C Resources Counter Indemnity Agreements and the N2C Resources Security Documents will, for all purposes and at all times be applied by the Plateau Security SPV (or the Security Agent on its behalf) towards the claims of the Senior Finance Parties under the guarantee referred to in the Senior Facilities Agreement in respect of the Senior Liabilities in priority to any claims under the Fourth Ranking Plateau Debt Guarantee in respect of the A Preference Share Equity Claims.

(b)

All Transaction Security under the Plateau Security Documents is given to the Plateau Security SPV directly or indirectly for the obligations of the Borrower under the Plateau Counter Indemnity Agreement and all proceeds from enforcement by the Plateau Security SPV of its rights under the Plateau Counter Indemnity Agreement and the Plateau Security Documents will for all purposes and at all times:

(i)

be applied by the Plateau Security SPV (or the Security Agent on its behalf) towards the claims under the First Ranking Plateau Debt Guarantee in respect of the Senior Liabilities in priority to any claims under the Second Ranking Plateau Debt Guarantee in respect of the RPM Standby Facility Liabilities and the Third Ranking Plateau Debt Guarantee in respect of the RPM Operating Cash Flow Shortfall Facility Liabilities;

(ii)

be applied by the Plateau Security SPV (or the Security Agent on its behalf) towards the claims under the Second Ranking Plateau Debt Guarantee in respect of the RPM Standby Facility Liabilities in priority to any claims in respect of the Third Ranking Plateau Debt Guarantee in respect of the RPM Operating Cash Flow Shortfall Facility Liabilities.

(c)

All Transaction Security under the Holdco Security Documents will for all purposes and at all times secure (i) first, the Plateau Funding Loan Liabilities and the RPM Funding Loan Liabilities pro rata to the proportion that the Plateau Holdco Capital Liabilities and RPM Holdco Capital Liabilities bear to Total Holdco Capital Liabilities; and (ii) second, the

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obligations of Holdco under the Holdco Guarantee in respect of the A Preference Share Equity Claims.

(d)

Except as provided for in (e) below, all Transaction Security under the Opco Security Documents is given to the Opco Security SPV directly or indirectly for the obligations of Opco under the Opco Counter Indemnity Agreements and all proceeds from enforcement by the Opco Security SPV of its rights under the Opco Counter Indemnity Agreements and the Opco Security Documents will for all purposes and at all times be applied by the Opco Security SPV (or the Security Agent on its behalf) first towards the claims under the First Ranking Opco Debt Guarantee in respect of the Opco Funding Loan Liabilities and in priority to any claims under the Second Ranking Opco Debt Guarantee and the Third Ranking Opco Debt Guarantee in respect of the RPM Holdco A Preference Share Equity Claims and the A Preference Share Equity Claims, respectively.

(e)

Transaction Security under the Opco Security Documents given to the Security Agent (as principal creditor) pursuant to the parallel debt obligations referred to in 9.3 (Parallel Debt Obligations) below, will to the extent proceeds are realised by the Security Agent in connection with such Transaction Security, and after deducting all costs, fees and charges incurred by the Security Agent in enforcing such Transaction Security, at all times be applied by the Security Agent in the manner and in the order of priority referred to in clause 12.1 (Application Opco Security Documents).

9.2	Ranking of Relevant Liabilities unaffected

The ranking and order of priority of the Transaction Security listed in clause 9.1 (Ranking of Security) shall apply notwithstanding:

	(a)	the order of registration, notice or execution of any Transaction Security Document or other document;

	(b)	when any Relevant Liability is incurred;

	(c)	whether or when a Creditor is obliged to advance any Liability;

	(d)	any fluctuation in the outstanding amount of, or any intermediate discharge of, any Relevant Liability;

(e)

the creation in favour of any Creditor, in accordance with this Agreement, of any additional Security over the undertaking, properties or assets of the Obligors (or any of them) or any perfection or attachment proceedings in relation to any asset or assets which is or are (as the case may be) expressed to be subject to any Transaction Security Document; or

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(f)	any contrary provisions in any Finance Document or any Subordinated Document.

9.3	Parallel Debt Obligations

(a)

Opco hereby irrevocably and unconditionally undertakes to pay to the Security Agent amounts equal to any amounts owing from time to time by Opco to the Opco Security SPV under the Opco Counter Indemnity Agreements as and when those amounts are due.

(b)

Each Party acknowledges that the obligations of Opco under paragraph (a) above are several and are separate and independent from, and shall not in any way limit or affect, the corresponding obligations of Opco to the Opco Security SPV under the Opco Counter Indemnity Agreements (its “Corresponding Debt”) nor shall the amounts for which Opco is liable under paragraph (a) above (its “Parallel Debt”) be limited or affected in any way by its Corresponding Debt provided that:

		(i)	the Parallel Debt of Opco shall be decreased to the extent that its Corresponding Debt has been irrevocably paid or discharged; and

		(ii)	the Corresponding Debt of Opco shall be decreased to the extent that its Parallel Debt has been irrevocably paid or discharged; and

		(iii)	the amount of the Parallel Debt of Opco shall at all times be equal to the amount of its Corresponding Debt.

(c)

For the purposes of this clause 9.3, the Security Agent acts in its own name and not as a trustee and its claims in respect of the Parallel Debt shall not be held on trust. Any Transaction Security granted under the Opco Security Documents to the Security Agent to secure the Parallel Debt is granted to the Security Agent in its capacity as creditor of the Parallel Debt and shall not be held on trust.

(d)

All moneys received and recovered by the Security Agent pursuant to this clause 9.3, and all amounts received or recovered by the Security Agent from or by the enforcement of any Security granted to secure the Parallel Debt, shall be applied in accordance with clause 12.1 (Application: Opco Security Documents) and the Security Agent undertakes to make such payments in favour of the relevant Creditors referred to therein out of such amounts received or recovered by it.

	(e)	Without limiting or affecting the Security Agent’s rights against Opco (whether under this clause 9.3 or under any other provision of the Finance Documents), Opco acknowledges that:

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(i)	nothing in this clause 9.3 shall impose any obligation on the Security Agent to advance any sum to Opco under the Finance Documents, except in its capacity as a Senior Lender; and

(ii)

for the purpose of any vote taken under any Finance Document, the Security Agent shall not be regarded as having any participation or commitment other than those which it has in its capacity as a Senior Lender or Plateau Hedge Counterparty.

10.	ENFORCEMENT AND OTHER ACTIONS UNDER TRANSACTION SECURITY DOCUMENTS

10.1	Instructions to a Security SPV

(a)

Each of the Parties agree that, without prejudice to the rights and obligations of the Plateau Security SPV or the Opco Security SPV under the Finance Documents and unless not legally possible, the Security Agent shall have the sole and exclusive right to make claims against the Plateau Security SPV or the Opco Security SPV under the Plateau Debt Guarantees and the Opco Debt Guarantees on behalf of the relevant Secured Parties, to instruct the Plateau Security SPV or the Opco Security SPV (as the case may be) to exercise any or all of the remedies or any of its rights, powers, authorities or discretions granted in the Finance Documents, or to commence, pursue, conclude or settle any legal proceedings against the Borrower, any other Obligor or any other security provider in any applicable jurisdiction on behalf of the Secured Parties or any of them in connection with the Finance Documents.

(b)

Each Security SPV shall comply with the instructions of the Security Agent as referred to in paragraph (a) above as to the enforcement by it of any or all of the Transaction Security or of any other remedies or the exercise by it of any of its rights, powers, authorities or discretions or the performance of any of its duties, obligations and responsibilities under any of the Finance Documents.

(c) Each Security SPV shall refrain from enforcing the Transaction Security unless otherwise directed to do so by the Security Agent.

(d)

The Security Agent in instructing the Plateau Security SPV or the Opco Security SPV (as applicable) pursuant to paragraph (a) and (b) above shall act on the instructions of the relevant Parties as referred to in clause 10.4 (Action on or before the Senior Discharge Date), clause 10.5 (Action after the Senior Discharge Date) and clause 10.6 (Action after the RPM Discharge Date).

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10.2	Security SPV’s May Seek Instructions

A Security SPV shall at any time be entitled (but not obliged) to request instructions from the Security Agent as to the manner of enforcement by it of all or any of the Transaction Security or of any other remedies or the exercise by it of any of its rights, powers, authorities or discretions or the performance of any of its duties, obligations and responsibilities under any of the Finance Documents.

10.3	Instructions to Security SPV’s to be Binding

Any instruction given to a Security SPV by the Security Agent, under and in accordance with this Agreement shall be binding upon RPM and each Obligor to the extent it is not given in breach of any provision of the Finance Documents.

10.4	Action on or before the Senior Discharge Date

(a)

Subject to any contrary provisions in this Agreement, until after the Senior Discharge Date, the Security Agent shall exercise any right, power, authority or discretion vested in it as Security Agent and take Enforcement Action in relation to the Senior Finance Documents and the Transaction Security Documents in accordance with instructions of the Instructing Creditor, provided that the Security Agent shall make claims and take Enforcement Action under the RPM Finance Documents in accordance with the instructions of RPM provided that (x) such Enforcement Action is not restricted by the provisions of this Agreement and (y) such instructions of RPM are, to the extent they relate to the sale process of the Secured Assets, not in conflict with the instructions given by the Instructing Creditor.

(b)

If, prior to the Senior Discharge Date, the Security Agent is instructed by the Senior Agent to take Senior Enforcement Action pursuant to clause 3.4 (Permitted Enforcement Action: Senior Event of Default):

(i)	the Security Agent will notify RPM of such instruction;

(ii)

the Instructing Creditor shall, where reasonably practicable, consult with RPM on the Senior Enforcement Action to be taken and ensure that any agreement reached on this as between the Instructing Creditor and RPM is communicated to the Security Agent;

(iii)	the Security Agent shall comply in all material respects with the disposal process set out in Schedule 1 (Auction Process);

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(iv)	RPM shall provide all notices and take all such action as the Security Agent may reasonably require in support of the disposal process set out in Schedule 1 (Auction Process).

(c)

If, prior to the Senior Discharge Date, the Security Agent is instructed by the Instructing Creditor to take Senior Enforcement Action pursuant to clause 3.5 (Permitted Enforcement Action: Fundamental Event of Default), it shall take instruction from the Instructing Creditor as contemplated by paragraph (a) above without any restriction contemplated by clause 3.3 (Restrictions on Enforcement Action: Senior Liabilities), clause 3.4 (Permitted Enforcement Action: Senior Event of Default) or paragraph (b) above.

10.5	Action after the Senior Discharge Date

After the Senior Discharge Date but on or before the RPM Discharge Date, the Security Agent shall exercise any right, power, authority or discretion vested in it as Security Agent and take Enforcement Action in relation to the Transaction Security Documents in accordance with the instructions of RPM which shall override any conflicting instructions given by or on behalf of any other Party.

10.6	Action after the RPM Discharge Date

After the Senior Discharge Date and the RPM Discharge Date, the Security Agent shall exercise any right, power, authority or discretion vested in it as Security Agent and take Enforcement Action in relation to the Transaction Security Documents in accordance with the instructions of N2C Resources which shall override any conflicting instructions given by or on behalf of any other Party.

10.7	Exemption

(a)

No Senior Finance Party shall be responsible to any other Party and RPM shall not be responsible to any other Obligor for any instructions given or not given to the Security Agent in relation to the Transaction Security Documents, provided in each case they act in good faith and in accordance with their obligations under the Senior Finance Documents or the RPM Finance Documents (as applicable).

(b)

Any instructions given in accordance with clause 10.4 (Action on or before the Senior Discharge Date) shall be binding on all the Creditors provided that the Security Agent is not authorised to act on behalf of a Senior Finance Party or RPM or any Shareholder (without first obtaining that person’s consent) in any legal, insolvency or arbitration proceedings relating to any Senior Finance Document, any RPM Document, any Shareholders Document or this Agreement.

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(c)

Subject to any mandatory provisions of law, none of the Security Agent and the Senior Finance Parties shall be responsible to any other Party and RPM shall not be responsible to any other Obligor, for (a) any or any order or manner or particular time of Enforcement Action (unless such Enforcement Action is taken contrary to the terms of this Agreement), (b) failure to take Enforcement Action or (c) failure to maximise the proceeds of any Enforcement Action, in each case, as contemplated under clauses 10.5 to 10.6 (as the case may be) and any of the Security Agent or any other Party (as applicable) may cease any such Enforcement Action at any time.

(d)

In the absence of, or while awaiting, instructions from the Senior Agent or other Party (as applicable under this clause 10), (including in exceptional circumstances where time does not permit RPM or any agent obtaining instructions from the Senior Agent or other relevant Party and urgent action is required) the Security Agent may act (or refrain from taking action) as it considers to be in the best interest of the Senior Finance Parties and thereafter RPM in accordance with their priorities.

10.8	Authority of Security Agent

	(a)	If in connection with any Enforcement Action:

		(i)	the Security Agent sells or otherwise disposes of (or proposes to sell or otherwise dispose of) any asset under any Transaction Security Document; or

		(ii)	the Borrower or any other member of the Borrower Group sells or otherwise disposes of (or proposes to sell or otherwise dispose of) any asset at the request or direction of the Security Agent,

the Security Agent may, at the cost and expense of the Obligors, and is irrevocably hereby authorised by each Creditor to release in any manner whatsoever any Transaction Security created or purported to be created over the relevant asset.

(b)

Each Creditor hereby irrevocably authorises the Security Agent to release in any manner whatsoever any Security and any guarantee upon the sale or disposal of any asset (including shares) otherwise than pursuant to an Enforcement Action provided that such sale or disposal is in compliance with the terms of the Finance Documents (including as a result of any Consent in accordance with any Finance Document) and such release is a condition of the terms of such sale or disposal or is otherwise necessary in order for such sale or disposal to be completed.

	(c)	Each Party acknowledges and agrees to the provisions of clause 40.2 (Exceptions) of the Senior Facilities Agreement and any equivalent provision in any of the Transaction Security Documents.

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(d)

Each Creditor hereby undertakes in favour of the Security Agent to promptly execute any releases or other documents and take any action which the Security Agent may reasonably require in order to facilitate or to give effect to any Enforcement Action permitted under this Agreement.

(e)

The release of any Obligor or member of the Borrower Group as contemplated in clause 10.8 (a) to (c) will not affect or otherwise reduce the obligations and/or liabilities of any other Obligor or member of the Borrower Group to the relevant Creditors.

10.9	All enforcement action through the Security Agent

Without the prior written consent of the Security Agent, none of the other Senior Finance Parties, RPM or the Obligors shall have any independent power to make claims against the Opco Security SPV or the Plateau Security SPV under any of the Opco Debt Guarantees or Plateau Debt Guarantees or to make claims against N2C Resources under the Finance Documents or to enforce any of the Transaction Security Documents, or to exercise any rights, discretions or powers or to grant any consents or releases under or pursuant to any such Transaction Security Documents or otherwise have direct recourse to the Security and/or guarantees constituted by any of such Transaction Security Documents (including, for the avoidance of doubt, the rights, discretions and powers of RPM and the Borrower under the Holdco Cession in Security Agreement, the Holdco Reversionary Cession in Security Agreement and any other Holdco Security Documents) except through the Security Agent.

11.	SUBORDINATION ON INSOLVENCY

11.1	Subordination

(a)

At any time on or before the Senior Discharge Date, upon the occurrence of an Insolvency Event that has occurred to or in respect of the Borrower, then in connection with the RPM Standby Facility Liabilities, the RPM Operating Cash Flow Shortfall Facility Liabilities, the A Preference Share Equity Claims and the Shareholder Liabilities:

(i)

claims against the Borrower will be subordinate in right of payment to the claims against the Borrower in respect of the Senior Liabilities and the Relevant Borrower Liabilities shall rank in the order of priority set out in clause 2.1 (Ranking of Relevant Borrower Liabilities);

(ii)

RPM and N2C Resources (as applicable) shall not, unless otherwise directed by the Instructing Creditor or as permitted by paragraph (e) of this clause 11.1 (Subordination), prove for the RPM Standby Facility Liabilities, the RPM Operating Cash Flow Shortfall Facility Liabilities, the A Preference Share Equity Claims or the Shareholder Liabilities (as applicable) until the Senior Liabilities have first been paid or discharged in full (and for all purposes any Distribution received by the

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Senior Finance Parties shall only be taken to discharge the Senior Liabilities to the extent of the actual amount received by the Senior Finance Parties); and

(iii)

if RPM or N2C Resources is directed by the Instructing Creditor to prove for the RPM Standby Facility Liabilities, the RPM Operating Cash Flow Shortfall Facility Liabilities, the A Preference Share Equity Claims or the Shareholder Liabilities (as applicable) then it shall act in accordance with such directions and shall procure (including, without limitation, the granting of a power of attorney) that any resultant Distributions shall be made by the liquidator of the Borrower, or any other person making the Distribution, to the Senior Agent to the extent necessary to repay all the Senior Liabilities in full.

(b)	At any time on or before the RPM Discharge Date, upon the occurrence of an Insolvency Event that has occurred to or in respect of the Borrower, then in connection with the Shareholder Liabilities:

	(i)	claims against the Borrower will be subordinate in right of payment to the claims against the Borrower in respect of the Senior Liabilities and the RPM Finance Liabilities;

(ii)

the Shareholders shall not, unless otherwise directed by the Instructing Creditor or as permitted by paragraph (c) of this clause 11.1 (Subordination) prove for the Shareholder Liabilities until the Senior Liabilities and the RPM Finance Liabilities have first been paid or discharged in full (and for all purposes any Distribution received by the Senior Finance Parties or RPM (as applicable) shall only be taken to discharge the Senior Liabilities or the RPM Finance Liabilities (as applicable) to the extent of the actual amount received by the Senior Finance Parties and RPM); and

(iii)

if any Shareholder is directed by the Instructing Creditor to prove for the Shareholder Liabilities of the Borrower then it shall act in accordance with such directions and shall procure (including, without limitation, the granting of a power of attorney) that any resultant Distributions shall be made by the liquidator of the Borrower, or any other person making the Distribution, to the Senior Agent or RPM (as applicable) to the extent necessary to repay all the Senior Liabilities and the RPM Finance Liabilities in full.

(c)

At any time on or before the Holdco Funding Loans Discharge Date, upon the occurrence of an Insolvency Event that has occurred to or in respect of Holdco, then in connection with the Holdco Funding Loan Liabilities:

	(i)	claims against Holdco by the Borrower and RPM will rank equally in right of payment pro rata to the proportion that the Plateau Holdco Capital Liabilities and

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RPM Holdco Capital Liabilities bear to Total Holdco Capital Liabilities respectively and in priority to claims against Holdco by the Borrower and RPM in respect of the Holdco A Preference Share Equity Claims and the Relevant Holdco Liabilities shall rank in the order of priority set out in clause 2.2 (Ranking of Relevant Holdco Liabilities);

(ii)

the Borrower and RPM shall not, unless otherwise directed by the Security Agent, or as permitted by paragraph (e) of this clause 11.1 (Subordination) prove for the Holdco A Preference Share Equity Claims;

(iii)

if the Borrower or RPM is directed by the Security Agent to prove for the Holdco A Preference Share Equity Claims then it shall act in accordance with such directions and shall procure (including without limitation, the granting of a power of attorney) that any resultant Distributions shall be made by the liquidator of Holdco, or any other person making the Distribution, to the Security Agent to the extent necessary to repay all the Holdco Funding Loan Liabilities in full.

(d)

At any time on or before the Opco Funding Loan Discharge Date, upon the occurrence of an Insolvency Event that has occurred to or in respect of Opco, then in connection with the Opco Funding Loan Liabilities:

(i)

claims against Opco in respect of the Opco Funding Loan Liabilities will rank in right of payment in priority to all other Relevant Opco Liabilities and the Relevant Opco Liabilities shall rank in the order of priority set out in clause 2.3 (Ranking of Relevant Opco Liabilities);

	(ii)	Holdco shall not, unless otherwise directed by the Security Agent or as permitted by paragraph (e) of this clause 11.1 (Subordination), prove for the Opco A Preference Share Equity Claims; and

(iii)

if Holdco is directed by the Security Agent to prove for the Opco A Preference Share Equity Claims then Holdco shall act in accordance with such directions and shall procure (including without limitation, the granting of a power of attorney) that any resultant Distributions shall be made by the liquidator of Opco, or any other person making the Distribution, to the Security Agent to the extent necessary to repay all the Opco Funding Loan Liabilities in full.

(e)

RPM or N2C Resources (as applicable) shall be entitled to prove claims in relation to Relevant Liabilities, which would otherwise be prohibited by the provisions of this clause 11.1 (Subordination) in circumstances in which RPM or N2C Resources may otherwise permanently lose its right to file a claim against the relevant member of the Borrower Group if a claim is not filed at that time, provided that any amount received by RPM or N2C Resources pursuant to such a claim, shall be deposited into a special single purpose

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proceeds account held in the name of the relevant recovering Creditor with the Security Agent (a “Proceeds Account”) and the proceeds standing to the credit of any such Proceeds Account shall be applied by the Security Agent in accordance with the provisions of clause 12 (Application of Proceeds).

11.2	Exercise of rights

(a)

Without prejudice to the rest of clause 11.2, on or after the occurrence of a Fundamental Event of Default that is not capable of being remedied or has not been remedied by RPM in accordance with clause 18.14 (RPM Cure Rights) within any applicable cure period, the Security Agent is irrevocably authorised by the Shareholders, RPM and the Intra-Group Creditors on their behalf to:

		(i)	take any Enforcement Action in accordance with this Agreement in relation to;

		(ii)	demand, claim, enforce, prove and give receipt for;

		(iii)	file claims and proofs, give receipts and take all proceedings and do all things which the Security Agent considers reasonably necessary to recover; and

		(iv)	collect and receive Distributions of any kind whatsoever in respect, or on account, of,

the Relevant Liabilities due from any Obligor, provided that in taking any such action under the RPM Finance Documents, the Security Agent shall act in accordance with the instructions of RPM provided that such instructions are, to the extent they relate to the sale process of the Secured Assets, not in conflict with any instructions given by the Instructing Creditor.

(b)

Upon the occurrence of any Insolvency Event that has occurred to or in respect of the Borrower, the Security Agent is irrevocably authorised by the Shareholders, RPM and the Intra-Group Creditors on their behalf to:

		(i)	take any Enforcement Action in accordance with this Agreement in relation to;

		(ii)	demand, claim, enforce, prove and give receipt for;

		(iii)	file claims and proofs, give receipts and take all proceedings and do all things which the Security Agent considers reasonably necessary to recover; and

		(iv)	collect and receive Distributions of any kind whatsoever in respect, or on account, of,

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the Relevant Liabilities due from the Borrower, provided that in taking any such action under the RPM Finance Documents, the Security Agent shall act in accordance with the instructions of RPM provided that such instructions are, to the extent they relate to the sale process of the Secured Assets, not in conflict with any instructions given by the Instructing Creditor.

(c)

Upon the occurrence of any Insolvency Event that has occurred to or in respect of Holdco or Opco (but in the case of Opco only to the extent it triggers a Fundamental Event of Default), the Security Agent subject to the restrictions referred to in clauses 3 (Senior Liabilities), 5 (RPM Liabilities), 6 (Shareholder Liabilities) and 7 (Intra-Group Liabilities) is irrevocably authorised by the Shareholders, RPM and the Intra-Group Creditors on their behalf to:

	(i)	take any Enforcement Action in accordance with this Agreement in relation to;

	(ii)	demand, claim, enforce, prove and give receipt for;

	(iii)	file claims and proofs, give receipt and take all proceedings and do all things which the Security Agent considers reasonably necessary to recover; and

	(iv)	collect and receive Distributions of any kind whatsoever in respect, or on account, of,

the Relevant Liabilities due from Holdco or Opco, provided that in taking any such action under the RPM Finance Documents, the Security Agent shall act in accordance with the instructions of RPM provided that such instructions are, to the extent they relate to the sale process of the Secured Assets, not in conflict with any instructions given by the Instructing Creditor.

(d)

If, for any reason whatsoever, the Security Agent is not entitled or elects not to take any such action mentioned in clause 11.2(a), (b) or (c), the relevant Creditors shall do so promptly on the request by the Security Agent.

(e)

Where a Controlled Creditor is prohibited from proving for any Liabilities under clauses 11.1(a)(ii), 11.1(b)(ii), 11.1(c)(ii) or 11.1(d)(ii) and such prohibition would result in that Controlled Creditor permanently losing its right to file a claim and prove for the relevant Liabilities if such action is not taken at that time, the relevant Controlled Creditor may (subject to the rights of the Security Agent under clause 11.2 (Exercise of rights)) file a claim and prove for such Liabilities to the extent necessary to prevent that Creditor permanently losing the right to prove for any such Liabilities provided, in each case, that any amounts received by the relevant Controlled Creditor as a result of or pursuant to such action shall be treated in accordance with clauses 5.7 (Turnover: RPM Liabilities),

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6.5 (Turnover: Shareholder Liabilities), 7.6 (Turnover: Intra-Group Liabilities) and 6.1(c) (Prohibited actions: Shareholders Liabilities) (as the case may be).

12.	APPLICATION OF PROCEEDS

12.1	Application (Opco Security Documents)

All proceeds of enforcement of the Transaction Security under the Opco Security Documents and all amounts paid to the Security Agent under this Agreement in relation to such proceeds shall be applied in the following order and in each case pro rata to outstanding amounts owing:

(a)

first, in payment of unpaid fees, costs and expenses and Liabilities (including interest on them recoverable under the Opco Counter Indemnity Agreements, the Opco Debt Guarantees, the Opco Security Documents, the Opco Funding Loan Agreement and any other Finance Documents) incurred by or on behalf of the Security Agent and the Opco Security SPV (and any receiver, attorney. adviser, delegate or agent appointed by them or either of them) and the remuneration of the Security Agent and the Opco Security SPV and their respective advisers, attorneys, delegates and agents under the above- mentioned agreements;

	(b)	second, in payment of unpaid costs and expenses incurred by or on behalf of Holdco in connection with the enforcement of the First Ranking Opco Debt Guarantee and the Opco Security Documents;

	(c)	third, in payment to Holdco for applications towards unpaid and outstanding Opco Funding Loan Liabilities;

(d)

fourth, in payment of unpaid costs and expenses incurred by or on behalf of RPM in connection with the enforcement of the Second Ranking Opco Debt Guarantee, the Third Ranking Opco Debt Guarantee and the Opco Security Documents;

	(e)	fifth, in payment to RPM towards claims of RPM under the Second Ranking Opco Debt Guarantee in respect of the A Preference Share Equity Claims;

	(f)	sixth, in payment to RPM towards claims of RPM under the Third Ranking Opco Debt Guarantee in respect of the RPM Holdco A Preference Share Equity Claims; and

	(g)	seventh, in payment of the surplus (if any) to Opco or other person(s) entitled to it,

and pending that application shall be held by the Security Agent as agent for the beneficiaries entitled to it. No such proceeds or amounts shall be applied in payment of any amounts specified in any of the paragraphs in this clause 12.1 until all amounts specified in any earlier paragraph have been paid.

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12.2	Application (Holdco Security Documents)

All proceeds of enforcement of the Transaction Security under the Holdco Security Documents and all amounts paid to the Security Agent under this Agreement in relation to such proceeds shall be applied in the following order and in each case pro rata to outstanding amounts owing:

(a)

first, in payment of unpaid fees, costs and expenses and Liabilities (including interest on them recoverable under the Holdco Security Documents, the RPM Funding Loan Agreement, the Plateau Funding Loan Agreement and any other Finance Documents) incurred by or on behalf of the Security Agent (and any receiver, attorney, adviser, delegate or agent appointed by it) and the remuneration of the Security Agent and its advisers, attorneys, delegates and agents under the above-mentioned agreements;

	(b)	second, in payment of unpaid costs and expenses incurred by or on behalf of RPM or the Borrower in connection with the enforcement of the Holdco Security Documents;

(c)

third, to the Security Agent for applications towards unpaid and outstanding RPM Funding Loan Liabilities and Plateau Funding Loan Liabilities pro rata to the proportion that the Plateau Holdco Capital Liabilities and RPM Holdco Capital Liabilities bear to Total Holdco Capital Liabilities respectively;

	(d)	fourth, in payment to RPM towards claims of RPM under the Holdco Guarantee in respect of the A Preference Share Equity Claims;

	(e)	fifth, in payment of the surplus (if any) to Holdco or other person(s) entitled to it,

and pending that application shall be held by the Security Agent as agent for the beneficiaries entitled to it. No such proceeds or amounts shall be applied in payment of any amounts specified in any of the paragraphs in this clause 12.2 until all amounts specified in any earlier paragraph have been paid.

12.3	Application (Plateau Security Documents)

All proceeds of enforcement of the Transaction Security under the Plateau Security Documents and all amounts paid to the Security Agent under this Agreement in relation to such proceeds shall be applied in the following order and in each case pro rata to outstanding amounts owing:

(a)

first, in payment of unpaid fees, costs and expenses and Liabilities (including interest on them recoverable under the Plateau Counter Indemnity Agreement, the Plateau Debt Guarantees, the Plateau Security Documents, the Senior Facilities Agreement, the RPM Standby Facility Agreement, the RPM Operating Cash Flow Shortfall Facility Agreement or the RPM Plateau A Preference Share Subscription Agreement) incurred by or on behalf of the Security Agent and the Plateau Security SPV (and any receiver, attorney.

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adviser, delegate or agent appointed by them or either of them) and the remuneration of the Security Agent and the Plateau Security SPV and their respective advisers, attorneys, delegates and agents under the above-mentioned agreements;

(b)

second, in payment of unpaid costs and expenses incurred by or on behalf of the Senior Lenders and the Plateau Hedge Counterparties in connection with the enforcement of the Plateau Debt Guarantees and the Plateau Security Documents;

(c)	third, in payment to the Senior Agent for applications towards unpaid and outstanding Senior Liabilities in the order of priority specified in the Plateau Intercreditor Agreement;

(d)	fourth, in payment of unpaid costs and expenses incurred by or on behalf of RPM in connection with the enforcement of the Second Ranking Plateau Debt Guarantee and the Plateau Security Documents;

(e)	fifth, in payment to RPM for applications towards unpaid and outstanding RPM Standby Facility Liabilities;

(f)	sixth, in payment of unpaid costs and expenses incurred by or on behalf of RPM in connection with the enforcement of the Third Ranking Plateau Debt Guarantee and the Plateau Security Documents;

(g)	seventh, in payment to RPM for applications towards unpaid and outstanding RPM Operating Cash Flow Shortfall Facility Liabilities;

(h)	eighth, in payment to RPM for application towards unpaid and outstanding A Preference Share Equity Claims (to the extent lawful); and

(h)	ninth, in payment of the surplus (if any) to the Borrower or other person(s) entitled to it,

and pending that application shall be held by the Security Agent as agent for the beneficiaries entitled to it. No such proceeds or amounts shall be applied in payment of any amounts specified in any of the paragraphs in this clause 12.3 until all amounts specified in any earlier paragraph have been paid.

12.4	Application (N2C Resource Security Documents)

All proceeds of enforcement of the Transaction Security under the N2C Resource Security Documents and all amounts paid to the Security Agent under this Agreement in relation to such proceeds shall be applied in the following order and in each case pro rata to outstanding amounts owing:

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(a)

first, in payments of unpaid fees, costs and expenses and Liabilities (including interest recoverable under the N2C Resources Counter Indemnity Agreement, the Senior Facilities Agreement and under any other Finance Documents) incurred by or on behalf of the Security Agent and the Plateau Security SPV (and any receiver, attorney, advisor, delegate or agent appointed by them or either of them) and the remuneration of the Security Agent and the Plateau Security SPV and their respective advisors, attorneys, delegates and agents under the abovementioned agreements;

(b)

second, in payment of unpaid costs and expenses incurred by or on behalf of the Senior Agent in connection with the enforcement of the guarantee provided by N2C Resources in the Senior Facilities Agreement;

(c)	third, in payment to the Senior Agent for application towards unpaid and outstanding Senior Liabilities in the order of priority specified in the Plateau Intercreditor Agreement;

(d)

fourth, in payment of unpaid costs and expenses incurred by or on behalf of RPM in connection with the enforcement of the Fourth Ranking Plateau Debt Guarantee and the N2C Resources Security Documents;

(e)	fifth, in payment to RPM for application toward unpaid and outstanding A Preference Share Equity Claims (to the extent lawful);

(f)	sixth, in payment of a surplus (if any) to N2C Resources or other persons entitled to it; and

pending that application shall be held by the Security Agent as agent for the beneficiaries entitled to it. No such proceeds or amount shall be applied in payment of any amounts specified in any of the paragraphs in this clause 12.4 until all amounts specified in any earlier paragraph have been paid.

12.5	Application (Relevant Opco Liabilities)

All amounts paid to the Security Agent under this Agreement in relation to the Relevant Opco Liabilities (whether under the turnover provisions or otherwise) shall be applied by the Security Agent in the order of priority and in each case pro rata to the outstanding amounts owing, as set out in clause 2.3 (Ranking of Relevant Opco Liabilities).

12.6	Application (Relevant Holdco Liabilities)

All amounts paid to the Security Agent under this Agreement in relation to the Relevant Holdco Liabilities (whether under the turnover provisions or otherwise) shall be applied by the Security Agent in the order of priority and in each case pro rata to the outstanding amounts owing, as set out in clause 2.2 (Ranking of Relevant Holdco Liabilities).

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12.7	Application (Relevant Borrower Liabilities)

All amounts paid to the Security Agent under this Agreement in relation to the Relevant Borrower Liabilities (whether under the turnover provisions or otherwise) shall be applied by the Security Agent in the order of priority and in each case pro rata to the outstanding amounts owing, as set out in clause 2.1 (Ranking of Relevant Borrower Liabilities).

12.8	Report recoveries

Nothing in this Agreement shall prevent any Party making claims for costs or damages in relation to the Reports provided that:

(a)

before any Party takes such action, it will (except in the case of the Senior Finance Parties) notify and consult the other Parties to whom the relevant Report is addressed on the nature of the action to be taken;

(b)

if any Senior Liabilities remain outstanding and any Shareholder receives any moneys as a result of making any claim for costs or damages in relation to any Report, the recipient shall pay an amount equal to the amount of such moneys (less the costs and expenses reasonably incurred in making such claim or conducting such necessary litigation taking into account the costs of conducting such litigation and any taxation payable in respect of the amount recovered) to the Borrower by way of a loan which shall form part of the Shareholder Liabilities (if any) owing to that Shareholder and, as such, shall rank pari passu with the other Shareholder Liabilities (if any) due to such Party in accordance with the provisions of this Agreement and otherwise be subject to the provisions of this Agreement governing that Shareholder Liability.

13.	SUBORDINATION PROTECTIONS

13.1	Continuing subordination

The subordination and priority provisions in this Agreement constitute a continuing subordination and benefit to the ultimate balance of the Senior Liabilities and the RPM Finance Liabilities respectively regardless of any intermediate payment or discharge of the Senior Liabilities or the RPM Finance Liabilities (as applicable) in whole or in part.

13.2	Avoidance of payments

If any payment by an Obligor or any release given by the Security Agent or any Security SPV (whether in respect of debts or any Security for them or otherwise) is avoided or reduced as a result of insolvency or any similar event:

(a) the liability of each Obligor under this Agreement will continue as if the payment, release, avoidance or reduction had not occurred; and

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(b)

the Security Agent or the relevant Security SPV (as applicable) will be entitled to recover the value or amount of that security or payment from each Obligor, as if the payment, release, avoidance or reduction had not occurred.

13.3	Waiver of defences

The subordination and priority provisions in this Agreement will not be affected by any act, omission, matter or thing which, but for this clause 13, would reduce or release the Parties from their obligations or otherwise prejudice such Parties’ obligations under this Agreement (without limitation whether or not known to it or any other Party) or otherwise affect those subordination and priority provisions, including:

	(a)	any time, waiver or consent granted to, or composition with, any Party or other person;

	(b)	the release of a Party or any other person;

(c)

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or Security over assets of, any Party or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any Transaction Security;

	(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of a Party or any other person;

(e)

any amendment, supplement, novation, extension (whether of maturity or otherwise) or restatement (in each case however fundamental and of whatsoever nature) or replacement of a Finance Document, a Subordinated Document or any other document or Transaction Security;

	(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document, any Subordinated Document or any other document or Transaction Security; or

	(g)	any insolvency or similar proceedings.

13.4	Appropriations

	(a)	On or before the Senior Discharge Date, each Senior Finance Party (or any agent on its behalf) may, subject to its obligations under this Agreement:

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(i)

refrain from enforcing Transaction Security or rights held or received by it (or any agent on its behalf) in respect of its Relevant Liabilities, or apply any moneys or other assets received or recovered by it under this Agreement or from any person against its Relevant Liabilities in any order or manner it thinks fit; and

(ii)

hold in an interest-bearing suspense account any moneys or other assets received from any person, unless or until such moneys or other assets received or recovered by it under the relevant Finance Documents or under this Agreement in aggregate are sufficient to bring about the Senior Discharge Date provided that when the amount of moneys received in respect of Senior Liabilities are sufficient to bring about the Senior Discharge Date, that amount shall be applied against the Senior Liabilities.

(b)	After the Senior Discharge Date but on or before the RPM Discharge Date, RPM (or any agent on its behalf) may, subject to its obligations under this Agreement:

(i)

refrain from enforcing Transaction Security or rights held or received by it (or any agent on its behalf) in respect of the RPM Finance Liabilities, or apply any moneys or other assets received or recovered by it under this Agreement or from any person against its RPM Finance Liabilities in any order or manner it thinks fit; and

(ii)

hold in an interest-bearing suspense account any moneys or other assets received from any person, unless or until such moneys or other assets received or recovered by it under the RPM Finance Documents or under this Agreement in aggregate are sufficient to bring about the RPM Discharge Date provided that when the amount of moneys received in respect of the RPM Finance Liabilities are sufficient to bring about the RPM Discharge Date, that amount shall be applied against the RPM Finance Liabilities.

14.	PRESERVATION OF CONTROLLED LIABILITIES

14.1	Preservation of Controlled Liabilities

(a)

Notwithstanding any term of this Agreement postponing, subordinating or preventing the payment of all or any part of the Controlled Liabilities, the relevant Controlled Liabilities shall, as between the Obligors and the Controlled Creditors, be deemed to remain owing or due and payable (and interest, default interest or indemnity payments shall continue to accrue) in accordance with the relevant Finance Documents or Subordinated Documents (as applicable).

(b)

No failure on the part of any Controlled Creditor to exercise, nor any delay in exercising, any right or remedy under any relevant Finance Document, or any Subordinated Document (as applicable) by reason of any term of this Agreement postponing, restricting

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or preventing such exercise shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy by any Controlled Creditor.

14.2	No liability

(a)	No Senior Finance Party will be liable to any Controlled Creditor for:

(i)

the manner of exercise or any non-exercise of its rights, remedies, powers, authorities or discretions under this Agreement (unless such liability is directly caused by its gross negligence, wilful default or fraud); or

	(ii)	any failure to collect or preserve any Controlled Liabilities or delay in doing so.

(b)	RPM will not be liable to any Controlled Creditor for:

(i)

the manner of exercise or any non-exercise of its rights, remedies, powers, authorities or discretions under this Agreement in relation to the RPM Liabilities (unless such liability arises solely from the gross negligence, wilful default or fraud of RPM); or

	(ii)	any failure to collect or preserve any RPM Liabilities or delay in doing so.

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SECTION 4: STATUS, REPRESENTATIONS AND UNDERTAKINGS

15.	STATUS OF OBLIGORS AND CONTROLLED CREDITORS

Each Controlled Creditor, each Obligor and the Pelawan Dividend Trust is a Party to this Agreement in order to acknowledge the priorities, rights and obligations set out in this Agreement and undertakes not to take or agree to take any action which may prejudice or affect the enforcement of the provisions of this Agreement or do anything which would be inconsistent with any provision of this Agreement.

16.	AMENDMENTS, CONSENTS AND OVERRIDE

16.1	Changes to this Agreement

(a)

The provisions of this Agreement may not be amended or waived except by written agreement between the Senior Agent, the Borrower, N2C Resources and RPM. Any such agreement shall be entered into by such Parties in accordance with the terms of the relevant Finance Documents, including terms in respect of consents required from the relevant Creditors. No consent of any Obligor or Shareholders or other members of the Group is required for any such amendment or waiver unless, but subject to clause 16.1(b), it alters their obligations under this Agreement or the provisions relating to any payments permitted to be made by or to them under this Agreement.

(b)

The subordination provisions in clause 11.1 (Subordination) are exclusively for the benefit of the Senior Finance Parties and RPM and may be amended or waived by the Senior Finance Parties and RPM in accordance with the terms of the relevant Finance Documents including terms in respect of consents required from the relevant Creditors.

(c) If the amendment or waiver may impose new or additional obligations on or withdraw or reduce the rights of any Party, the consent of that Party is required.

(d)

An amendment or waiver which relates to the rights or obligations of the Senior Agent, either Security SPV or the Security Agent may not be affected without the consent of the Senior Agent, the relevant Security SPV or the Security Agent (as applicable).

(e)

Any amendment or waiver given in accordance with this clause 16.1 will be binding on all parties and the Security Agent may effect, on behalf of the Senior Agent, either Security SPV or any Creditor, any amendment or waiver permitted by this clause 16.1.

16.2	Consents under Transaction Security Documents

Unless the provisions of any Finance Document expressly provide otherwise, the Security Agent may, if authorised by the Instructing Creditor give or agree a Consent under any of the Transaction Security Documents which shall be binding on each Party, except that the prior

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consent of the Senior Agent, the Borrower and RPM is required to authorise any amendment of any Transaction Security Document which would affect the nature or the scope of the Secured Assets or the manner in which proceeds of enforcement are distributed. The Instructing Creditor shall, prior to giving such authorisation, consult with RPM in order to ensure that RPM shall not be prejudiced by the granting of such authorisation in relation to the relevant Consent.

16.3	No objections

No Controlled Creditor or Obligor shall have any claim or remedy against any of:

(a)

the Senior Finance Parties by reason of (a) any transaction entered into between any Senior Finance Party or and any member of the Borrower Group, (b) any Consent or (c) any requirement or condition imposed by or on behalf of any Senior Finance Party under any Senior Finance Document or any other agreement; or

(b)

RPM by reason of (a) any transaction entered into between RPM and any member of the Borrower Group, (b) any Consent or (c) any requirement or condition imposed by or on behalf of RPM under any RPM Finance Document or any other agreement, which breaches or causes a default, an event of default or potential event of default (however described) under any Finance Document or any Subordinated Document, unless entered into in breach of, or contrary to the terms of, this Agreement.

17.	REPRESENTATIONS AND WARRANTIES

Each Controlled Creditor represents and warrants to each Senior Finance Party and RPM represents and warrants to each Subordinated Party and each Subordinated Party represents and warrants to RPM that:

17.1	it is duly incorporated (if a body corporate) and validly existing under the law of its jurisdiction of incorporation;

17.2	subject to the Legal Reservations, the obligations expressed to be assumed by it under this Agreement are legal, valid, binding and enforceable obligations;

17.3	the entry into, and performance by it of the terms of, this Agreement do not and will not conflict with:

(a) any law or regulation applicable to it;

(b) its Constitutional Documents; or

(c) any agreement or instrument binding upon it or any of its assets;

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17.4

it has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, this Agreement and the transactions contemplated by this Agreement;

17.5

all Authorisations required or desirable to make this Agreement admissible in evidence in the courts of South Africa and in the jurisdiction in which it is incorporated have been obtained or effected and are in full force and effect; and

17.6	the Subordinated Documents and (as applicable) copied to the Senior Agent on or about the Closing Date contain all the terms and conditions of the Controlled Liabilities.

18.	INFORMATION AND OTHER UNDERTAKINGS

18.1	Defaults

(a) The Senior Agent and RPM will notify each other promptly upon becoming aware of the occurrence of any Default, Event of Default, Senior Declared Default or RPM Declared Default.

(b)

Each Party will notify the Senior Agent and RPM of any Default, Event of Default, Senior Declared Default, RPM Declared Default or breach of the provisions of this Agreement promptly upon that Party becoming aware of that Default, Event of Default, Senior Declared Default, RPM Declared Default or breach.

(c)

The Senior Agent will notify the Parent and RPM of any formal request for instruction issued by it to the Senior Lenders in connection with the Senior Agent exercising its rights under clause 28.20 (Acceleration) of the Senior Facilities Agreement to declare any loans due and payable (on demand or otherwise) or to exercise or direct the Security Agent and/or any Security SPV to sell any assets under the Transaction Security pursuant to clause 3.4 (Permitted Enforcement Action: Senior Event of Default) and shall provide the Parent and RPM with a copy of that formal request if so requested by either such Party. Failure by the Senior Agent to give such notice to either Party shall not affect the efficacy of any subsequent instruction given by the Senior Lenders.

18.2	Waiver of Defaults

(a) Upon the waiver or remedy of an Event of Default in accordance with the Finance Documents, the Senior Agent or RPM (as applicable) will promptly notify the other in writing of that waiver or remedy.

(b)

Upon the waiver or remedy of an event of default or breach (however so called) under any Transaction Document, the Controlled Creditors will promptly notify the Senior Agent in writing of that waiver or remedy.

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18.3	Amount of Liabilities

Each of the Senior Agent, RPM, the Shareholders and the Intra-Group Creditors will on request by any of the others or the Security Agent from time to time notify the others and the Security Agent of details of the amount of outstanding Senior Liabilities, its outstanding RPM Liabilities, its outstanding Shareholder Liabilities or its Intra-Group Liabilities respectively.

18.4	Other information

(a)

Each Obligor authorises each Senior Finance Party and RPM to disclose to each other Senior Finance Party and RPM all information relating to it, any of its Subsidiaries or the Shareholders and the Borrower Group as a whole or any Shareholder or any member the Borrower Group coming into the possession of that Senior Finance Party or RPM in connection with any Senior Finance Document, RPM Finance Document or Subordinated Document (including the respective amounts of any Liabilities outstanding from time to time).

(b)

RPM authorises each Senior Finance Party and each Obligor to disclose to each other Senior Finance Party and each Obligor all information relating to it or any of its Subsidiaries coming into the possession of that Senior Finance Party or Obligor in connection with any Senior Finance Document, RPM Finance Document or Subordinated Document (including the respective amounts of any Liabilities outstanding from time to time).

(c)

RPM shall supply to the Senior Agent (in sufficient copies for all the Senior Finance Parties) as soon as they are available but in any event within 120 days after the end of each of its financial years, its audited consolidated financial statements for each financial year.

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18.5	Co-operation

" "

18.6	Registration and notice

The Parties will co-operate with each other with a view to reflecting the priority of the Transaction Security in any register or with any filing or registration authority and in giving written notice to any person of any of the Transaction Security.

18.7	Consultation

The Security Agent shall, so far as practicable in the circumstances, consult with the Senior Agent and RPM:

(a) before taking any formal steps to exercise any remedy against any member of the Borrower Group or taking other Enforcement Action; and

(b) generally with regard to significant matters affecting the rights of the Parties as regulated by this Agreement,

but nothing in this clause 18.7 or elsewhere in this Agreement will, as a result of any failure to consult, invalidate or otherwise affect any action or step taken without any such consultation.

18.8	Ranking overseas

Each Party undertakes to use all reasonable endeavours to ensure that the provisions of this Agreement as to the relative ranking of priorities and subordination as between the Parties shall be given effect to in all relevant jurisdictions.

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18.9	Obligors’ Agent

Each Obligor acknowledges the appointment of the Borrower as Obligors' Agent pursuant to clause 2.3 (Obligors' Agent) of the Senior Facilities Agreement and the terms of that clause are incorporated in this Agreement mutatis mutandis.

18.10	Holding Companies

(a)	The Borrower shall not (and the Shareholders shall procure that the Borrower shall not) trade, carry on any business, own any assets or incur any liabilities except for:

	(i)	the provision of administrative services (excluding treasury services) to members of the Holdco Group of a type customarily provided by a holding company to its Subsidiaries;

(ii)

ownership of shares in its direct Subsidiaries, intra-Group debit balances, intra- Group credit balances and other credit balances in bank accounts, cash and Cash Equivalent Investments but only if those shares, credit balances, cash and Cash Equivalent Investments are subject to the Transaction Security (in form and substance satisfactory to the Security Agent); and

	(iii)	any liabilities under the Transaction Documents to which it is a party and professional fees and administration costs in the ordinary course of business as a holding company.

(b)	Holdco shall not (and RPM, the Borrower, and the Shareholders shall procure that Holdco shall not) trade, carry on any business, own any assets or incur any liabilities except for:

	(i)	the provision of administrative services (excluding treasury services) to other members of the Holdco Group of a type customarily provided by a holding company to its Subsidiaries;

(ii)

ownership of shares in its direct Subsidiaries, intra-Group debit balances, intra- Group credit balances and other credit balances in bank accounts, cash and Cash Equivalent Investments but only if those shares (other than shares in the capital of each Project Company), credit balances, cash and Cash Equivalent Investments are subject to the Transaction Security (in form and substance satisfactory to the Security Agent); and

	(iii)	any liabilities under the Transaction Documents to which it is a party and professional fees and administration costs in the ordinary course of business as a holding company.

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18.11	Assumption of direct obligations

As between (a) the Senior Finance Parties and (b) Holdco and Opco, if and to the extent that Holdco or Opco is the subject of an undertaking by the Borrower or another Obligor to procure that it complies with an undertaking or obligation under the Senior Facilities Agreement (arising, for example, in its capacity as a member of the Borrower Group, a Subsidiary or an Affiliate of the Borrower or that other Obligor), each of Holdco and Opco undertakes to ensure that it will comply with that undertaking or other obligation as if that undertaking or other obligation had applied to it directly as a primary obligation under this Agreement mutatis mutandis.

18.12	Proceeds Accounts

(a)

RPM (in its capacity as shareholder of Holdco and insofar as it is possible for it to so procure, having regard to its rights as shareholder contained, inter alia, in the Holdco Shareholders Agreement) and each Obligor, shall procure that all proceeds from:

		(i)	any utilisation of or advance under the Opco Funding Loan Agreement or Opco Shareholder Loan Agreement (as the case may be);

		(ii)	any payment due under the Sale of Concentrate Agreement;

		(iii)	any payment made or to be made by RPM or the Parent (as the case may be) to Opco pursuant to clause 18.13(a) (Operating expenses taxes etc) or clause 18.14 (RPM Cure Rights); and

		(iv)	any payment made to Opco in accordance with the terms of any other Transaction Document,

is paid directly into the Opco Business Account.

(b)

RPM (in its capacity as shareholder of Holdco and insofar as it is possible for it to so procure, having regard to its rights as shareholder contained, inter alia, in the Holdco Shareholders Agreement) and each Obligor, shall procure that all proceeds from:

		(i)	any utilisation of or advance under the Holdco Funding Loan Agreements;

		(ii)	any repayment of principal or interest under the Opco Funding Loan Agreement;

		(iii)	any dividends or redemption amounts paid under the Holdco Opco A Preference Share Subscription Agreement;

		(iv)	any payment due to Holdco under the Umbrella Services Agreement and/or the Service(s) Agreements;

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(v)	any payment made or to be made by RPM or the Parent (as the case may be) to Holdco pursuant to clause 18.13(b) (Operating expenses taxes etc); and

(vi)	any payment made to Holdco in accordance with the terms of any other Transaction Document,

is paid directly into the Holdco Business Account.

(c)

Each Obligor shall procure that all proceeds from any payment made or to be made by the Parent to the Borrower pursuant to clause 18.13(a) (Operating expenses taxes etc) or by RPM to the Borrower under the RPM Standby Facility Agreement or the RPM Operating Cash Flow Shortfall Facility Agreement (including any advance thereunder) is paid directly into the Borrower Proceeds Account.

(d)

RPM (in its capacity as shareholder of Holdco and insofar as it is possible for it to so procure, having regard to its rights as shareholder contained, inter alia, in the Holdco Shareholders Agreement) and each Obligor shall procure that:

	(i)	the balance standing to the credit of the Opco Business Account shall be applied for the purposes, and in the order of priority, set out in this Agreement; and

	(ii)	the balance standing to the credit of the Holdco Business Account shall be applied for the purposes, and in the order of priority, set out in this Agreement.

(e)	Each Obligor shall procure that the balance standing to the credit of the Borrower Proceeds Account shall be applied for the purposes, and in the order of priority, set out in this Agreement.

18.13	Operating expenses, taxes etc

(a)

In circumstances where there is an Operating Cash Shortfall and the Borrower is entitled to utilise the RPM Operating Cash Shortfall Facility Agreement, the Borrower and RPM shall advance shareholder loans to Holdco to fund Operating Cash Shortfalls at Lebowa which may arise during the RPM Operating Cash Flow Shortfall Facility Availability Period in proportion to their respective shareholding in Holdco up to an aggregate amount equal to ZAR1,470,588,235 and in this regard the Borrower and RPM shall, promptly upon the request of the Senior Agent:

(i)

in relation to the Borrower, make a drawdown under the RPM Operating Cash Flow Shortfall Facility Agreement (which may include instructing RPM to pay the utilisation proceeds of the drawdown directly to Opco) and advance this amount to Holdco; and

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(ii)	in relation to RPM advance its corresponding proportion of the total funding requirement to Holdco or directly to Opco in accordance with the RPM Funding Loan Agreement.

(b)

Holdco undertakes in favour of RPM and the Senior Finance Parties to advance all proceeds received by it from RPM and the Borrower under the Holdco Funding Loan Agreements as contemplated in (a) above, to Opco under the Opco Funding Loan Agreement and Opco undertakes to utilise such funds in order to meet the operating expenditure and/or capital expenditure (including stay in business capital expenditure) arising at Lebowa and in respect of which the Operating Cash Shortfall arises.

18.14	RPM Cure Rights

" "

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(c)	" "

(d)	" "

(e)	" "

(f)	" "

18.15	RPM undertaking relating to Disposals

(a)

RPM undertakes in favour of the Senior Finance Parties that it shall not, other than in the ordinary course of business (which ordinary business shall include any empowerment transactions concluded or to be concluded in order to ensure compliance with the MPRD Act), sell, lease, rent, transfer or otherwise voluntarily dispose of by one or more transactions or a series of transactions (whether related or not), the whole or the majority of its revenues or assets, other than any disposal which in the reasonable opinion of the Majority Lenders (communicated on their behalf by the Senior Agent) would not materially affect the ability of RPM to perform its funding obligations under the RPM Finance Documents.

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(b)

Should RPM conclude a transaction contrary to the provisions of paragraph (a) above, the only remedy of the Senior Finance Parties shall be for the Senior Agent to request (in which case RPM shall be obliged to provide), Security to the satisfaction of the Senior Finance Parties in order to ensure that RPM’s funding obligations under the RPM Operating Cash Flow Shortfall Facility Agreement and the RPM Funding Loan Agreement will be met.

18.16	Certifications

Not later than 10 (ten) Business Days prior to any Payment Date, the Borrower shall provide to the Senior Agent and RPM a certificate in a form reasonably acceptable to the Senior Agent and RPM, setting out the proposed application of proceeds through the Cash Waterfalls scheduled to occur on the relevant Payment Date and the allocation of all such proceeds and each other Party will co-operate in providing such information reasonably requested by the Borrower in connection with such certification.

18.17	Mine Plan and Base Case Model

RPM (in its capacity as shareholder of Holdco and insofar as it is possible for it to procure, having regard to its rights as shareholder contained, inter alia, in the Holdco Shareholders Agreement) undertakes in favour of the Senior Finance Parties to vote in favour of changes required to the Applicable Mine Plan (or update thereof) in order to ensure that the Applicable Mine Plan (or update thereof) is in a form reasonably acceptable to the Senior Agent and incorporates the information required as set out in clause 25.5 (Mine Plan and Base Case Model) of the Senior Facilities Agreement.

18.18	B Preference Share Documents

RPM agrees and undertakes in favour of the Senior Finance Parties that until the Senior Discharge Date it shall not (x) materially amend (such as amending the terms to provide for redemption of the shares as opposed to conversion) any of the B Preference Share Documents, save for any amendments made pursuant to a share adjustment event relating to the Parent and which relate to protecting the position of RPM under the B Preference Share Documents or (y) cede, assign or otherwise transfer its rights for obligations under the B Preference Share Documents or any of them.

18.19	Payment Dates

The Parties agree that if deemed necessary in order to ensure a flow of funds through the Cash Waterfalls in order to allow the Borrower to meet any payment obligation towards the Senior Finance Parties or RPM on the relevant scheduled Payment Date under the relevant Finance Documents, Opco shall be entitled to make Permitted Payments to Holdco 1 (One) Business Day prior to the actual scheduled Payment Date for such payments and Holdco shall also be

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entitled to make Permitted Payments to the Borrower 1 (One) Business Day prior to the actual scheduled Payment Date for such payments.

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SECTION 5: FINANCE PARTIES

19.	ATTORNEY

19.1	Security Agent

RPM, each Subordinated Party and each Obligor irrevocably and by way of security appoints the Security Agent as its attorney (with full power of substitution and delegation) in its name and on its behalf to do anything which it has authorised the Security Agent to do under this Agreement and/or is obliged to do under this Agreement but has failed to do after receiving reasonable notice from the Security Agent provided that no such notice is required if, in the reasonable opinion of the Security Agent, prompt or immediate action is required or desirable to exercise such power.

19.2	Ratification

RPM, each Subordinated Party and each Obligor ratifies and confirms and agrees to ratify and confirm whatever any such attorney shall do in the proper exercise or purported exercise of the power of attorney granted by it in this clause 19.

20.	SECURITY AGENT

20.1	Appointment of the Security Agent

(a)

Each other Secured Party appoints the Security Agent to act as security agent under and in connection with the Finance Documents, the Transaction Security and this Agreement in relation to any Security.

(b)

Each other Secured Party authorises the Security Agent to exercise the rights, powers, authorities and discretions specifically given to it under or in connection with the Finance Documents, the Transaction Security and this Agreement together with any other incidental rights, powers, authorities and discretions.

20.2	Duties of the Security Agent

(a) Each relevant Secured Party shall promptly send to the Security Agent such certification as the Security Agent may reasonably require pursuant to clause 23.4 (Basis of distribution).

(b) The duties of the Security Agent under the Finance Documents, the Transaction Security and this Agreement are solely mechanical and administrative in nature.

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20.3	Role of the Security Agent

The Security Agent shall not be an agent or trustee of any Secured Party (save in each case as expressly provided in any Finance Document) or any Obligor or any other person under or in connection with any Finance Document, the Transaction Security or this Agreement.

20.4	No fiduciary duties

	(a)	Nothing in this Agreement constitutes the Security Agent as an agent, trustee or fiduciary of any other person.

(b)

The Security Agent (in its capacity as such) shall not be bound to account to any Secured Party for any sum or the profit element of any sum contracted to be received by it in terms of the Finance Documents for its own account.

20.5	Business with the Group

The Security Agent may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Borrower Group or any other person.

20.6	Rights and discretions of the Security Agent

	(a)	The Security Agent may rely on:

		(i)	any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

		(ii)	any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

	(b)	The Security Agent may assume (unless it has received notice to the contrary in its capacity as security agent or Security Agent for the Secured Parties) that:

		(i)	no default, event of default or potential event of default, however described, has occurred under a Finance Document;

		(ii)	any right, power, authority or discretion vested in any Party or any group of Creditors or RPM or the Senior Finance Parties has not been exercised; and

		(iii)	any notice or request made by the Borrower is made on behalf of and with the consent and knowledge of all the Obligors.

	(c)	The Security Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

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(d)	The Security Agent may act in relation to the Finance Documents, the Transaction Documents, the Transaction Security and this Agreement through its personnel and agents.

(e)	The Security Agent may disclose to any other Party any information it reasonably believes it has received as security agent under this Agreement and/or the Finance Documents.

(f)

Notwithstanding any other provision of any Finance Document, the Transaction Security or this Agreement to the contrary, the Security Agent is not obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation, or a breach of a fiduciary duty or duty of confidentiality.

20.7	Responsibility for documentation

The Security Agent is not responsible for:

(a)

the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Senior Agent, any other Senior Finance Party, RPM, any Subordinated Party, any Obligor or any other person given in or in connection with any Finance Document, the Subordinated Documents, this Agreement, the Information Memorandum or any part of the Information Package;

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, any Subordinated Document, Transaction Security, Transaction Document or this Agreement or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document, any Subordinated Document, Transaction Security, Transaction Document or this Agreement;

	(c)	(without prejudice to the following provisions) any failure or omission to perfect, or defect in perfecting, the Transaction Security, including:

(i) failure to obtain any Authorisation for the execution, validity, enforceability or admissibility in evidence of any Transaction Security Document; or

(ii) failure to effect or procure registration of or otherwise protect or perfect any of the Transaction Security under any laws in any territory;

	(d)	ascertaining whether all agreements and documents which should have been deposited with it (or the Senior Agent) under or pursuant to any of the Transaction Security Documents have been so deposited;

	(e)	investigating or making any enquiry into the title of any Security Provider to any of the Transaction Security;

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(f)	the failure to register any of the Transaction Security Documents in any relevant jurisdiction;

(g)	the failure to register any of the Transaction Security Documents in accordance with the provisions of the documents of title of any Security Provider to any of the Transaction Security;

(h)

the failure to take or require the Borrower or any other Obligor to take any steps to render any of the Transaction Security Documents effective as regards property or assets or to secure the creation of any ancillary security under the laws of the jurisdiction concerned;

(i)	(save as otherwise provided in this clause 20.7) taking or omitting to take any other action under or in relation to the Transaction Security Documents; or

(j)

the failure of any other Senior Finance Party, RPM or any Shareholder or other Obligor (as applicable) to perform or discharge any of its duties or obligations under the relevant Finance Documents or Subordinated Documents.

20.8	Exclusion of liability

(a)

Without limiting clause 20.8(b), the Security Agent will not be liable for any action taken by it under or in connection with any Finance Document, any Transaction Document, the Transaction Security or this Agreement, unless directly caused by its gross negligence, wilful misconduct or fraud.

(b)

No Party (other than the Security Agent) may take any proceedings against any officer, employee or agent of the Security Agent in respect of any claim it might have against the Security Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document, any Transaction Document, the Transaction Security or this Agreement and any officer, employee or agent of the Security Agent may rely on this clause 20.8 as a stipulation for its benefit (stipulatio alteri) open for acceptance by it at any time and in any manner permitted by law.

(c)

The Security Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents or this Agreement to be paid by it if it has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by it for that purpose.

20.9	Indemnities to the Security Agent

Each Creditor shall (in the proportion to its share of the Senior Liabilities or RPM Finance Liabilities (as applicable) then outstanding to all the Senior Liabilities and RPM Finance

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Liabilities (as applicable) then outstanding) indemnify the Security Agent, within three Business Days of demand, against any cost, loss or liability incurred and properly evidenced by the Security Agent (otherwise than by reason of its gross negligence, wilful misconduct or fraud) in acting as Security Agent under the Finance Documents, the Transaction Documents, the Transaction Security or this Agreement (unless it has been reimbursed by an Obligor pursuant to a Finance Document, Transaction Document, the Transaction Security (as relevant) or this Agreement).

20.10	Resignation of the Security Agent

(a)	The Security Agent may resign and appoint one of its Affiliates as successor by giving notice to the Senior Agent, the Borrower, RPM and each of the Secured Parties.

(b)

Alternatively, the Security Agent may resign by giving notice to the Senior Agent, the Borrower, RPM and each of the Secured Parties, in which case the Instructing Creditor may appoint a successor Security Agent, provided that the Instructing Creditor shall, where reasonably practicable, consult with RPM on the appointment of the successor Security Agent.

(c)

If the Instructing Creditor has not appointed a successor Security Agent in accordance with clause 20.10(b) within 30 days after notice of resignation has been given, the Security Agent (after consultation with the Senior Agent, the Borrower and RPM) may appoint a successor Security Agent.

(d)

The retiring Security Agent shall make available to its successor such documents and records and provide such assistance as its successor may reasonably request for the purposes of performing its functions as Security Agent under the Finance Documents, the Transaction Security and this Agreement.

(e)	The resignation notice of the Security Agent shall only take effect upon the appointment of a successor.

(f)

Upon the appointment of a successor, the retiring Security Agent (in its capacity as such) shall be discharged from any further obligation in respect of the Finance Documents, the Transaction Documents, the Transaction Security and this Agreement, but shall remain entitled to the benefit of this clause 20.10. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g)

After consultation with the Borrower, the Instructing Creditor may, by notice to the Security Agent, require it to resign in accordance with clause 20.10(b). In this event, the Security Agent shall resign in accordance with clauses 20.10(b) and (e).

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(h)

At any time after the appointment of a successor, the retiring Security Agent shall do and execute all acts, deeds and documents reasonably required by its successor to transfer to it (or its nominee, as it may direct) any property, assets and rights previously vested in the retiring Security Agent pursuant to the Transaction Security Documents and which shall not have vested in its successor by operation of law. All such acts, deeds and documents shall be done or, as the case may be, executed at the cost of the retiring Security Agent.

20.11	Confidentiality

(a)

The Security Agent (in acting as security agent for the Secured Parties) shall be regarded as acting through its respective security agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)

If information is received by another division or department of the Security Agent, it may be treated as confidential to that division or department and the Security Agent shall not be deemed to have notice of it.

(c)

Notwithstanding any other provision of any Finance Document or other Transaction Document to the contrary, the Security Agent is not obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty.

20.12	Credit appraisal by the Secured Parties

Without affecting the responsibility of any Obligor or other person for information supplied by it or on its behalf in connection with any Finance Document, any Transaction Document, the Transaction Security or this Agreement, each Secured Party confirms to the Security Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document, any Transaction Document, the Transaction Security or this Agreement including but not limited to:

(a) the financial condition, status and nature of each member of the Borrower Group;

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, any Transaction Document, the Transaction Security or any other agreement, Security, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document, any Transaction Document, the Transaction Security or this Agreement;

(c)

whether that Secured Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, any Transaction Document, the Transaction Security or this Agreement, the

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transactions contemplated by the Finance Documents, the Transaction Documents, the Transaction Security or this Agreement or any other agreement, Security, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document, any Transaction Document, the Transaction Security or this Agreement;

(d)

the adequacy, accuracy and/or completeness of the Information Memorandum, the Information Package and any other information provided by the Security Agent, any Party or by any other person under or in connection with any Finance Document, any Transaction Document, the Transaction Security or this Agreement, the transactions contemplated by the Finance Documents, the Transaction Documents, the Transaction Security or this Agreement or any other agreement, Security, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document, the Transaction Documents, the Transaction Security or this Agreement; and

(e)

the right or title of any person in or to, or the value or sufficiency of any part of the Secured Assets, the priority of any of the Transaction Security or the existence of any Security affecting the Secured Assets .

20.13	Deduction from amounts payable by the Security Agent

If any Party owes an amount to the Security Agent (in its capacity as such) under the Finance Documents, the Transaction Documents, the Transaction Security or this Agreement, the Security Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Security Agent would otherwise be obliged to make under the Finance Documents, the Transaction Documents, the Transaction Security or this Agreement and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents, the Transaction Documents, the Transaction Security or this Agreement, that Party shall be regarded as having received any amount so deducted.

20.14	Common parties

Notwithstanding that the Senior Agent and the Security Agent may from time to time be the same entity, the Senior Agent and the Security Agent have entered into the Finance Documents (to which they are party) in their separate capacities as agent for the Senior Finance Parties or (as appropriate) Security Agent for the Secured Parties provided that, where any Finance Document provides for the Senior Agent or Security Agent to communicate with or provide instructions to the other, while the two parties in question are the same entity, it will not be necessary for there to be any such formal communication or instructions notwithstanding that the Finance Documents provide in certain cases for the same to be in writing.

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20.15	Indemnity to the Security Agent

The Borrower shall promptly indemnify the Security Agent against any cost, loss or liability incurred and properly evidenced by the Security Agent (acting reasonably and not caused by the Security Agent’s gross negligence, wilful misconduct or fraud) as a result of:

(a) investigating any event which it reasonably believes is a default, an event of default or potential event of default, however described; or

(b)

acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised by N2C Resources, RPM, the Borrower, any Shareholder or any other Obligor (or their respective officers, agent or employees).

20.16	Security Agent expenses

The Borrower shall within 3 Business Days of demand pay the Security Agent the amount of all reasonable costs and expenses (including legal fees) incurred (and properly evidenced) by it in connection with the administration or release of any Security created pursuant to any Transaction Security Document.

21.	Security SPVs

21.1	No fiduciary duties

Nothing in this Agreement constitutes a Security SPV as an agent, trustee or fiduciary of any other person.

21.2	Rights and discretions of a Security SPV

Notwithstanding any other provision of any Finance Document, any Transaction Document, the Transaction Security or this Agreement to the contrary, a Security SPV is not obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation, or a breach of a fiduciary duty or duty of confidentiality.

21.3	Responsibility for documentation

A Security SPV is not responsible for:

(a)

the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Security Agent, the Senior Agent any other Senior Finance Party, RPM any Obligor or any other person given in or in connection with any Finance Document, any Transaction Document, this Agreement and the Information Memorandum or any part of the Information Package;

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(b)

the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, Transaction Security, Transaction Document or this Agreement or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document, Transaction Security, Transaction Document or this Agreement;

(c)	(without prejudice to the following provisions) any failure or omission to perfect, or defect in perfecting, the Transaction Security, including:

(i) failure to obtain any Authorisation for the execution, validity, enforceability or admissibility in evidence of any Transaction Security Document; or

(ii) failure to effect or procure registration of or otherwise protect or perfect any of the Transaction Security under any laws in any territory;

(d)	ascertaining whether all deeds and documents which should have been deposited with it under or pursuant to any of the Transaction Security Documents have been so deposited;

(e)	investigating or making any enquiry into the title of any Obligor to any of the Transaction Security;

(f)	the failure to register any of the Transaction Security Documents in any relevant jurisdiction;

(g)	the failure to register any of the Transaction Security Documents in accordance with the provisions of the documents of title of any Obligor to any of the Transaction Security;

(h)

the failure to take or require the Borrower or any other Obligor to take any steps to render any of the Transaction Security Documents effective as regards property or assets (including property and assets in South Africa) or to secure the creation of any ancillary charge under the laws of the jurisdiction concerned;

(i)	(save as otherwise provided in this clause 21.3) taking or omitting to take any other action under or in relation to the Transaction Security Documents; or

(j)	the failure of any other Senior Finance Party, RPM or any Obligor to perform or discharge any of its duties or obligations under the relevant Finance Documents.

21.4	Exclusion of liability

(a)

Without limiting clause 21.4(b), a Security SPV will not be liable for any action taken by it under or in connection with any Finance Document, any Transaction Document, the Transaction Security or this Agreement, unless directly caused by its gross negligence, wilful misconduct or fraud.

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(b)

No Party (other than a Security SPV) may take any proceedings against any officer, employee or agent of the relevant Security SPV in respect of any claim it might have against the relevant Security SPV or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document, any Transaction Document, the Transaction Security or this Agreement and any officer, employee or agent of the relevant Security SPV may rely on this clause 21.4(b) as a stipulation for its benefit (stipulatio alteri) open for acceptance by it at any time and in any manner permitted by law.

(c)

A Security SPV will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents or this Agreement to be paid by it if it has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by it for that purpose.

(d)

Nothing in this Agreement shall oblige a Security SPV to carry out any “know your customer” or other checks in relation to any person on behalf of any Secured Party and each Secured Party confirms to each Security SPV that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the a Security SPV.

21.5	Indemnities to the Security SPV’s

Each Creditor shall (in the proportion to its share of the Senior Liabilities or RPM Finance Liabilities (as applicable) then outstanding to all the Senior Liabilities and RPM Finance Liabilities (as applicable) then outstanding) indemnify each Security SPV, within three Business Days of demand, against any cost, loss or liability incurred and properly evidenced by the Security SPV (otherwise than by reason of its gross negligence, wilful misconduct or fraud) in acting as Security SPV under the Finance Documents, the Transaction Documents, the Transaction Security or this Agreement (unless it has been reimbursed by an Obligor pursuant to any Finance Document, any Transaction Document, the Transaction Security (as relevant) or this Agreement).

21.6	Confidentiality

Notwithstanding any other provision of any Finance Document to the contrary, a Security SPV is not obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty.

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21.7	Credit appraisal by the Secured Parties

Without affecting the responsibility of any Obligor or other person for information supplied by it or on its behalf in connection with any Finance Document, any Transaction Document, the Transaction Security or this Agreement, each other Secured Party confirms to each Security SPV that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document, any Transaction Document, the Transaction Security or this Agreement including but not limited to:

	(a)	the financial condition, status and nature of each member of the Borrower Group;

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, any Transaction Document, the Transaction Security or any other agreement, Security, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document, any Transaction Document, the Transaction Security or this Agreement;

(c)

whether that Secured Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, any Transaction Document, the Transaction Security or this Agreement, the transactions contemplated by the Finance Documents, any Transaction Document, the Transaction Security or this Agreement or any other agreement, Security, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document, any Transaction Document, the Transaction Security or this Agreement;

(d)

the adequacy, accuracy and/or completeness of the Information Memorandum and any other information provided by the Security Agent, any Party or by any other person under or in connection with any Finance Document, any Transaction Document, the Transaction Security or this Agreement, the transactions contemplated by the Finance Documents, any Transaction Document, the Transaction Security or this Agreement or any other agreement, Security, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document, any Transaction Document, the Transaction Security or this Agreement; and

(e)

the right or title of any person in or to, or the value or sufficiency of any part of the Secured Assets, the priority of any of the Transaction Security or the existence of any Security affecting the Secured Assets.

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21.8	Deduction from amounts payable by a Security SPV

If any Party owes an amount to a Security SPV under the Finance Documents, any Transaction Document, the Transaction Security or this Agreement, that Security SPV may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which that Security SPV would otherwise be obliged to make under the Finance Documents, any Transaction Document, the Transaction Security or this Agreement and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents, the Transaction Documents, the Transaction Security or this Agreement, that Party shall be regarded as having received any amount so deducted.

21.9	Security SPV expenses

The Borrower shall, within 3 Business Days of demand, pay the relevant Security SPV the amount of all costs and expenses (including legal fees) reasonably incurred and properly evidenced by it in connection with the administration or release of any Security created pursuant to any Transaction Security Document.

22.	[Intentionally left blank]

23.	SECURITY

23.1	Definitions

In this clause 23:

“Security Property” means all right, title and interest in, to and under any Transaction Security Document, including:

(a) the assets over which Security is expressed to be created pursuant to any Transaction Security Document (the “Secured Assets”);

(b) the benefit of the undertakings in any Transaction Security Document; and

(c) all sums received or recovered by the Security Agent or either Security SPV pursuant to any Transaction Security Document and any assets representing the same.

23.2	Retention of documents

The Security Agent may hold title deeds and other documents relating to any of the Secured Assets in such manner as it sees fit (including allowing a Security SPV, the Instructing Creditor or any Obligor to retain them).

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23.3	Indemnity out of Security Property

The Security Agent, and either Security SPV and every receiver, delegate, attorney, agent or other similar person appointed under any Transaction Security Document may indemnify itself out of the proceeds of realisation of the Security Property against any cost, loss or liability incurred and properly evidenced by it in that capacity (otherwise than by reason of its own gross negligence, wilful misconduct or fraud).

23.4	Basis of distribution

(a)

To enable it to make any distribution, the Security Agent may fix a date as at which the amount of any Liabilities is to be calculated and may require, and rely on, a certificate from any Party giving details of:

(i) any sums due or owing to any Party as at that date; and

(ii) such other matters as it thinks fit.

(b)

The Senior Finance Parties, N2C Resources, the Borrower, Holdco, Opco and RPM shall provide the Security Agent with such written information as it may reasonably require for the purposes of carrying out its duties and obligations under the Transaction Security Documents and, where appropriate, with such necessary directions in writing so as to enable the Security Agent to make the calculations and applications contemplated by clause 12 (Application of proceeds) and to apply amounts received under, and the proceeds of realisation of, the Transaction Security Documents as contemplated by the Transaction Security Documents and clause 12 (Application of proceeds).

23.5	No duty to collect payments

Except as otherwise stated in this Agreement, the Security Agent and each Security SPV shall not have any duty:

(a)

to ensure that any payment or other financial benefit in respect of any of the Secured Assets or any Relevant Liabilities or any Controlled Liabilities is duly and punctually paid, received or collected; or

(b)

to ensure the taking up of any (or any offer of any) stocks, shares, rights, moneys or other property accruing or offered at any time by way of interest, dividend, redemption, bonus, rights, preference, option, warrant or otherwise in respect of any of the Secured Assets or any Relevant Liabilities or any Controlled Liabilities.

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23.6	Appropriation

(a)

Each Party irrevocably waives any right to appropriate any payment to, or other sum received, recovered or held by, the Security Agent in or towards payment of any particular part of the Relevant Liabilities or Controlled Liabilities (as the case may be) and agrees that the Security Agent shall have the exclusive right to do so.

(b) Clause 23.6(a) will override any application made or purported to be made by any other person.

23.7	Investments

All money received or held by the Security Agent or either Security SPV pursuant to this Agreement may, in the name of, or under the control of, the Security Agent:

(a) be invested in any investment of a non-speculative nature;

(b) be deposited at such bank or institution (including itself, any other Senior Finance Party or any Affiliate of any Senior Finance Party) as it thinks fit,

and such monies received or held by the Security Agent or either Security SPV shall be treated as “trust property” for the purpose of the Financial Institutions (Protection of Funds) Act, 2001 on the basis that the relevant Creditors who are entitled to such amounts are the principals in relation to such amounts.

23.8	Suspense account

Subject to clause 23.9 (Timing of distributions), the Security Agent may:

(a) hold in an interest bearing suspense account any moneys received by it from any Party; and

(b) invest an amount equal to the balance from time to time standing to the credit of that suspense account in any of the investments authorised by clause 23.7 (Investments).

23.9	Timing of distributions

Distributions by the Security Agent shall be made as and when determined by it.

23.10	Delegation

(a) The Security Agent may:

(i) employ and pay an agent selected by it to transact or conduct any business and to do all acts required to be done by it (including the receipt and payment of money);

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(ii)	delegate to any person on any terms (including power to sub-delegate) all or any of its functions; and

(iii)

with the prior consent of the Instructing Creditor, appoint, on such terms as it may determine, or remove, any person to act either as separate or joint security agent with those rights and obligations vested in the Security Agent by this Agreement or any Transaction Security Document.

(b)	The Security Agent will not be:

	(i)	responsible to anyone for any misconduct or omission by any agent, delegate or security agent appointed by it pursuant to clause 23.10(a); or

	(ii)	bound to supervise the proceedings or acts of any such agent, delegate or security agent,

provided that it exercises reasonable care in selecting that agent, delegate or security agent.

23.11	Unwinding

Any appropriation or distribution which later transpires to have been or is agreed by the Security Agent to have been invalid or which has to be refunded shall be refunded and shall be deemed never to have been made.

23.12	Party

The Security Agent and each Security SPV shall be entitled to assume that a Party is acting in a particular capacity stated in this Agreement or an Accession Agreement unless notified to the contrary.

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SECTION 6: CHANGES TO PARTIES

24.	CHANGES TO PARTIES

24.1	Assignment and transfers by Parties

No Party may cede, assign, delegate or transfer all or any part of its rights, benefits or obligations under this Agreement without the prior written consent of the Instructing Creditor (unless it is to a person who is a Permitted Transferee) and then in either case subject to compliance with the provisions of clause 24.2.

24.2	Assignments and transfers by Parties

(a)

A Party (in this capacity the “Transferor”) may (x) if the Instructing Creditor has given its prior written consent therefore or (y) in terms of a Permitted RPM Transfer or a transfer by a Senior Finance Party to a Permitted Transferee, cede, assign, delegate or transfer any of its rights and/or obligations under this Agreement to another person (a “Transferee”) to whom a Transferor is permitted to cede, assign, delegate or transfer rights, benefits and obligations under the applicable Transaction Documents.

(b)

A cession, assignment, delegation or transfer will only be effective if the Security Agent executes an Accession Agreement duly completed and signed on behalf of the Transferee under which the Transferee agrees to be bound by all of the terms of this Agreement as if it had originally been party to this Agreement.

(c)

Each Party (other than the Transferee) irrevocably authorises the Security Agent to execute on its behalf any Accession Agreement which has been duly completed and executed on behalf of the Transferee.

24.3	Hedge Counterparties

No person entering into any Treasury Transaction with Opco in connection with protection against or benefit from fluctuation in any rate or price will be entitled to share in any Transaction Security or any guarantee or indemnity in any Finance Document in relation to those Treasury Transactions in respect of any of the Liabilities arising under or in any Finance Document in connection with that Treasury Transaction, or benefit from the representations, warranties or undertakings of any Party in connection therewith.

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24.4	Accession of Intra-Group Creditors

(a)

The Parent will procure that any member of the Borrower Group or other person (a “New Obligor”) which grants any Security or guarantee in respect of, or otherwise becomes liable for, any Controlled Liabilities after the date of this Agreement will promptly complete, sign and deliver to the Security Agent an Accession Agreement under which the New Obligor agrees to be bound by all of the terms of this Agreement as if it had originally been a party to this Agreement as an Obligor.

(b)

Each Party (other than the New Obligor) irrevocably authorises the Security Agent to execute on its behalf any Accession Agreement which has been duly completed and signed on behalf of that New Obligor.

24.5	Senior Agent Acting for Senior Finance Parties

(a)

The Parties acknowledge and agree that pursuant to the Senior Facilities Agreement and the Plateau Intercreditor Agreement, the Senior Agent is authorised by each Senior Finance Party amongst others, to:

(i) enter into this agreement as the Agent of the Senior Finance Parties under this Agreement;

(ii)

to exercise the rights, powers, authorities and discretions specifically given to the Senior Finance Parties under or in connection with this Agreement together with any other incidental rights, powers, authorities and discretions on behalf of the Senior Finance Parties.

(b)

Accordingly it shall not be necessary for a Senior Finance Party which is not directly a Party to this Agreement to become a Party to this Agreement and all instructions to the Senior Agent relating to the exercise of the rights, powers, authorities and discretions given to the Senior Agent or the other Senior Finance Parties in connection with this Agreement shall be given by the Senior Finance Parties under the Senior Facilities Agreement and the Plateau Intercreditor Agreement, as applicable and the Senior Finance Parties shall be bound by the actions of the Senior Agent under this Agreement.

24.6	Notification by Security Agent

The Security Agent will promptly notify the Senior Agent, RPM and the Borrower of the receipt and execution by it of any Accession Agreement.

24.7	Benefit of Agreement

This Agreement will be binding upon, and ensure for the benefit of, each Party and its or any subsequent successors or assigns.

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SECTION 7: ADMINISTRATION

25.	[Intentionally left blank.]

26.	COSTS AND EXPENSES

26.1	Indemnity

The Obligors will indemnify each of the Senior Finance Parties on demand from and against (a) any reasonable cost, loss or liability incurred and properly evidenced by each such Senior Finance Party (otherwise than by reason of its gross negligence, wilful misconduct or fraud) in connection with the negotiation, preparation, execution, amendment, release, performance and/or (b) subject to any binding court order to the contrary, any costs, loss or liability reasonably incurred by each such Senior Finance Party (otherwise than by reason of its gross negligence, wilful misconduct or fraud) in connection with the enforcement or attempted enforcement of, or preservation of any such parties rights' under, this Agreement, including any present or future stamp or other taxes or duties and any penalties or interest with respect thereto which may be imposed by any competent jurisdiction in connection with the execution or enforcement of this Agreement or in consequence of any payment being made under and in terms of this Agreement (whether made by an Obligor or a third person) being impeached or declared void for any reason whatsoever.

26.2	Interest

Amounts payable under clause 26.1 (Indemnity) which are not paid on demand shall carry default interest at the default rate referred to in clause 14.3 (Default interest) of the Senior Facilities Agreement both before and after judgment, from the date of demand and shall form part of the applicable Relevant Liabilities. All such default interest shall be compounded monthly in arrears.

27.	NOTICES

27.1	Communication in Writing

Subject to clause 27.4 (Electronic communication), any communication to be made under or in connection with this Agreement shall be made in writing and, unless otherwise stated, may be made by fax or letter.

27.2	Notices

(a) Each Party chooses the address set out opposite its name below as its address to which any written notice in connection with this Agreement may be addressed.

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(i)	Anooraq Resources Corporation

Plateau
4 th Floor, 82 Grayston Drive Off Esterhysen Lane Sandton Telefax No.: (011) 883 0836
Attention: The Company Secretary

Hunter Dicksinson
No. 1020, 800 West Street Vancouver, BC V6C 2V6
Telefax No.: +1 604 684 8092 Attention: Mr. Ronald W. Thiessen

(ii)	N1C Resources Inc.

Plateau
4 th Floor, 82 Grayston Drive Off Esterhysen Lane Sandton Telefax No.: (011) 883 0836
Attention: The Company Secretary

Hunter Dicksinson
No. 1020, 800 West Street Vancouver, BC V6C 2V6
Telefax No.: +1 604 684 8092 Attention: Mr. Ronald W. Thiessen

(iii)	N2C Resources Inc.

Plateau
4 th Floor, 82 Grayston Drive Off Esterhysen Lane Sandton Telefax No.: (011) 883 0836
Attention: The Company Secretary

Hunter Dicksinson
No. 1020, 800 West Street Vancouver, BC V6C 2V6
Telefax No.: +1 604 684 8092 Attention: Mr. Ronald W. Thiessen

(iv)	Plateau Resources (Proprietary) Limited

4 th Floor, 82 Grayston Drive Off Esterhysen Lane Sandton Telefax No.: (011) 883 0836
Attention: The Company Secretary

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(v)	Richtrau No. 179 (Proprietary) Limited

C/o Plateau
4 th Floor, 82 Grayston Drive Off Esterhysen Lane Sandton Telefax No.: (011) 883 0836
Attention: The Company Secretary

(vi)	Richtrau No. 177 (Proprietary) Limited

C/o Plateau
4 th Floor, 82 Grayston Drive Off Esterhysen Lane Sandton Telefax No.: (011) 883 0836
Attention: The Company Secretary

(vii)	Micawber 634 (Proprietary) Limited

C/o GMG Trust Company (SA) (Proprietary) Limited
5 th Floor, the Terraces
25 Protea Road
Claremont
Telefax No. 086 649 2700 Attention: Sally Clifton

With copy to:

Standard Chartered Bank (as Senior Agent)
5 th Floor, 1 Basinghall Avenue London, EC2V 5DD
Attention: Christopher Hurford and Aimee Flynn Telefax No. 0207 885 6460

(viii)	Micawber 603 (Proprietary) Limited

C/o GMG Trust Company (SA) (Proprietary) Limited
5 th Floor, the Terraces
25 Protea Road
Claremont
Telefax No. 086 649 2700 Attention: Sally Clifton

With copy to:

Standard Chartered Bank (as Senior Agent)
5 th Floor, 1 Basinghall Avenue London, EC2V 5DD
Attention: Christopher Hurford and Aimee Flynn Telefax No. 0207 885 6460

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(ix)	Rustenburg Platinum Mines Limited

RPM
No. 55 Marshall Street Marshalltown Johannesburg
Telefax No.: (011) 373 5111 Attention: The Company Secretary

(x)	Standard Chartered Bank (as Senior Agent)

5 th Floor, 1 Basinghall Avenue
London, EC2V 5DD
Attention: Christopher Hurford and Aimee Flynn Telefax No. 0207 885 6460

(xi)	Standard Chartered Bank (as Security Agent)

5 th Floor, 1 Basinghall Avenue
London, EC2V 5DD
Attention: Christopher Hurford and Aimee Flynn Telefax No. 0207 885 6460

(xii)	The Pelawan Dividend Trust

4 th Floor, 82 Grayston Drive Off Esterhysen Lane Sandton

Telefax No.: (011) 883 0836 Attention: The Company Secretary

(b)

Any notice or communication required or permitted to be given in terms of this Agreement shall be valid and effective only if in writing but it shall be competent to give notice by telefax transmitted to its telefax number set out opposite its name above.

(c)

Any Party may by written notice to the other Parties change its chosen address and/or telefax number for the purposes of clause 27.2(a) to any other address(es) and/or telefax number, provided that the change shall become effective on the fourteenth day after the receipt of the notice by the addressee.

(d)	Any notice given in terms of this Agreement shall:

	(i)	if sent by a courier service be deemed to have been received by the addressee on the 7th (seventh) Business Day following the date of such sending;

	(ii)	if delivered by hand be deemed to have been received by the addressee on the date of delivery;

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(iii)	if transmitted by facsimile be deemed to have been received by the addressee on the first Business Day after the date of transmission;

unless the contrary is proved.

(e)

Notwithstanding anything to the contrary herein contained, a written notice or communication actually received by a Party shall be an adequate written notice or communication to it, notwithstanding that it was not sent to or delivered at its chosen address and/or telefax number.

27.3	Domicilia

(a)

Each of the Parties chooses its physical address set out opposite its name in clause 27.2(a) as its domicilium citandi et executandi at which documents in legal proceedings in connection with this Agreement may be served.

(b)

Any Party may by written notice to the other Parties change its domicilium from time to time to another address, not being a post office box or a poste restante, in South Africa; provided that any such change shall only be effective on the fourteenth day after the receipt or deemed receipt of the notice by the other Parties pursuant to clause 27.2(d).

27.4	Electronic communication

	(a)	Any communication to be made between the Parties under or in connection with this Agreement may be made by electronic mail or other electronic means, if the relevant Parties:

		(i)	agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

		(ii)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

		(iii)	notify each other of any change to their address or any other such information supplied by them.

(b)

Any electronic communication made between the Parties will be effective only when actually received in readable form and in the case of any electronic communication made by any Party to the Senior Agent, the Security Agent or any Security SPV only if it is addressed in such a manner as the Senior Agent, the Security Agent or relevant Security SPV shall specify for this purpose.

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27.5	English Language

(a) Any notice given under or in connection with this Agreement must be in English.

(b) All other documents provided under or in connection with this Agreement must be:

(i) in English; or

(ii)

if not in English, and if so required by the Security Agent or any other Senior Finance Party accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

28.	MISCELLANEOUS

28.1	Certificates and determinations

Any certification or determination by a Senior Finance Party of a rate or amount under any Senior Finance Document is prima facie evidence of the matters to which it relates.

28.2	Severability

Each provision in this Agreement is severable from all others, notwithstanding the manner in which they may be linked together or grouped grammatically, and if in terms of any judgment or order, any provision, phrase, sentence, paragraph or clause is found to be defective or unenforceable for any reason, the remaining provisions, phrases, sentences, paragraphs and clauses shall nevertheless continue to be of full force. In particular, and without limiting the generality of the aforegoing, the Parties hereto acknowledge their intention to continue to be bound by this Agreement notwithstanding that any provision may be found to be unenforceable or void or voidable, in which event the provision concerned shall be severed from the other provisions, each of which shall continue to be of full force.

28.3	Sole Record

This document (read with the Senior Facilities Agreement as contemplated by clause 1.2(d)) constitutes the sole record of the agreement between the Parties in regard to the subject matter thereof and no Party shall be bound by any express or implied term, representation, warranty, promise or the like, not recorded herein.

28.4	Co-operation

The Parties undertake at all times to do all such things, to perform all such acts and to take all such steps and to procure the doing of all such things, the performance of all such actions and

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the taking of all such steps as may be open to them and necessary for or incidental to the putting into effect or maintenance of the terms, conditions and import of this Agreement.

28.5	Costs

(a) The costs of and incidental to the negotiation, preparation and execution of this Agreement shall be paid in accordance with the terms of the Senior Finance Documents.

(b)

All properly evidenced legal costs incurred by any Party in consequence of any default of the provisions of this Agreement by any other Party shall be payable on demand by the defaulting Party on the scale as between attorney and own client and shall include collection charges, the costs incurred by the non-defaulting Party in endeavouring to enforce such rights prior to the institution of legal proceedings and the costs incurred in connection with the satisfaction or enforcement of any judgement awarded in favour of the non-defaulting Party in relation to its rights in terms of or arising out of this Agreement, all such costs to be properly evidenced.

28.6	Remedies and waivers

(a)

No failure to exercise, nor any delay in exercising, on the part of any Creditor, any right or remedy under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

(b) A waiver given or consent granted by any Creditor under this Agreement will be effective only if given in writing and then only in the instance and for the purpose for which it is given.

28.7	Discharge of Relevant Liabilities

For the avoidance of doubt, no Creditor shall be required to give any Consent under any provision of this Agreement after the date on which its Relevant Liabilities have been fully and irrevocably paid or discharged and all commitments of that Party in respect of its Relevant Liabilities have expired or been cancelled.

28.8	Counterparts

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

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28.9	Failure to execute

Failure by one or more Parties (“Non-Signatories”) to execute this Agreement will not invalidate the provisions of this Agreement as between the other Parties who do execute this Agreement. Any Non-Signatories may execute this Agreement (or a counterpart of this Agreement) on a subsequent date and will thereupon become bound by its provisions.

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SECTION 8: GOVERNING LAW AND ENFORCEMENT

29.	GOVERNING LAW

The entire provisions of this Agreement shall be governed by and construed in accordance with the laws of South Africa.

30.	ENFORCEMENT

30.1	Jurisdiction

(a)

The Parties hereby irrevocably and unconditionally consent to the non-exclusive jurisdiction of the South Gauteng High Court, Johannesburg (or any successor to that division) in regard to all matters arising from this Agreement.

(b)

This clause 30.1 is for the benefit of the Senior Finance Parties only. As a result, no Senior Finance Party shall be prevented from taking proceedings relating to or arising out of this Agreement in any other courts with jurisdiction. To the extent allowed by law, the Senior Finance Parties may take concurrent proceedings in any number of jurisdictions.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

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Schedule 1

AUCTION PROCESS

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Schedule 2

Accession Agreement

THIS AGREEMENT is made on [•]

BETWEEN:

(1)	[•] (the [“New [Senior Finance Party/RPM/Obligor/Intra-Group Creditor/Shareholder]”]); and

(2)	[•] in its capacity as Security Agent under the Intercreditor Agreement.

WHEREAS:

(A)

This Agreement is supplemental to a global intercreditor agreement dated [x] 2009 (the “Intercreditor Agreement”) between, amongst others, the Parent, certain of its subsidiaries and the Security Agent.

(B)

This Agreement has been entered into to record the accession of [name of New Senior Finance Party/RPM/Obligor/Intra-Group Creditor/Shareholder] [[•]] as [a Senior Finance Party/RPM/ Obligor/Intra-Group Creditor/Shareholder] under [the Senior Facilities Agreement (as referred to in the Intercreditor Agreement) and] the Intercreditor Agreement.

IT IS AGREED as follows:

1.	Definitions

1.1	Words and expressions defined in the Intercreditor Agreement have the same meanings when used in this Agreement.

1.2

The provisions of clause 1.2 (Construction) to 1.3 (Inconsistencies with other Documents) of the Intercreditor Agreement apply to this Agreement as though they were set out in this Agreement except that references to the Intercreditor Agreement are to be construed as references to this Agreement.

2.	Accession of New [Senior Finance Party/RPM/Obligor/Intra-Group Creditor/Shareholder]

2.1

The New [Senior Finance Party/RPM/Obligor/Intra-Group Creditor/Shareholder] [[•]] agrees to become, with immediate effect, a party to, and agrees to be bound by the terms of, the Intercreditor Agreement and the Senior Facilities Agreement] as if it had originally been party to the Intercreditor Agreement [and the Senior Facilities Agreement] as [a Senior Finance Party/RPM//Obligor/Intra-Group Creditor/Shareholder] in that capacity or capacities (as applicable) and it shall perform all of the undertakings and agreements set out in the

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Intercreditor Agreement and given by [a] [an] [Senior Finance Party/RPM/Obligor/Intra-Group Creditor/Shareholder].

2.2	The New [Senior Finance Party/RPM/Obligor/Intra-Group Creditor/Shareholder] [[•]] confirms that its address details for notices in relation to clause 27 (Notices) are as follows:

Address: [•]

Facsimile: [•]

Attention: [•]

2.3

The Security Agent for itself and the other parties to the Intercreditor Agreement other than the New [Senior Finance Party/RPM/Obligor/Intra-Group Creditor/Shareholder] confirms the acceptance of the New [Senior/RPM/ Obligor/Intra-Group Creditor/ Shareholder] [•] as [a Senior Finance Party/RPM/Obligor/Intra-Group Creditor/Shareholder] for the purposes of the Intercreditor Agreement and the Senior Facilities Agreement].

3.	Counterparts

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were a single copy of this Agreement.

4.	Governing law

This Agreement is governed by and construed in accordance with the laws of South Africa.

IN WITNESS whereof this Agreement has been duly executed on the date first above written.

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Schedule 3

Fundamental Event of Default

A Fundamental Event of Default will occur if:

1.	Insolvency

1.1	Opco is unable to pay its debts as they fall due or suspends making payments on any of its debts or announces an intention to do so except that no Fundamental Event of Default will occur if:

1.1.1	the debt or debts referred to above are in relation to a single creditor for amounts not exceeding the Single Creditor Limit; or

1.1.2	the debt or debts referred to above are in relation to any two or more creditors for an aggregate amount not exceeding the Multiple Creditor Limit.

For the purposes of this paragraph, the “Single Creditor Limit” means R7 500 000 and the “Multiple Creditor Limited” R30 000 000 (Indexed).

1.2

The consolidated gross assets of Opco (fairly valued) are less than the consolidated liabilities of Opco (fairly valued), for which purposes, the consolidated liabilities of Opco will exclude any amount owed to Holdco.

Reference to “fairly valued” in this paragraph 1.2 means the valuations signed off by the directors in the latest financial statements or an independent valuation obtained at the request of the Senior Agent.

2.	Insolvency process

2.1	a shareholder or board resolution is passed for the winding-up, judicial management or dissolution of Holdco or Opco;

2.2	an order for the winding up, judicial management or dissolution is made in respect of Holdco or Opco;

2.3	a liquidator, judicial manager or similar officer is appointed in respect of Holdco, Opco or any of their assets,

2.4

corporate action, legal proceedings or other procedure or step is taken in relation to the suspension of payments, a moratorium of indebtedness or a scheme of arrangement or other similar arrangement with creditors of Opco except that no Fundamental Event of Default will occur under 2.1, 2.2, 2.3 or 2.4 if:

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(a)	such step or procedure is part of a reorganisation on a solvent basis which does not constitute an Event of Default;

(b)	where any of the above insolvency related procedures are initiated or commenced at the instance of the Borrower or a Senior Finance Party; or

(c)

an application for winding-up presented by a creditor which is (x) frivolous or vexatious or (y) contested in good faith and with due process and diligence and in either case ((x) or (y)) is discharged or struck out within 30 days of commencement.

3.	Mineral rights

Opco no longer has its Mining Rights or ceases to carry on its [business (including, for the avoidance of doubt, its mining operations for 90 days (including any period of care and maintenance).

4.	RPM Related Change of Control

A “Change of Control” (as defined in the Senior Facilities Agreement) occurs because RPM has ceased to have legal and beneficial ownership of at least 25.1% of the issued equity share capital of Holdco.

5.	Tag Along

The Security Agent designates a Tag Along Event as a Fundamental Event of Default in accordance with paragraph 1.7 of Schedule 1.

6.	RPM Enforcement Action

RPM becomes entitled to take and takes Enforcement Action under paragraph (b) of clause 5.6 (Permitted Enforcement Action: RPM Liabilities).

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[The New [Senior Finance Party/RPM/Obligor/Intra-Group Creditor/Shareholder]

EXECUTED and DELIVERED by	)
[Name]	)

The [Security/Senior] Agent

SIGNED for and on behalf of	)
[Name]

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SIGNATORIES

THE PARENT

SIGNED at __________________ on this the ________ day of ____________ 2009.

For and on behalf of
ANOORAQ RESOURCES CORPORATION

/s/ signed

____________________________
Name:
Capacity:
Who warrants his authority hereto

____________________________
Name:
Capacity:
Who warrants his authority hereto

N1C RESOURCES

SIGNED at __________________ on this the ________ day of ____________ 2009.

For and on behalf of
N1C RESOURCES INC.

/s/ signed
____________________________
Name:
Capacity:
Who warrants his authority hereto

____________________________
Name:
Capacity:
Who warrants his authority hereto

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N2C RESOURCES

SIGNED at __________________ on this the ________ day of ____________ 2009.

For and on behalf of
N2C RESOURCES INC.

/s/ signed
____________________________
Name:
Capacity:
Who warrants his authority hereto

____________________________
Name:
Capacity:
Who warrants his authority hereto

THE BORROWER

SIGNED at __________________ on this the ________ day of ____________ 2009.

For and on behalf of
PLATEAU RESOURCES (PROPRIETARY) LIMITED

/s/ signed
____________________________
Name:
Capacity:
Who warrants his authority hereto

____________________________
Name:
Capacity:
Who warrants his authority hereto

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HOLDCO

SIGNED at __________________ on this the ________ day of ____________ 2009.

For and on behalf of
RICHTRAU NO. 179 (PROPRIETARY) LIMITED

/s/ signed
____________________________
Name:
Capacity:
Who warrants his authority hereto

____________________________
Name:
Capacity:
Who warrants his authority hereto

OPCO

SIGNED at __________________ on this the ________ day of ____________ 2009.

For and on behalf of
RICHTRAU NO. 177 (PROPRIETARY) LIMITED

/s/ signed
____________________________
Name:
Capacity:
Who warrants his authority hereto

____________________________
Name:
Capacity:
Who warrants his authority hereto

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PLATEAU SECURITY SPV

SIGNED at Johannesburg on this the 12 day of June 2009.

For and on behalf of
MICAWBER 634 (PROPRIETARY) LIMITED

/s/ signed
____________________________
Name:
Capacity:
Who warrants his authority hereto

____________________________
Name:
Capacity:
Who warrants his authority hereto

OPCO SECURITY SPV

SIGNED at Johannesburg on this the  12 day of June 2009.

For and on behalf of
MICAWBER 603 (PROPRIETARY) LIMITED

/s/ signed
____________________________
Name:
Capacity:
Who warrants his authority hereto

____________________________
Name:
Capacity:
Who warrants his authority hereto

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RPM

SIGNED at __________________ on this the ________ day of ____________ 2009.

For and on behalf of
RUSTENBURG PLATINUM MINES LIMITED

/s/ signed
____________________________
Name:
Capacity:
Who warrants his authority hereto

____________________________
Name:
Capacity:
Who warrants his authority hereto

THE SENIOR AGENT

SIGNED at __________________ on this the ________ day of ____________ 2009.

For and on behalf of
STANDARD CHARTERED BANK

/s/ signed
____________________________
Name:
Capacity:
Who warrants his authority hereto

/s/ signed
____________________________
Name:
Capacity:
Who warrants his authority hereto

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THE SECURITY AGENT

SIGNED at __________________ on this the ________ day of ____________ 2009.

For and on behalf of
STANDARD CHARTERED BANK

/s/ signed
____________________________
Name:
Capacity:
Who warrants his authority hereto

/s/ signed
____________________________
Name:
Capacity:
Who warrants his authority hereto

THE PELAWAN DIVIDEND TRUST

SIGNED at __________________ on this the ________ day of ____________ 2009.

For and on behalf of
THE PELAWAN DIVIDEND TRUST

/s/ signed

____________________________
Name: TUMELO MOATLHODI MOTSISI
Capacity: Trustee
Who warrants his authority hereto

/s/ signed

____________________________
Name: ASNA CHRIS HAROLD MOTAUNG

Capacity: Trustee
Who warrants his authority hereto

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